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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Centex Corporation
3333 Holding Corporation

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☒ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

January , 2004	3333 HOLDING CORPORATION

2728 N. Harwood Street	2728 N. Harwood Street

Dallas, Texas 75201	Dallas, Texas 75201

Dear Centex Stockholder:

      You are cordially invited to attend a special joint meeting of the stockholders of Centex Corporation (“Centex”) and the holders of the beneficial interests in the common stock of 3333 Holding Corporation (“Holding”), which will be held on February      , 2004, at 9:00 a.m. local time, at Centex’s offices at 2728 N. Harwood Street, 10th Floor, Dallas, Texas. At the joint special meeting, you will be asked to consider and vote upon proposals for both Centex and Holding.

Centex Proposals

      At the joint special meeting, you will be asked to consider and vote upon proposals to (a) amend the Restated Articles of Incorporation of Centex to increase the authorized shares of common stock of Centex from 100,000,000 to 300,000,000 to permit Centex to effect a two-for-one stock split in the form of a stock dividend, and (b) terminate the Nominee Agreement (the “Nominee Agreement”) among Centex, Holding, Centex Development Company, L.P. (the “Partnership”) and Mellon Investor Services LLC.

      The Centex Corporation Board of Directors has authorized a two-for-one stock split in the form of a stock dividend, subject to stockholder approval of an increase in the number of authorized shares and subject to final approval of the stock split by the Executive Committee of the Board of Directors. After taking into account the number of shares issued by Centex and shares reserved for issuance under certain benefit plans, Centex has insufficient authorized shares to effect this stock split at this time. Accordingly, the Board of Directors has proposed an amendment to our restated Articles of Incorporation to increase our authorized shares to 300 million. Upon completion of the stock split, Centex will have approximately 125 million shares outstanding. While the charter amendment will provide Centex with additional shares in excess of the amount needed to effect the stock split, Centex has no current plans to use such additional shares at this time.

      You also are being asked to vote on a proposal to terminate the Nominee Agreement. The purpose of terminating the Nominee Agreement is to facilitate the transactions described below, which will result in Holding and the Partnership becoming indirect subsidiaries of Centex.

Holding Proposal

      At the joint special meeting, you will also be asked to consider and vote upon a series of transactions (referred to as the “Transaction”), including adoption of the Agreement and Plan of Merger, dated as of November 17, 2003, by and among Centex, 3333 Acquisition Corp., a wholly owned subsidiary of Centex, and Holding, pursuant to which 3333 Acquisition Corp. will merge with and into Holding (the “Holding Merger”). As a result of the merger, Holding will become a wholly owned subsidiary of Centex. Ancillary to the merger with Holding is a merger of Centex Development Acquisition, L.P., a partnership subsidiary of Centex, with and into the Partnership (the “Partnership Merger”). Completion of the Holding Merger requires the approval of the Transaction and adoption of the merger agreement by the holders of the beneficial interests of Holding.

      Centex stockholders will be entitled to receive cash in connection with the Holding Merger in an amount that is equal to $.01 per share of Centex common stock owned with respect to their beneficial ownership of Holding common stock, and cash in connection with the Partnership Merger in an amount that is equal to $.01 per share of Centex common stock owned with respect to their beneficial ownership of warrants to purchase units of limited partnership interest (the “Stockholder Warrants”) in the Partnership, for a total of $.02 per share of Centex common stock owned, which is equal to 50% of last quarter’s cash dividend. Centex stockholders (who own the beneficial interests in the Holding common stock and the Stockholder Warrants) would continue to own indirectly the same equity value in Holding

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and the Partnership before and after consummation of the Transaction because, after the mergers, Holding and the Partnership will become subsidiaries of Centex.

      The Boards of Directors believe that one of the principal reasons for organizing the Partnership in 1987  — to create a separate vehicle for the development of commercial and industrial tracts whose time horizons typically run substantially longer than residential tracts without encumbering the Centex balance sheet — no longer justifies the cost of operating Holding and the Partnership as separate public companies. The Partnership has taken advantage of strong buyer demand and has sold a number of properties during the last twelve months. Centex has made the decision to allocate nearly all available capital to its homebuilding operations, and Centex does not intend to make future capital contributions to the Partnership. Accordingly, the Partnership will focus on completing and leasing up its existing portfolio rather than new development.

      Each holder of Centex common stock already owns, by virtue of the tandem trading arrangement, substantially all of the equity value in Holding and subsidiaries, including the Partnership, through either his or her beneficial interest in Holding common stock or his or her ownership of Centex common stock.

      After the completion of the Transaction, Centex stockholders should benefit from:

•	reduced complexity in the corporate structure relating to the businesses operated by Holding, the Partnership and their respective subsidiaries;

•	reduced legal, accounting and audit fees and expenses from the operation of Holding and the Partnership as separate public reporting companies; and

•	improved efficiencies through the direct management of Centex Development Company UK Limited (which owns Fairclough Homes Group Limited, a British home builder) by Centex’s principal homebuilding subsidiary, Centex Homes.

      A recent accounting pronouncement is another reason to complete the Transaction. The Financial Accounting Standards Board Interpretation No. 46 may result in Centex having to consolidate Holding and the Partnership in its financial statements in addition to Holding and the Partnership having to report their financial statements separately. Such consolidation, if required, would eliminate certain benefits of the tandem trading structure’s original purpose.

      Holding’s Board of Directors, upon the recommendation of a special committee of independent directors, has determined that the Holding Merger is advisable, fair to, and in the best interests of the holders of the beneficial interests in Holding common stock. Accordingly, the Board of Directors of Holding has approved the merger agreement for the Holding Merger, declared it advisable, and recommends that you vote “FOR” the adoption of the merger agreement, at the special meeting.

      This joint proxy statement provides you with detailed information about the proposals and the special meeting. We encourage you to read carefully this entire document, including all its appendixes.

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      Thank you for your continued support as we proceed to consider and implement these important transactions.

Very truly yours,

Laurence E. Hirsch
Chairman and Chief Executive Officer
Centex Corporation

Roger O. West
Chairman of the Board
3333 Holding Corporation

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting of Centex and Holding stockholders, please take the time to vote by completing the enclosed proxy cards and mailing it to us. You may instead vote by following the Internet instructions on the proxy cards. If you sign and mail your proxy cards without indicating how you want to vote, your proxy will be counted as a vote “FOR” the proposals. If you neither return your card nor vote by the Internet, your shares will not be voted at the special meeting, and if you do not instruct your broker how to vote any shares held for you in “street name,” your shares will not be voted at the special meeting. There is no need to send any Centex stock certificates to us in your proxy envelope or otherwise.

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Preliminary Copy, Subject to Completion

CENTEX CORPORATION

and
3333 HOLDING CORPORATION

PROXY STATEMENT

and
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF EACH CORPORATION

To Be Held February       , 2004

INDEX

CENTEX CORPORATION

Notice of Special Meeting of Stockholders	1
Proxy Statement	2

3333 HOLDING CORPORATION

Notice of Special Meeting of Stockholders	13
Proxy Statement	24
Appendix A — Agreement and Plan of Merger	A-1
Appendix B — Fairness Opinion	B-1

          Proxies are being solicited separately by the Board of Directors of Centex Corporation and 3333 Holding Corporation. To ensure representation of your shares at the special meetings of BOTH companies, you must vote and submit BOTH proxies by telephone, over the Internet or by mail in the manner described in the accompanying proxies. Stockholders are encouraged to review the accompanying proxy statement of EACH company carefully.

CENTEX CORPORATION
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INTRODUCTION
Purposes of the Special Meeting
Recommendation of the Board of Directors
ABOUT THE MEETING
Who Can Vote
How You Can Vote
How Proxies Will be Voted
How to Revoke Your Proxy
Required Vote
Expenses of Soliciting Proxies
ITEM 1. AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
Reasons For The Amendment
Background Information
Vote Necessary to Approve Proposal
ITEM 2. TERMINATION OF THE NOMINEE AGREEMENT
Tandem Securities
The Proposal
Reasons For the Termination
Effects of the Termination
Vote Necessary to Approve Proposal
WHERE YOU CAN FIND MORE INFORMATION
STOCKHOLDER PROPOSALS
3333 HOLDING CORPORATION
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE MEETING
PROXY STATEMENT
INTRODUCTION
Purposes of the Special Meeting
Recommendation of the Board of Directors
TANDEM SECURITIES
ABOUT THE MEETING
Who Can Vote
How You Can Vote
How Proxies Will be Voted
How to Revoke Your Proxy
Required Vote
Expenses of Soliciting Proxies
ITEM 1. THE TRANSACTION
Parties to the Mergers and Other Transactions
Effect of the Mergers and Other Transactions
Business After Completion of the Transaction
Payment for the Shares
Background of the Transaction; Past Contacts, Transactions or Negotiations
Reasons for the Mergers
Recommendation of the Boards of Directors and Special Committee
Opinion of Financial Advisor
Interests of Certain Persons in the Merger and the Other Transactions
Regulatory Matters
Material United States Federal Income Tax Consequences
Consequences to U.S. Holders
Consequences to Non-U.S. Holders
Dissenters’ Rights
The Merger Agreement
Other Information
WHERE YOU CAN FIND MORE INFORMATION
STOCKHOLDER PROPOSALS
Appendix A
Appendix B

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Agreement and Plan of Merger	Appendix A
Fairness Opinion	Appendix B

      This document incorporates important business and financial information about Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. from documents filed with the Securities and Exchange Commission that are not included in, or delivered with, this document. This information is available without charge at the Securities and Exchange Commission’s website at http://www.sec.gov and at Centex’s website at http://www.centex.com, as well as from other sources. See “Where You Can Find More Information” below.

FORWARD LOOKING STATEMENTS.

      The proxy statements of Centex Corporation and 3333 Holding Corporation and the documents attached to or incorporated by reference herein contain or are based upon forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when either Centex Corporation or

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3333 Holding Corporation is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. With respect to any discussions of the expected performance and results of operations of Centex Corporation, 3333 Holding Corporation or Centex Development Company, L.P., risks and uncertainties include the following: general economic conditions and interest rates; the cyclical and seasonal nature of Centex Corporation’s, 3333 Holding Corporation’s or Centex Development Company, L.P.’s businesses; adverse weather; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financial programs; governmental regulations; changes in governmental and public policy; changes in economic conditions specific to any one or more of Centex Corporation’s, 3333 Holding Corporation’s or Centex Development Company, L.P.’s markets and businesses; competition; availability of raw materials; and unexpected operations difficulties. These and other factors are described in Centex Corporation’s, 3333 Holding Corporation’s and Centex Development Company, L.P.’s most recent Annual Reports on Form 10-K for the fiscal year ended March 31, 2003, and their quarterly reports on Form 10-Q for the quarters ended June 30 and September 30, 2003, which are filed with the Securities and Exchange Commission.

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CENTEX CORPORATION

2728 N. Harwood Street
Dallas, Texas 75201

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held February       , 2004

To the Stockholders:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Centex Corporation, a Nevada corporation, will be held at Centex Corporation’s corporate offices at 2728 N. Harwood Street, 10th Floor, in the City of Dallas, Texas on                     , February      , 2004 at 9:00 a.m. (Central Time) for the following purposes:

(1) To amend the Restated Articles of Incorporation of Centex Corporation to increase the authorized shares of common stock of Centex from 100,000,000 to 300,000,000.

(2) To approve the termination of the Nominee Agreement by which the beneficial interests in the 3333 Holding Corporation common stock and in the warrants to purchase Class B Units of limited partnership interest in Centex Development Company, L.P. trade in tandem with the Centex Corporation common stock.

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors of Centex Corporation has fixed the close of business on January      , 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

      You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, you can be sure your shares are represented at the meeting by promptly voting and submitting your Centex Corporation proxy by telephone, by Internet or by completing, signing, dating and returning the accompanying form of Centex Corporation proxy in the enclosed envelope. Your Centex Corporation proxy will be returned to you if you choose to attend the meeting and request such return.

By Order of the Board of Directors

RAYMOND G. SMERGE
Executive Vice President, Chief Legal
Officer and Secretary

Dallas, Texas

January      , 2004

      Proxies are being solicited separately by the Boards of Directors of Centex Corporation and 3333 Holding Corporation. To ensure representation of your shares at the special meetings of both companies, you must vote and submit both proxies by telephone, over the Internet or by mail in the manner described in the accompanying proxies.

CENTEX CORPORATION

PROXY STATEMENT

Special Meeting of Stockholders

To Be Held February      , 2004

INTRODUCTION

      The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Centex Corporation, a Nevada corporation (“Centex”), for use at a Special Meeting of Stockholders of Centex to be held on February      , 2004, and at any adjournment thereof (the “Special Meeting”). The mailing address of the executive offices of Centex is 2728 N. Harwood, Dallas, Texas 75201. The approximate date on which this proxy statement and accompanying proxy were first sent to stockholders was on or about January      , 2004.

Purposes of the Special Meeting

      At the Special Meeting, action will be taken by Centex stockholders upon the following matters:

(1) To amend the Restated Articles of Incorporation of Centex to increase the authorized shares of common stock of Centex from 100,000,000 to 300,000,000.

(2) To approve the termination of the Nominee Agreement by which the beneficial interests in the common stock of 3333 Holding Corporation, a Nevada corporation (“Holding”), and in the warrants to purchase Class B Units of limited partnership interest in Centex Development Company, L.P., a Delaware limited partnership (the “Partnership”), trade in tandem with the Centex common stock. The purpose of terminating the Nominee Agreement is to facilitate the transaction described in the accompanying proxy statement of Holding starting on page 29 (the “Transaction”).

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors of Centex (the “Centex Board” or the “Centex Board of Directors”) does not know of any matters that may be acted upon at the Special Meeting other than the matters set forth in items (1) and (2) above.

      As a result of the Transaction, Holding and the Partnership would become indirect subsidiaries of Centex. Centex Stockholders (who own beneficial interests in the common stock of Holding and the warrants to purchase Class B Units of limited partnership interest in the Partnership in the same proportion as their Centex common stock) would continue to own indirectly the same equity value in Holding and the Partnership before and after consummation of the Transaction.

Recommendation of the Board of Directors

      The Centex Board of Directors recommends a vote FOR the amendment to the Restated Articles of Incorporation of Centex and FOR the termination of the Nominee Agreement.

      Proxies are being solicited separately by the Boards of Directors of Centex and Holding. To ensure representation of your shares at the special meetings of BOTH companies, you must vote and submit BOTH proxies by telephone, over the Internet or by mail in the manner described in the accompanying proxies.

ABOUT THE MEETING

Who Can Vote

      Record holders (“Centex Stockholders”) of Centex common stock, par value $.25 per share (“Centex Common Stock”), at the close of business on January                     , 2004 may vote at the Special Meeting. On that date, the issued and outstanding capital stock of Centex entitled to vote at the Special Meeting consisted of [62,257,751] shares of Centex Common Stock. Each holder of Centex Common Stock will be entitled to one vote per share upon the amendment to the Restated Articles of Incorporation, the termination of the nominee agreement by and among Centex, Holding, the Partnership and the nominee (the “Nominee Agreement”) and each other matter that is described above or that may be properly brought before the Special Meeting.

How You Can Vote

      Centex Stockholders can vote their Centex shares at the Special Meeting by voting and submitting the accompanying Centex proxy by telephone, over the Internet, or by completing, signing, dating and returning the Centex proxy in the enclosed envelope.

How Proxies Will be Voted

      Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the Special Meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted FOR the amendment to the Restated Articles of Incorporation and FOR the termination of the Nominee Agreement.

      The Centex Board does not intend to present, nor does it have information that others will present, any business at the Special Meeting other than as is set forth in the attached Notice of Special Meeting of Stockholders of Centex. However, if other matters requiring the vote of stockholders come before the Special Meeting, it is the intention of the persons named in the accompanying form of Centex proxy to vote the proxies held by them in accordance with their best judgment in such matters.

How to Revoke Your Proxy

      Any Centex Stockholder has the unconditional right to revoke his, her or its Centex proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the Special Meeting and voting in person or by written notice to Centex addressed to Raymond G. Smerge, Secretary, Centex Corporation, 2728 N. Harwood, Dallas, Texas 75201. No such revocation will be effective, however, unless received by Centex at or prior to the Special Meeting.

Required Vote

      The presence at the Special Meeting, in person or by proxy, of a majority of the outstanding shares of Centex Common Stock is necessary to constitute a quorum. Abstentions and, by definition, broker non-votes will be counted as present for the purpose of establishing a quorum.

      The affirmative vote of the holders of a majority of the outstanding shares of Centex Common Stock entitled to vote thereon at the Special Meeting is required to approve the amendment to the Restated Articles of Incorporation. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the amendment.

      The affirmative vote of the holders of a majority of the shares of Centex Common Stock present or represented by proxy and entitled to vote at the Special Meeting is required to terminate the Nominee Agreement. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the termination of the Nominee Agreement. In your capacity as holders of Centex Common Stock, no vote is required for approval of the Transaction. In your capacity as holders of beneficial interests in Holding

Common Stock, your vote on the Transaction is being solicited. Please see the accompanying proxy statement of Holding for more detail.

      As of the record date for the Special Meeting, Centex and Holding directors and executive officers owned [1,674,874] shares of Centex Common Stock, representing approximately [2.69%] of the outstanding shares of Centex Common Stock. Centex has been advised that all of such persons intend to vote in favor of the proposals described above at the Special Meeting. Your vote is very important.

Expenses of Soliciting Proxies

      The cost of soliciting proxies for the Special Meeting will be borne by Centex. Solicitation may be made by mail, personal interview, telephone or other electronic means by officers and other employees of Centex, who will receive no additional compensation therefor. To aid in the solicitation of proxies, Centex has retained the firm of Georgeson Shareholder Communications Inc., which will receive a fee of approximately $8,500, plus out-of-pocket expenses. In addition Georgeson will charge a fee of $5.00 for each telephone call it makes soliciting a proxy. Centex will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT OF CENTEX

Management

      The following table sets forth information as of December 19, 2003 with respect to the beneficial ownership of Centex Common Stock by (i) each director and executive officer of Centex, and (ii) all directors and executive officers of Centex as a group (15 persons). Except as otherwise indicated, all shares are owned directly, and the owner has the sole voting and investment power with respect thereto.

	Centex Common Stock(1)

	Number of Shares		Percent
Name of Beneficial Owner	Beneficially Owned		of Class

Barbara T. Alexander	37,796		*
Dan W. Cook III	95,347		*
Leldon E. Echols	157,071		*
Juan L. Elek	103,649		*
Timothy R. Eller	1,010,295	(2)	1.61%
Thomas J. Falk	2,750		*
Laurence E. Hirsch	2,225,171		3.52%
Clint W. Murchison, III	106,307		*
Frederic M. Poses	6,254		*
David W. Quinn	120,474		*
Thomas M. Schoewe	8,971		*
Raymond G. Smerge	38,788		*
Robert S. Stewart	66,171		*
Paul T. Stoffel	333,463	(3)	*
All directors and executive officers of Centex as a group (15 persons)	4,314,332		6.68%

*	Less than 1%.

(1)	Shares covered by stock options that are outstanding under the Centex Corporation Amended and Restated 1987 Stock Option Plan or the Centex Corporation 2001 Stock Plan and exercisable on

December 19, 2003 or within 60 days thereafter are included as “beneficially owned” pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Amounts include the following shares that may be acquired upon exercise of such stock options: Ms. Alexander — 19,512 shares; Mr. Cook — 91,597 shares; Mr. Echols — 146,176 shares; Mr. Elek — 101,899 shares; Mr. Eller — 748,719 shares; Mr. Hirsch — 1,106,910 shares; Mr. Murchison — 66,747 shares; Mr. Poses — 4,504 shares; Mr. Quinn — 95,515 shares; Mr. Schoewe — 5,621 shares; Mr. Smerge — 7,940 shares; Mr. Stewart — 51,960 shares; Mr. Stoffel — 83,524 shares; and all directors and executive officers of Centex as a group — 2,532,449 shares. In addition, this table includes shares of Centex Common Stock that are deemed to be beneficially owned as of December 19, 2003 pursuant to the Centex Common Stock Fund of the Amended and Restated Profit Sharing and Retirement Plan of Centex Corporation, a defined contribution plan (the “Profit Sharing Plan”), as follows: Mr. Eller — 5,569 shares; Mr. Hirsch — 4,911; shares; Mr. Quinn — 3,809 shares; Mr. Smerge — 2,032 shares; and all executive officers of Centex as a group — 16,321 shares.

Amounts also include shares of Centex Common Stock that are owned indirectly by limited partnerships of such directors and executive officers on December 19, 2003 as follows: Mr. Eller — 82,400 shares; Mr. Hirsch — 240,000 shares; and all directors and executive officers of Centex as a group — 332,400 shares. Amounts also include restricted shares of Centex Common Stock granted as of: (a) July 19, 2003: Ms. Alexander — 750 shares; Mr. Cook — 750 shares; Mr. Elek — 750 shares; Mr. Falk — 750 shares; Mr. Murchison — 750 shares; Mr. Poses — 750 shares; Mr. Schoewe — 750 shares; and Mr. Stoffel — 750 shares; (b) May 14, 2003: Mr. Echols — 7,895 shares; Mr. Eller — 17,272 shares; Mr. Hirsch — 20,000 shares; Mr. Smerge — 6,316 shares; Mr. Stewart — 4,211 shares; (c) April 1, 2002: Mr. Hirsch — 19,850 shares; (d) April 3, 2001: Mr. Eller — 25,000 shares; Mr. Hirsch — 25,000 shares; and Mr. Quinn — 20,000 shares; and (e) July 19, 2001: Ms. Alexander — 1,000 shares; Mr. Cook — 1,000 shares; Mr. Elek — 1,000 shares; Mr. Murchison — 1,000 shares; Mr. Poses  — 1,000 shares; and Mr. Stoffel — 1,000 shares. As of December 19, 2003, directors and executive officers of Centex as a group owned 157,544 restricted shares of Centex Common Stock. The recipients are entitled to receive dividends on the restricted shares and have the right to vote the restricted shares.

(2)	Includes 131,335 shares which Mr. Eller has the right to receive under Centex’s Long Term Incentive Plan.

(3)	This amount excludes 10,000 shares owned by Mr. Stoffel’s spouse as to which Mr. Stoffel has disclaimed beneficial ownership pursuant to the rules and regulations of the SEC.

Certain Beneficial Owners

      The following table sets forth information with respect to the holders of shares of Centex Common Stock who are known to Centex to be beneficial owners of more than five percent of such shares outstanding.

	Centex Common Stock

	Number of Shares	Percent
Name and Address of Beneficial Owner	Beneficially Owned	of Class

AXA Assurances I.A.R.D. Mutuelle(1)	5,882,758	9.5%
370 Rue Saint Honore
Paris, France 75001
Greenhaven Associates, Inc.(2)	4,330,300	7.0%
Three Manhattanville Road
Purchase, New York 10577

(1)	Based solely upon information contained in the Schedule 13G of AXA Assurances I.A.R.D. Mutuelle filed with the Commission on February 12, 2003 with respect to shares of Centex Common Stock owned as of December 31, 2002 (the “AXA Assurances I.A.R.D. Mutuelle 13G”), but calculating the percentage shown by dividing the number of such shares of Centex Common Stock by the total number of shares of Centex Common Stock issued and outstanding on December 19, 2003. According to the AXA Assurances I.A.R.D. Mutuelle 13G, such number includes the following: sole voting power — 2,991,465; shared voting power — 646,115; sole dispositive power — 5,290,498 and shared dispositive power — 592,260.

(2)	Based solely upon information contained in the Schedule 13G of Greenhaven Associates, Inc. filed with the Commission on January 21, 2003 with respect to shares of Centex Common Stock owned as of December 31, 2002 (the “Greenhaven 13G”), but calculating the percentage shown by dividing the number of such shares of Centex Common Stock by the total number of shares of Centex Common Stock issued and outstanding on December 19, 2003. According to the Greenhaven 13G, such number includes 1,031,000 shares over which Greenhaven Associates, Inc. had both sole voting power and sole dispositive power, and 3,299,300 shares over which Greenhaven Associates, Inc. had shared dispositive power.

ITEM 1. AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

APPROVAL OF AN AMENDMENT TO THE RESTATED ARTICLES

OF INCORPORATION OF CENTEX CORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF CENTEX COMMON STOCK

      The Board of Directors of Centex proposes to amend the Restated Articles of Incorporation of Centex to increase the number of authorized shares of Centex Common Stock. The purpose of this proposal is to enable Centex to effect potential future stock splits and stock dividends that will make Centex stock affordable for a broader base of stockholders, and to issue Centex Common Stock for other proper corporate purposes that may be identified in the future. The proposed amendment would increase the number of authorized shares of Common Stock from 100,000,000 shares to 300,000,000 shares.

      The Board of Directors adopted the proposed amendment to the Restated Articles of Incorporation at its October 16, 2003 meeting, subject to stockholder approval, and declared the proposal to be advisable. Accordingly, stockholders are asked to vote on the following resolution:

RESOLVED, THAT THE RESTATED ARTICLES OF INCORPORATION OF CENTEX CORPORATION BE AMENDED TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT THE CORPORATION IS AUTHORIZED TO ISSUE TO THREE HUNDRED MILLION (300,000,000), TO BE EFFECTED BY AMENDING ARTICLE FOURTH OF THE CORPORATION’S RESTATED ARTICLES OF INCORPORATION TO READ IN ITS ENTIRETY AS FOLLOWS:

FOURTH: THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS THREE HUNDRED FIVE MILLION (305,000,000). ALL SUCH SHARES ARE TO HAVE A PAR VALUE AND ARE CLASSIFIED AS (i) FIVE MILLION (5,000,000) SHARES OF PREFERRED STOCK (“PREFERRED STOCK”), EACH SHARE OF SUCH STOCK HAVING SUCH PAR VALUE AS THE BOARD OF DIRECTORS OF THE CORPORATION MAY FROM TIME TO TIME DESIGNATE IN THE RESOLUTIONS PROVIDING FOR THE ISSUANCE THEREOF, AS HEREINAFTER PROVIDED, AND (ii) THREE HUNDRED MILLION (300,000,000) SHARES OF COMMON STOCK (THE “COMMON STOCK”), EACH SHARE OF SUCH STOCK HAVING A PAR VALUE OF $0.25.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO CENTEX’S RESTATED ARTICLES OF INCORPORATION.

Reasons For The Amendment

      An increase in the amount of Common Stock authorized by Centex’s Restated Articles of Incorporation is necessary for Centex to declare a two-for-one stock split. The Board of Directors has delegated authority to the Executive Committee of the Board of Directors to approve and effectuate such a stock split and has determined that Centex will continue to pay the same quarterly per share dividend rate, such that Centex Stockholders will receive twice the quarterly dividend on a post-split basis, if the amendment is approved by stockholders and the stock split is approved by the Executive Committee. The Executive Committee has decided to authorize the stock split, subject to no material changes to Centex’s financial condition or results of operations or the market price for Centex Common Stock. This planned stock split would be effected as a dividend of one additional share of Centex Common Stock for each share of Centex Common Stock then issued, so that the resulting post-split number of shares in each account is twice the pre-split number of shares. Without approval of the proposed amendment to Centex’s Restated Articles of Incorporation, Centex would not have sufficient authorized Common Stock to declare a two-for-one stock split. Generally, stock splits are intended to shift the market price range of Centex Common Stock to a level that will facilitate increased trading activity and will broaden the marketability of the Centex Common Stock.

      Approval of the proposed amendment will allow Centex to declare a corresponding stock split in the form of a stock dividend while maintaining flexibility similar to the flexibility that currently exists for Centex to use capital stock for future business and financial purposes. Authorized but unissued shares of Centex Common Stock may be used by Centex for any purpose permitted under Nevada law, including to raise capital; to provide equity incentives to employees, officers and directors; and to enter strategic transactions that the Board of Directors believes provide the potential for growth and profit. Authorized but unissued shares of Centex Common Stock may also be used to oppose a hostile takeover attempt or to delay or prevent a change in control of Centex, although Centex has no present intention to issue shares for such purpose. The proposed amendment arises out of business and financial considerations, and Centex is not aware of any threat of takeover or change in control.

      Under the proposed amendment, each of the newly authorized shares of Centex Common Stock will have the same rights and privileges as currently authorized Centex Common Stock. Adoption of the proposed amendment will not affect the rights of the holders of currently outstanding Centex Common Stock nor will it change the par value of the Centex Common Stock. The last increase in the number of authorized shares of Centex Common Stock was approved by stockholders in 1998.

Background Information

      The number of shares of Centex Common Stock issued as of the record date for the Special Meeting was [63,865,691], which includes [1,607,940] shares that Centex holds as treasury stock. There are also [12,036,339] shares subject to issuance for outstanding awards or available for future grants under various benefit plans for employees and directors. The remaining [24,097,970] shares that are currently authorized but unissued are not sufficient for a two-for-one stock split.

      The authorized capital of Centex currently consists of 100,000,000 shares of Common Stock, $0.25 par value per share, and 5,000,000 shares of Preferred Stock. Since the proposed amendment would increase the number of authorized shares of Common Stock to 300,000,000, the total number of authorized shares would thereby be increased to 305,000,000. The proposed amendment to increase the authorized number of shares of Common Stock does not change the number of shares of Preferred Stock that Centex is authorized to issue. There are no shares of Preferred Stock currently outstanding.

      If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to Centex’s Restated Articles of Incorporation with the Secretary of State of the State of Nevada. However, if stockholders approve the proposed amendment to Centex’s Restated Articles of Incorporation, the Board of Directors retains the discretion under Nevada law to abandon and not implement the proposed amendment to the Restated Articles of Incorporation and the number of authorized shares would accordingly remain at its current level.

      Centex has been advised by tax counsel that a split in the form of a stock dividend would result in no gain or loss or realization of taxable income to the holders of Centex Common Stock under existing federal tax law. The adjusted tax basis in the Centex Common Stock you own before the stock split (if one is approved) will be allocated between the Centex Common Stock received and the Centex Common Stock you already held. The holding period of the Centex Common Stock received in the stock split will include the period for which you held the Centex Common Stock on which the stock dividend was distributed. Non-U.S. stockholders should consult with their financial advisors regarding tax treatment in other jurisdictions.

Vote Necessary to Approve Proposal

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the Special Meeting is necessary for approval of Agenda Item 1. Proxies that are granted without providing voting instructions will be voted FOR approval of Agenda Item 1.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO CENTEX’S RESTATED CERTIFICATE OF INCORPORATION.

ITEM 2. TERMINATION OF THE NOMINEE AGREEMENT

APPROVAL OF THE TERMINATION OF THE NOMINEE AGREEMENT

Tandem Securities

      On November 30, 1987, Centex distributed as a dividend to its stockholders, through a nominee (such nominee and its successors are referred to as the “Nominee”), all of the 1,000 issued and outstanding shares of common stock, par value $.01 per share (“Holding Common Stock”), of Holding, and 900 of the issued and outstanding warrants (the “Stockholder Warrants”) to purchase Class B Units of limited partnership interest in the Partnership. 3333 Development Corporation, a Nevada corporation and a wholly owned subsidiary of Holding (“Development”), is the general partner of the Partnership. The purpose for the distribution was to facilitate Centex’s entry into a broader line of business, general real estate development, which Centex hoped would ultimately enhance stockholder value by generating long-term benefits through the appreciation of real estate investments, the development of real estate and use of the partnership form of doing business.

      The Nominee holds the shares of Holding Common Stock and the Stockholder Warrants on behalf of and for the benefit of persons who are from time to time the Centex Stockholders. Each Centex Stockholder owns a beneficial interest in that portion of the Holding Common Stock and the Stockholder Warrants that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. These beneficial interests of the Holding stockholders are not represented by a separate certificate or receipt. Instead, each Centex Stockholder’s beneficial interests in such pro rata portion of the shares of Holding Common Stock and the Stockholder Warrants are represented by the certificate or certificates evidencing such Centex Stockholder’s Centex Common Stock, and are currently tradable only in tandem with, and as a part of, each such Centex Stockholder’s Centex Common Stock. These restrictions on transfer are imposed by the terms of the Nominee Agreement. Centex Common Stock certificates issued after the date of the Nominee Agreement bear a legend referring to the restrictions on transfer imposed thereby.

      Without the consent of Centex, the Stockholder Warrants are not exercisable before they detach from the tandem-traded securities arrangement on November 7, 2007.

      Subject to the approval by Centex Stockholders of the termination of the Nominee Agreement (Agenda Item 2 for Centex Stockholders), and subject to the approval of the stockholders of Holding of the series of transactions by which Holding and the Partnership would become subsidiaries of Centex, referred to as the Transaction (see page 31 below), the Holding Common Stock and the Stockholder Warrants would be converted into cash and the tandem trading arrangement terminated.

      The beneficial interests in Holding Common Stock and the Stockholder Warrants are held by Centex Stockholders in the same proportions as their Centex Common Stock such that they will remain the beneficial owners of the same equity value of Holding and the Partnership before and after the consummation of the Transaction.

The Proposal

      The Board of Directors of Centex proposes to terminate the Nominee Agreement as part of the Transaction in which the tandem trading of the Holding Common Stock and the Stockholder Warrants will be eliminated. For additional information concerning the other aspects of the Transaction, see pages 29-60 of Holding’s proxy statement.

      On November 17, 2003, Centex, Holding and the Partnership, in connection with their execution of the merger agreements described below, entered into an amendment to the Nominee Agreement. The amendment provides that upon the agreement of Centex, Holding and the Partnership, and subject to receipt of the requisite vote of the stockholders of Centex, the Nominee Agreement may be terminated without a subsequent detachment or distribution of the Holding Common Stock or the Stockholder Warrants. Prior to the amendment, the Nominee Agreement provided that upon the termination of the Nominee Agreement the Nominee would surrender the Holding Common Stock and the Stockholder Warrants for reregistration to the Centex Stockholders. Because the two mergers that are a part of the Transaction (referred to as the Holding Merger and Partnership Merger) will effect a conversion of these securities into cash, it was necessary to amend the Nominee Agreement to permit the conversion into cash without a detachment and reregistration. Because the Holding Common Stock will be converted to cash in the Holding Merger and the Stockholder Warrants will be converted to cash in the Partnership Merger, there is no need for the Nominee Agreement to continue after the effective time of those mergers. The amendment to the Nominee Agreement makes clear that upon the agreement of the interested entities and a vote of the Centex Stockholders, the Nominee Agreement can be terminated. The Board of Directors of Centex adopted the proposed resolution relating to termination of the Nominee Agreement at its October 16, 2003 meeting, subject to stockholder approval, and declared the proposal to be advisable. Centex has obtained the agreement of Holding and the Partnership to termination of the Nominee Agreement in the merger agreements for the Holding Merger and the Partnership Merger, respectively, subject to stockholder approval and consummation of the Holding Merger and the Partnership Merger. Accordingly, the Centex Stockholders are asked to vote on the following resolution:

RESOLVED, THAT THE NOMINEE AGREEMENT BY AND BETWEEN CENTEX CORPORATION, 3333 HOLDING CORPORATION, CENTEX DEVELOPMENT COMPANY, L.P. AND MELLON INVESTOR SERVICES LLC, AS SUCCESSOR NOMINEE, AS AMENDED, BE TERMINATED AS PART OF AND CONTINGENT UPON THE CONSUMMATION OF THE HOLDING MERGER AND THE PARTNERSHIP MERGER.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED TERMINATION OF THE NOMINEE AGREEMENT.

Reasons For the Termination

      Centex has negotiated in two separate merger agreements the elimination of the separate ownership by Centex Stockholders of the Holding Common Stock and the Stockholder Warrants. These securities are subject to the Nominee Agreement. Approval of the proposed termination of the Nominee Agreement will allow Centex to consummate the Holding Merger and the Partnership Merger as contemplated by the respective merger agreements without additional action on the part of the Centex Stockholders or the Nominee, and without the necessity for distributing the Holding Common Stock or the Stockholder Warrants to Centex Stockholders.

      One of the reasons the Centex Board of Directors proposed the Transaction, is that it believes one of the principal reasons for organizing the Partnership in 1987 (to create a separate entity for the development of commercial and industrial tracts whose investment time horizons typically run substantially longer than residential tracts without burdening the Centex balance sheet with the capital investment and debt necessary to acquire and develop those properties) no longer justifies the cost of operating Holding and the Partnership as separate public companies. As previously disclosed, the Partnership has taken advantage of strong buyer demand and has sold a number of properties during the last twelve months, certain of which sales were made to Centex, as described more fully in the Holding proxy statement under “Interests of Certain Persons in the Merger and the Other Transactions — Related Party Transactions.” Nearly all available capital of Centex is being allocated to its homebuilding operations, and Centex does not intend to make future capital contributions to the Partnership. Accordingly, the Partnership will focus on completing and leasing up its existing portfolio rather than new development. Although Centex plans to invest in the type of projects the Partnership operates through its International Home Building business segment, it has no current intention to invest in the type of projects operated through the Partnership’s other three business segments (Commercial Development, Multi-Family Communities and Corporate-Other), although it may elect to do so from time to time. After completion of the Transaction, the Board believes Centex Stockholders should benefit from (a) reduced complexity in the corporate structure relating to the businesses operated by Holding, the Partnership and their respective subsidiaries while Centex Stockholders will continue to indirectly own the same equity value in Holding and the Partnership through ownership of the Centex Common Stock; (b) elimination of confusion surrounding the tandem trading relationship; (c) reduced legal, accounting and audit fees and expenses from the operation of Holding and the Partnership as separate public reporting companies; and (d) improved efficiencies through the direct management of Centex Development Company UK Limited (which owns Fairclough Homes Group Limited, a British home builder) by Centex Homes, a Nevada general partnership (“Centex Homes”). In addition, Financial Accounting Standards Board Interpretation No. 46 (see page 38) may result in Centex having to consolidate Holding and the Partnership in its financial statements, in addition to Holding and the Partnership having to report their financial statements separately and such consolidation, if required, would eliminate certain benefits of the tandem trading structure’s purpose. For additional information on the reasons for the Transaction, see pages 37-39 of Holding’s proxy statement.

Effects of the Termination

      The effect of the termination of the Nominee Agreement by Centex Stockholders and consummation of the Transaction (if approved by Holding Stockholders) will (i) eliminate the ownership by Centex Stockholders of the Holding Common Stock and the Stockholder Warrants through the Nominee, (ii) cause Holding and the Partnership to become indirect subsidiaries of Centex, (iii) eliminate the additional costs of having two public companies, Holding and the Partnership, without affecting their underlying businesses, and (iv) permit Fairclough Homes to be directly managed by Centex Homes, a Nevada general partnership, which is the principal homebuilding subsidiary of Centex. In addition, certain intercompany agreements between Holding and its subsidiaries and Centex and its subsidiaries will be terminated.

      If the Nominee Agreement is terminated, and if the Transaction is consummated, the legend on certificates evidencing Centex Common Stock describing the beneficial ownership in Holding Common Stock and the Stockholder Warrants will cease to have any effect. No action will be required by Centex Stockholders relative to outstanding certificates evidencing Centex Common Stock. New certificates will not be issued except for transfers effected after the effective time of the mergers or replacement of lost certificates.

      If the Holding Merger and/or the Partnership Merger do not occur because the merger agreement for either merger is terminated for any reason, the Nominee Agreement will not be terminated irrespective of the vote of stockholders at the Special Meeting.

Vote Necessary to Approve Proposal

      The affirmative vote of the holders of a majority of the shares of Centex Common Stock present or represented by proxy and entitled to vote at the Special Meeting is necessary for approval of Agenda

Item 2. Proxies that are granted without providing voting instructions will be voted FOR approval of Agenda Item 2.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR TERMINATION OF THE NOMINEE AGREEMENT.

WHERE YOU CAN FIND MORE INFORMATION

      Centex, together with Holding and the Partnership, files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Centex files at the SEC’s public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Centex’s SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov and Centex’s website at http://www.centex.com. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Centex Common Stock trades on the New York Stock Exchange under the symbol “CTX.”

      We are “incorporating by reference” into this proxy statement certain information filed with the SEC by Holding and the Partnership and Centex, which means we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this proxy statement, unless we update or supersede that information by information contained in this proxy statement or the information we file subsequently that is incorporated by reference into this proxy statement. We are incorporating by reference the following documents that have been filed with the SEC:

•	Part A, Item 6 — Selected Financial Data for Centex Corporation included in the Joint Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for Centex, Holding and the Partnership;

•	Part B, Part II of the Joint Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for Centex, Holding and the Partnership;

•	Part I of the Joint Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 for Holding and the Partnership;

•	Part I of the Joint Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 for Holding and the Partnership;

•	Current Report on Form 8-K filed November 18, 2003, for Centex, Holding and the Partnership;

•	Current Report on Form 8-K filed December 18, 2003, for Centex;

•	Current Report on Form 8-K filed December 19, 2003, for Centex, Holding and the Partnership; and

•	Current Report on Form 8-K dated December 23, 2003, for Holding and the Partnership.

      We also incorporate by reference any future filings that Centex, Holding or the Partnership may make with the SEC (excluding those made under Items 9 or 12 of Form 8-K) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the Special Meeting. These additional documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and proxy statements.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address and telephone number:

Corporate Secretary
Centex Corporation
2728 N. Harwood Street
Dallas, Texas 75201
(214) 981-5000

STOCKHOLDER PROPOSALS

      Centex’s 2004 annual meeting of stockholders is scheduled to be held on July 15, 2004. In order to be considered for inclusion in Centex’s proxy material for that meeting, stockholder proposals must be received at Centex’s executive offices, addressed to the attention of the Secretary, not later than February 21, 2004.

      For any proposal that is not submitted for inclusion in Centex’s proxy material for the 2004 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, permits Centex’s management to exercise discretionary voting authority under proxies it solicits unless Centex is notified about the proposal on or before May 7, 2004 and the stockholder submitting the proposal satisfies the other requirements of Rule 14a-4(c). Centex’s Amended and Restated By-laws further provide that, to be considered at the 2004 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the executive offices of Centex no later than April 18, 2004, and must contain the information specified by and otherwise comply with Centex’s Amended and Restated By-laws. Any stockholder wishing to receive a copy of Centex’s Amended and Restated By-laws should direct a written request to the Secretary at Centex’s principal executive offices.

By Order of the Board of Directors

RAYMOND G. SMERGE
Executive Vice President, Chief Legal
Officer and Secretary

Dallas, Texas

January      , 2004

3333 HOLDING CORPORATION

2728 N. Harwood Street
Dallas, Texas 75201

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held February       , 2004

To the Stockholders:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of 3333 Holding Corporation, a Nevada corporation (“Holding”), will be held at Centex Corporation’s offices at 2728 N. Harwood Street, 10th Floor, in the City of Dallas, Texas on February      , 2004 at 9:00 a.m. (Central Time) for the following purposes:

(1) To approve a series of transactions that will result in the elimination of the arrangement by which the beneficial interests in the Holding common stock and in the warrants to purchase Class B Units of limited partnership interest in Centex Development Company, L.P. (the “Partnership”) trade in tandem with the common stock of Centex Corporation (“Centex”), including:

(a) adoption of a merger agreement pursuant to which 3333 Acquisition Corp., a new subsidiary of Centex, will merge with and into Holding, with Holding being the surviving entity and wholly owned by Centex pursuant to which Holding common stock will be cancelled, with the payment to the holders of beneficial interests in the Holding common stock of an amount that is equal to $.01 per share of Centex common stock held, and

(b) adoption of a merger agreement pursuant to which Centex Development Acquisition, L.P., a new indirect partnership subsidiary of Centex, will merge with and into the Partnership with the Partnership being the surviving entity and indirectly owned by Centex pursuant to which the warrants of the Partnership will be cancelled, with the payment to the holders of beneficial interests in the warrants of an amount that is equal to $.01 per share of Centex common stock.

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors of Holding has fixed the close of business on January      , 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

      You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, you can be sure your shares are represented at the meeting by promptly voting and submitting your Holding proxy by telephone, by Internet or by completing, signing, dating and returning the accompanying form of Holding proxy in the enclosed envelope. Your Holding proxy will be returned to you if you choose to attend the meeting and request such return.

By Order of the Board of Directors

RAYMOND G. SMERGE
Secretary

Dallas, Texas

January      , 2004

      Proxies are being solicited separately by the Boards of Directors of Centex Corporation and 3333 Holding Corporation. To ensure representation of your shares at the special meetings of both companies, you must vote and submit both proxies by telephone, over the Internet or by mail in the manner described in the accompanying proxies.

SUMMARY TERM SHEET

      This summary term sheet briefly summarizes the material terms of proposed transactions described in this proxy statement, but may not contain all of the information that you should consider in connection with voting at the Special Meeting. The information throughout the proxy statement contains a more detailed description of the proposals. You should read carefully the proxy statement in its entirety before voting. We have included page references to direct you to more complete descriptions of the topics described in this summary term sheet. In this proxy statement, the term “Centex” refers to Centex Corporation, the term “Holding” refers to 3333 Holding Corporation and the term the “Partnership” refers to Centex Development Company, L.P.

Summary of the Transaction: (Page 31)	• Centex, Holding and 3333 Development Corporation, as the general partner of the Partnership, are proposing a series of transactions that will be collectively referred to as the Transaction throughout this proxy statement.

•	The Transaction will eliminate the separate ownership by Centex stockholders of their beneficial interests in the 1,000 issued and outstanding shares of common stock, par value $.01 per share, of Holding and 900 of the issued and outstanding warrants to purchase Class B Units of limited partnership interest in the Partnership. Currently, the Holding common stock and the Partnership warrants are held by Centex stockholders through a nominee arrangement and trade in tandem with the Centex common stock.

•	Upon the completion of the Transaction, the nominee trading arrangement will be terminated and the ownership of Centex common stock will only represent an ownership interest in Centex and its subsidiaries. However, because Holding and the Partnership will become subsidiaries of Centex, the persons who own the beneficial interests in the Holding common stock and the Partnership warrants will continue to participate in the business and prospects of Holding and the Partnership and their respective subsidiaries through their ownership of Centex common stock.

•	The Transaction includes, among other things:

•	a merger of 3333 Acquisition Corp., a new subsidiary of Centex, with and into Holding, with Holding being the surviving entity and wholly owned by Centex. Pursuant to this merger, the Holding common stock will be cancelled, with the payment to the holders of the beneficial interests in Holding common stock of an amount that is equal to $.01 per share of Centex common stock (approximately $618,000 in the aggregate). We refer to this merger as the Holding Merger throughout this proxy statement. Approval of the Transaction will constitute adoption of the merger agreement for the Holding Merger.

•	a merger of Centex Development Acquisition, L.P., a new indirect partnership subsidiary of Centex, with and into the Partnership with the Partnership being the surviving entity and indirectly owned by Centex. Pursuant to this merger, the warrants to purchase Class B Units of limited partnership interests in the Partnership will be cancelled, with the payment to the holders of the beneficial interests in the warrants (other than warrants held by Centex) of an amount that is equal to $.01 per share of Centex common stock (approximately $618,000 in the aggregate). We refer to this merger as the

Partnership Merger throughout this proxy statement. Approval of the Transaction will constitute adoption of the merger agreement for the Partnership Merger.

•	the termination of the Nominee Agreement among Centex, Holding, the Partnership and Mellon Investor Services LLC, as successor nominee and transfer agent.

The Parties: (Pages 29-31)	• The parties to the various transactions included within the Transaction are:

•	With respect to the Holding Merger, Holding and 3333 Acquisition Corp., a Nevada corporation, that is a wholly owned subsidiary of Centex;

•	With respect to the Partnership Merger, Centex Development Acquisition, L.P., a Delaware limited partnership wholly owned by Centex Homes, a Nevada general partnership, and Centex Real Estate Corporation, a Nevada corporation; and

•	With respect to the termination of the Nominee Agreement, Centex, Holding, the Partnership and Mellon Investor Services LLC, as successor nominee and transfer agent.

Steps in the Transaction: (Page 31)	• The Transaction involves the following steps:

•	Creation of Holding Merger subsidiary and Partnership Merger subsidiary. Centex will form 3333 Acquisition Corp., a Nevada corporation. In addition, Centex Homes and Centex Real Estate Corporation, both indirect subsidiaries of Centex, will form Centex Development Acquisition, L.P., a Delaware limited partnership.

•	The Holding Merger. 3333 Acquisition Corp. will be merged with and into Holding, with Holding being the surviving entity and wholly owned by Centex. Pursuant to this merger the Holding common stock will be cancelled, with the payment to the holders of the separate beneficial interests in Holding common stock of an amount that is equal to $.01 per share of Centex common stock. In the Holding Merger, the 100 warrants to purchase common stock of Holding acquired by Centex at the time of the formation of Holding, which are not currently exercisable, will be cancelled.

•	The Partnership Merger. Centex Development Acquisition, L.P. will be merged with and into the Partnership, with the Partnership being the surviving entity and indirectly owned by Centex. Pursuant to this merger the warrants to purchase Class B Units of limited partnership interests in the Partnership will be cancelled, with the payment to the holders of the beneficial interests in the warrants (other than warrants held by Centex) of an amount that is equal to $.01 per share of Centex common stock. In the Partnership Merger, the 100 warrants to purchase Class B Units of limited partnership interest in the Partnership acquired by Centex at the time of the formation of the Partnership, which are not currently exercisable, will be cancelled.

•	Termination of the Nominee Agreement. The Nominee Agreement among Centex, Holding, the Partnership and Mellon Investor

Services LLC, as successor nominee and transfer agent, will be terminated.

•	Additional Steps. Following the Transaction, Centex will then contribute the stock of Holding to its subsidiary, Centex International, Inc., which in turn will contribute such stock to its subsidiary, Centex Real Estate Corporation.

Post Merger Plans: (Page 32)	• After the Holding Merger and the Partnership Merger, Holding and the Partnership will operate as indirect subsidiaries of Centex. In addition, certain intercompany agreements between Holding and its subsidiaries and Centex and its subsidiaries will be terminated.

Structure of the Principal Entities Prior to the Transaction:	• The chart below illustrates the ownership structure of Centex, Holding and the Partnership prior to the Transaction.

Structure After the Transaction:	• The chart below illustrates our ownership structure assuming consummation of the Transaction.

Reasons for the Transaction: (Pages 37-39)	• The Boards of Directors believe one of the principal reasons for organizing the Partnership in 1987 (to create a separate vehicle for the development of commercial and industrial tracts whose time horizons typically run substantially longer than residential tracts without encumbering the Centex balance sheet) no longer justifies the cost of operating Holding and the Partnership as separate public companies. As previously disclosed, the Partnership has taken advantage of strong buyer demand and has sold a number of properties during the last twelve months, certain of which sales were to Centex, as described more fully herein. Nearly all available capital of Centex is being allocated to its homebuilding operations, and Centex does not intend to make future capital contributions to the Partnership. Accordingly, the Partnership will focus on completing and leasing up its existing portfolio rather than new development. Although Centex plans to invest in the type of projects the Partnership operates through its International Home Building business segment, it has no current intention to invest in the type of projects operated through the Partnership’s other three business segments (Commercial Development, Multi-Family Communities and Corporate-Other), although it may elect to do so from time to time.

•	Each holder of Centex common stock already owns, by virtue of the tandem trading arrangement, all of the equity value in Holding and subsidiaries, including the Partnership, through either his or her beneficial interest in Holding common stock or his or her ownership of Centex common stock.

•	After the completion of the Transaction, Centex stockholders should benefit from:

•	reduced complexity in the corporate structure relating to the businesses operated by Holding, the Partnership and their respective subsidiaries;

•	reduced legal, accounting and audit fees and expenses from the operation of Holding and the Partnership as separate public reporting companies; and

•	improved efficiencies through the direct management of Centex Development Company UK Limited (which owns Fairclough Homes Group Limited, a British home builder) by Centex Homes.

•	The Financial Accounting Standards Board Interpretation No. 46 (see page 38) may result in Centex having to consolidate Holding and the Partnership in its financial statements in addition to Holding and the Partnership having to report their financial statements separately. Such consolidation, if required, would eliminate certain benefits of the tandem trading structure’s original purpose.

Fairness of the Transaction: (Pages 37-47)	• The persons who own the beneficial interests in the Holding common stock and the Partnership warrants are one and the same as the holders of Centex common stock. The Boards of Directors of Centex, Holding and 3333 Development Corporation, as the general partner of the Partnership, have all approved the Transaction and determined that the Transaction is fair and in the best interest of Centex stockholders and the holders of the beneficial interests in the Holding common stock and the Partnership warrants, respectively. The Boards of Directors of Holding and 3333

Development Corporation, as the general partner of the Partnership, considered various factors in determining that the Transaction is fair to the respective entities and equity holders. Some of the factors that are common to all of the equity holders include:

•	Each holder of Centex common stock already owns, by virtue of the tandem trading arrangement, all of the equity value in Holding and subsidiaries, including the Partnership, through either his or her beneficial interest in Holding common stock or his or her ownership of Centex common stock.

•	Houlihan Lokey Howard & Zukin has issued a fairness opinion dated November 17, 2003, that, as of such date, and based upon qualifications, assumptions, limitations and other matters set forth in the written opinion, the Transaction, including the merger consideration to be paid to the holders of beneficial interests in the Holding common stock and the Partnership warrants, is fair from a financial point of view to the holders of the beneficial interests in the Holding common stock and the Partnership warrants. The full text of the written opinion is attached as Appendix B to this document. Neither Centex nor Centex Homes has received a fairness opinion in connection with the Transaction.

Consideration To Be Received in the Transaction: (Page 31)	• Persons who are the holders of the beneficial interests in Holding common stock and in the Partnership warrants will receive an amount that is equal to $.01 per share of Centex common stock held by such holder in consideration for the cancellation of the Holding common stock in the Holding Merger, and an amount that is equal to $.01 per share of Centex common stock held by such holder in consideration for the cancellation of the Partnership warrants in the Partnership Merger, for a total of $.02 per share of Centex common stock.

Stockholder Vote Required to Approve the Transaction: (Page 26)	• The affirmative vote of the holders of a majority of the beneficial interests in the shares of common stock of Holding outstanding and entitled to vote at the special meeting is required to adopt the merger agreement for the Holding Merger and approve the Transaction. Separately, Centex is requiring the favorable vote of a majority of the shares of Centex common stock present or represented by proxy and entitled to vote to terminate the Nominee Agreement. Failure to vote as well as broker non-votes and abstentions will have the same effect as a vote against adoption of the merger agreement for the Holding Merger and against the Transaction.

Recommendation of the Boards of Directors: (Page 39)	• The Boards of Directors of Holding and 3333 Development Corporation, as general partner of the Partnership, and a joint special committee of the Boards of Directors of Holding and 3333 Development Corporation recommend a vote FOR the Transaction.

Tax Consequences: (Pages 49-52)	• For federal income tax purposes, your receipt of cash in exchange for your Holding common stock will be treated as a dividend. Also, you will recognize gain or loss equal to the difference between the cash received in cancellation of the Partnership warrants and your adjusted tax basis in such warrants.

•	Tax matters are very complicated. You should consult your tax advisor for full understanding of the particular tax consequences of the Transaction to you.

Accounting Treatment: (Page 58)	• The Transaction will be accounted for using purchase accounting with the net assets acquired recorded at historical carryover basis. 3333 Acquisition Corp. has been designated the acquiror for purchase accounting purposes as to Holding and Centex Development Acquisition, L.P. has been designated the acquiror for purchase accounting purposes with respect to the Partnership.

Your Vote: (Pages 25-26)	• Only the holders of beneficial interests in the common stock of Holding of record as of the close of business on January , 2004 may vote at the special meeting. If you mail your completed, signed and dated proxy card in the enclosed envelope, or if you vote by telephone or by Internet, as soon as possible, your shares will be voted at the special meeting even if you are unable to attend the meeting. If your shares are held in “street name,” you should give your broker or nominee instructions on how to vote. You may change your vote at any time before the vote is tabulated at the meeting. For shares held directly in your name, you may do this by sending a new proxy or a written revocation to our secretary or by attending the meeting and voting there. For shares held in “street name” you may change your vote only by giving new voting instructions to your broker or nominee. Failure to submit a proxy or vote at the meeting will have the same effect as a vote against the Transaction.

Do not Tender your Shares: (Page 32)	• Do not send your stock certificates. You will not be required to return your Centex common stock certificates as a result of this Transaction. If the Holding Merger and the Partnership Merger are completed, and if the Nominee Agreement is terminated by vote of the Centex stockholders, the legend on your Centex common stock certificates representing your beneficial interests will cease to have any effect. The certificate evidencing your Centex common stock will continue to do so and, therefore, no additional certificates will be issued.

Dissenters’ or Appraisal Rights: (Page 52)	• Persons holding beneficial interests in Holding common stock will not have dissenters’ or appraisal rights in connection with the Holding Merger or the Transaction.

Interests of Certain Persons in the Transaction: (Pages 47-49)	• In considering the recommendation of our Boards of Directors and the joint special committee, you should be aware that some of our directors and members of management may have interests in the Transaction that are different from, or in addition to, yours, which interests may create potential conflicts of interest.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:     What are the Boards of Directors proposing?

A:	Centex, Holding and 3333 Development Corporation (“Development”), as the general partner of the Partnership, are proposing a series of transactions (collectively referred to as the “Transaction”). The Transaction will eliminate the separate ownership by Centex stockholders (“Centex Stockholders”) of their beneficial interests in the 1,000 issued and outstanding shares of common stock, par value $.01 per share, of Holding (“Holding Common Stock”), and 900 of the issued and outstanding warrants (the “Stockholder Warrants”) to purchase Class B Units of limited partnership interest in the Partnership. Currently the Holding Common Stock and the Stockholder Warrants are held by Centex Stockholders through a nominee arrangement and trade in tandem with the Centex common stock, par value $.25 per share (“Centex Common Stock”). For more information regarding the structure and relationship of these entities, see “Tandem Securities”. After the completion of the Transaction, this nominee and tandem trading arrangement will be terminated and the ownership of Centex Common Stock will only represent an ownership interest in Centex and its subsidiaries, which subsidiaries will include Holding and the Partnership.

Q:     When and where will the stockholder meeting take place?

A:	The meeting will be held on February , 2004, at 9:00 a.m. (Central Time) at Centex’s offices at 2728 N. Harwood Street, 10th Floor, Dallas, Texas.

Q:     What do I need to do now?

A:	After reading this document, please fill out and sign both of your proxy cards, then mail your signed proxy cards in the enclosed return envelope, or vote and submit your Centex and Holding proxies by telephone or by Internet, as soon as possible. Your interests will be voted at the special meeting in accordance with your instructions.

Q:     What do the Boards of Directors and the Special Committee recommend I do?

A:	The Boards of Directors of Centex, Holding and Development and the joint special committee of the Boards of Directors of Holding and Development recommend that you vote FOR adoption and approval of the Transaction and the transactions contemplated by it.

Q:     What happens if I do not return a proxy card?

A:	The failure to return your proxy card will have the same effect as voting against the Transaction for each company in which you own an interest.

Q:     May I vote in person?

A:	Yes. You may attend the special meeting and vote your beneficial interests in person, rather than signing and mailing your proxy card.

Q:     May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may revoke your vote at any time before your proxy is voted at the special meeting by following the instructions on page 26. You then may either change your vote by sending in a new proxy card or by attending the special meeting and voting in person.

Q:     If my shares are held in “street name”, will my broker vote my shares for me?

A:	No. You must instruct your broker how to vote your shares or else your broker will not vote your shares.

Q:     Will I need to send in my certificates for Centex Common Stock?

A:	No. If the Holding Merger and the Partnership Merger are completed, and if the Centex Stockholders approve the termination of the Nominee Agreement, the legend on your Centex Common Stock certificates representing your beneficial interests will cease to have any effect. The certificate evidencing your Centex Common Stock will continue to do so and, therefore, no additional certificates will be issued.

Q:	What stockholder approvals are required to approve the Transaction?

A:	We cannot complete the Transaction unless, among other things, Centex Stockholders vote to terminate the Nominee Agreement and Holding stockholders (“Holding Stockholders”) vote to adopt the merger agreement to implement the Holding Merger.

For Centex, the affirmative vote of the holders of a majority of the shares of Centex Common Stock present or represented by proxy and entitled to vote at the special meeting is required to terminate the Nominee Agreement. In your capacity as holders of Centex Common Stock no vote is required for approval of the Holding Merger or the Partnership Merger. In your capacity as holders of beneficial interests in Holding Common Stock, your vote is required as described below. Your vote is very important.

For 3333 Holding Corporation, the affirmative vote of a majority of the shares of Holding Common Stock outstanding and entitled to vote at the special meeting is required to adopt the merger agreement for the Holding Merger. Your vote is very important.

For the Partnership, there is no required vote by holders of beneficial interests in the Stockholder Warrants for the adoption of the merger agreement for the Partnership Merger.

The persons who own the beneficial interests in the Holding Common Stock and the Stockholder Warrants are one and the same as the holders of Centex Common Stock.

Q:	Who will be soliciting proxies?

A:	Centex will bear the cost of soliciting proxies for its special meeting of stockholders, and no additional cost will be incurred by Holding in connection with the solicitation of proxies for the Special Meeting because the beneficial interests of each Holding Stockholder in the Holding Common Stock and the Stockholder Warrants are represented by the certificate or certificates evidencing such stockholder’s shares of Centex Common Stock and are currently tradable only in tandem with, and as a part of, such shares of Centex Common Stock. See “Tandem Securities.” Solicitation may be made by mail, personal interview, telephone or other electronic means by officers and other employees of Holding or its affiliates or by officers and other employees of Centex, who will receive no additional compensation therefor. To aid in the solicitation of proxies, Centex and Holding have retained the firm of Georgeson Shareholder Communications Inc., which will receive a fee of approximately $8,500, plus out-of-pocket expenses. In addition, Georgeson will charge a fee of $5.00 for each telephone call it makes soliciting a proxy. Centex will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners.

Q:	Where can I find more information about the companies?

A:	You can find more information about Centex, Holding and the Partnership and their respective subsidiaries from the various sources described under “Where You Can Find More Information.”

Q:	Who can help answer my questions?

A:	If you have any questions about the Transaction, please call Centex’s and Holding’s proxy solicitor Georgeson Shareholder Communications Inc., at . You may also contact Centex Corporation at 2728 N. Harwood Street, Dallas, Texas 75201, telephone (214) 981-5000, Attention: Matthew Moyer, Vice President, Investor Relations, and 3333 Holding Corporation or Centex Development Company, L.P. at 2728 N. Harwood Street, Dallas, Texas 75201, telephone (214) 981-6770, Attention: Todd Newman, Chief Financial Officer.

3333 HOLDING CORPORATION

PROXY STATEMENT

Special Meeting of Stockholders

To Be Held February       , 2004

INTRODUCTION

      The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of 3333 Holding Corporation, a Nevada corporation (“Holding”), for use at a Special Meeting of Stockholders of Holding to be held on February      , 2004, and at any adjournment thereof (the “Special Meeting”). The mailing address of the executive offices of Holding is 2728 N. Harwood Street, Dallas, Texas 75201. The approximate date on which this proxy statement and accompanying proxy were first sent to stockholders was on or about January      , 2004.

Purposes of the Special Meeting

      At the Special Meeting, action will be taken by Holding stockholders upon the following matters:

(1) To approve a series of transactions referred to as the “Transaction” that will result in the elimination of the arrangement by which the beneficial interests in the Holding common stock, par value $.01 per share (“Holding Common Stock”), and in the warrants to purchase Class B Units of limited partnership interest (the “Stockholder Warrants”) of Centex Development Company, L.P., a Delaware limited partnership (the “Partnership”), held by stockholders of Centex Corporation, a Nevada corporation (“Centex”), trade in tandem with Centex common stock, par value $.25 per share (“Centex Common Stock”), including:

(a) adoption of a merger agreement pursuant to which 3333 Acquisition Corp., a new subsidiary of Centex, will merge with and into Holding, with Holding being the surviving entity and wholly owned by Centex pursuant to which the Holding Common Stock will be cancelled, with the payment to the holders of beneficial interests in the Holding Common Stock of an amount that is equal to $.01 per share of Centex Common Stock held, and

(b) adoption of a merger agreement pursuant to which Centex Development Acquisition, L.P., a new indirect partnership subsidiary of Centex, will merge with and into the Partnership with the Partnership being the surviving entity and indirectly owned by Centex pursuant to which the Stockholder Warrants will be cancelled, with the payment to the holders of beneficial interests in the Stockholder Warrants of an amount that is equal to $.01 per share of Centex Common Stock.

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors of Holding (the “Holding Board” or the “Holding Board of Directors”) does not know of any matters that may be acted upon at the Special Meeting other than the matters set forth in item (1) above.

Recommendation of the Board of Directors

      The Holding Board of Directors and the joint special committee of the Boards of Directors of Holding and 3333 Development Corporation, the general partner of the Partnership, recommend a vote FOR the Transaction.

TANDEM SECURITIES

      On November 30, 1987, Centex distributed as a dividend to its stockholders, through a nominee (such nominee and its successors are referred to as the “Nominee”), all of the 1,000 issued and outstanding shares of Holding Common Stock and 900 of the issued and outstanding Stockholder Warrants to purchase Class B Units of limited partnership interest in the Partnership. 3333 Development Corporation (“Development”) (a wholly owned subsidiary of Holding), is the general partner of the Partnership. The purpose for the distribution was to facilitate Centex’s entry into a broader line of business, general real estate development, which Centex hoped would ultimately enhance stockholder value by generating long-term benefits through the appreciation of real estate investments, the development of real estate and use of the partnership form of doing business.

      The Nominee holds the shares of Holding Common Stock and the Stockholder Warrants on behalf of and for the benefit of persons who are from time to time the holders of the Centex Common Stock (“Centex Stockholders”). Each Centex Stockholder owns a beneficial interest in that portion of the Holding Common Stock and the Stockholder Warrants that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. This beneficial interests of the Holding stockholders are not represented by a separate certificate or receipt. Instead, each Centex Stockholder’s beneficial interests in such pro rata portion of the shares of Holding Common Stock and the Stockholder Warrants are represented by the certificate or certificates evidencing such Centex Stockholder’s Centex Common Stock, and are currently tradable only in tandem with, and as a part of, each such Centex Stockholder’s Centex Common Stock. These restrictions on transfer are imposed by the terms of a nominee agreement (the “Nominee Agreement”) by and among Centex, Holding, the Partnership and the Nominee. Centex Common Stock certificates issued after the date of the Nominee Agreement bear a legend referring to the restrictions on transfer imposed thereby.

      Without the consent of Centex, the Stockholder Warrants are not exercisable before they detach from the tandem-traded securities arrangement on November 7, 2007.

      Subject to the approval by Centex Stockholders of the termination of the Nominee Agreement (Agenda Item 2 for Centex Stockholders) (see pages 8-11 above), and subject to the approval of the stockholders of Holding of the Transaction (see pages 29-60 below), the Holding Common Stock and the Stockholder Warrants would be converted into cash and the tandem trading arrangement terminated.

      The beneficial interests in Holding Common Stock and the Stockholder Warrants are held by Centex Stockholders in the same proportions as their Centex Common Stock such that they will remain the beneficial owners of the same equity value of Holding and the Partnership before and after the consummation of the Transaction.

      Proxies are being solicited separately by the Boards of Directors of Centex and Holding. To ensure representation of your shares at the special meetings of BOTH companies, you must vote and submit BOTH proxies by telephone, over the Internet or by mail in the manner described in the accompanying proxies.

ABOUT THE MEETING

Who Can Vote

      Record holders of beneficial interests in Holding Common Stock (“Holding Stockholders”) at the close of business on January      , 2004 may vote at the Special Meeting. On that date, the issued and outstanding capital stock of Holding entitled to vote at the Special Meeting consisted of 1,000 shares of Holding Common Stock. See “Tandem Securities.” Each holder of beneficial interests in the Holding Common Stock will be entitled to one vote per share of Centex Common Stock owned by such person on the Transaction and each other matter that is described above or that may be properly brought before the Special Meeting.

How You Can Vote

      Stockholders of Holding can vote their beneficial interests in the Holding Common Stock at the Special Meeting by voting and submitting the accompanying Holding proxy by telephone, over the Internet, or by completing, signing, dating and returning the Holding proxy in the enclosed envelope.

How Proxies Will be Voted

      Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the Special Meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted FOR the Transaction.

      The Holding Board does not intend to present, nor does it have information that others will present, any business at the Special Meeting other than as is set forth in the attached Notice of Special Meeting of Stockholders of Holding. However, if other matters requiring the vote of stockholders come before the Special Meeting, it is the intention of the persons named in the accompanying form of Holding proxy to vote the proxies held by them in accordance with their best judgment in such matters.

How to Revoke Your Proxy

      Any Holding Stockholder has the unconditional right to revoke his, her or its Holding proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the Special Meeting and voting in person or by written notice to Holding addressed to Raymond G. Smerge, Secretary, 3333 Holding Corporation, 2728 N. Harwood, Dallas, Texas 75201. No such revocation will be effective, however, unless received by Holding at or prior to the Special Meeting.

Required Vote

      The presence at the Special Meeting, in person or by proxy, of a majority of the outstanding beneficial interests in the shares of Holding Common Stock is necessary to constitute a quorum. Abstentions and, by definition, broker non-votes will be counted as present for the purpose of establishing a quorum.

      For Holding, the affirmative vote of the holders of a majority of the beneficial interests in the shares of Holding Common Stock outstanding and entitled to vote at the Special Meeting is required to adopt the merger agreement for the Holding Merger and thereby approve the Transaction. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the adoption of the merger agreement for the Holding Merger and, therefore, against the Transaction. As of the record date for the Special Meeting, Holding and Centex directors and executive officers owned beneficial interests in approximately [26.9] shares of Holding Common Stock, or approximately [2.69%] of the outstanding beneficial interests in the shares of Holding Common Stock. Holding has been advised that all of such persons intend to vote in favor of the Transaction. Your vote is very important.

      For the Partnership, there is no required vote by holders of beneficial interests in the Stockholder Warrants for the adoption of the merger agreement for the Partnership Merger.

Expenses of Soliciting Proxies

      Centex will bear the cost of soliciting proxies for its special meeting of stockholders, and no additional cost will be incurred by Holding in connection with the solicitation of proxies for the Special Meeting because the beneficial interests of each Holding stockholder in the Holding Common Stock and the Stockholder Warrants are represented by the certificate or certificates evidencing such stockholder’s shares of Centex Common Stock and are currently tradable only in tandem with, and as a part of, such shares of Centex Common Stock. See “Tandem Securities.” Solicitation may be made by mail, personal interview, telephone or other electronic means by officers and other employees of Holding or its affiliates or by officers and other employees of Centex, who will receive no additional compensation therefor. To aid in the solicitation of proxies, Centex has retained the firm of Georgeson Shareholder Communications Inc., which will receive a fee of approximately $8,500, plus out-of-pocket expenses. In addition, Georgeson will charge a fee of $5.00 for each telephone call it makes soliciting a proxy. Centex will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF HOLDING

Management

      The following table sets forth information as of December 19, 2003 with respect to the beneficial ownership of Holding Common Stock by (i) each director and executive officer of Holding, and (ii) all directors and executive officers of Holding as a group (6 persons). Except as otherwise indicated, the beneficial interest in shares of Holding Common Stock is owned directly, and the owner thereof has the sole voting and investment power with respect thereto.

	Holding Common Stock(1)

	Number of Shares	Percent
Name of Beneficial Owner	Beneficially Owned(2)	of Class

Richard C. Decker	.083	*
Josiah O. Low, III	.064	*
Todd D. Newman	.047	*
David M. Sherer	—	*
Stephen M. Weinberg	.143	*
Roger O. West	—	*
All directors and executive officers of Holding as a group (6 persons)	.337	*

*	Less than 1%.

(1)	Record title to the Holding Common Stock is held by the Nominee for the benefit of Centex Stockholders pursuant to the Nominee Agreement, and each Centex Stockholder owns a beneficial interest in that portion of the Holding Common Stock that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. See “Tandem Securities.” The Nominee has no power to vote (absent instruction) or to direct the investment of the Holding Common Stock. The number of shares of Holding Common Stock listed as beneficially owned represents the proportionate undivided beneficial interest in the 1,000 issued and outstanding shares of Holding Common Stock held by the named individuals in their capacity as Centex Stockholders.

(2)	Shares of Centex Common Stock (and a beneficial interest in shares of Holding Common Stock) covered by stock options that are outstanding under the Centex Corporation Amended and Restated 1987 Stock Option Plan, and the Sixth Amended and Restated 1998 Centex Corporation Employee Non-qualified Stock Option Plan (the “1998 Plan”), and exercisable on December 19, 2003 or within 60 days thereafter are included as “beneficially owned” pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Amounts include the following shares of Centex Common Stock (and a beneficial interest in the following shares of Holding Common Stock) that may be acquired upon exercise of such stock options: Mr. Decker — 5,125 shares (approximately 0.083 shares of Holding Common Stock); Mr. Newman — 2,125 shares (approximately 0.034 shares of Holding Common Stock); and all directors and executive officers of Holding as a group (6 persons) — 7,250 shares (approximately 0.117 shares of Holding Common Stock). In addition, amounts include the following shares of Centex Common Stock (and a beneficial interest in the following shares of Holding Common Stock) that are deemed to be beneficially owned as of December 19, 2003 pursuant to the Centex Common Stock Fund of the Amended and Restated Profit Sharing and Retirement Plan of Centex Corporation (the “Profit Sharing Plan”), a defined contribution plan, as follows: Mr. Weinberg — 2,875 shares (approximately 0.045 shares of Holding Common Stock).

Amounts also include shares to be issued in connection with Centex’s Long Term Incentive Plan as follows: Mr. Weinberg — 6,000 shares (approximately 0.096 shares of Holding Common Stock and Mr. Newman — 800 shares (approximately .013 shares of Holding Common Stock).

Certain Beneficial Owners

      The following table sets forth information as of December 19, 2003 with respect to the holders of a beneficial interest in shares of Holding Common Stock who are known to Holding to be beneficial owners of more than five percent of the shares of Holding Common Stock outstanding.

	Holding Common Stock(1)

	Number of Shares	Percent
Name and Address of Beneficial Owner	Beneficially Owned	of Class

Centex Corporation(2)	100	9.09%
2728 N. Harwood Dallas, TX 75201
AXA Assurances I.A.R.D. Mutuelle(3)	94	9.4%
370 Rue Saint Honore Paris, France 75001
Greenhaven Associates, Inc.(4)	69	6.9%
Three Manhattanville Road Purchase, NY 10577

(1)	Record title to the Holding Common Stock is held by the Nominee for the benefit of Centex Stockholders pursuant to the Nominee Agreement, and each Centex Stockholder owns a beneficial interest in that portion of the Holding Common Stock that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. See “Tandem Securities.” The Nominee has no power to vote (absent instruction) or to direct the investment of the Holding Common Stock. Except for the interest of Centex Corporation, which derives from its ownership of warrants to acquire shares of Holding Common Stock (see footnote 2 below), the number of shares of Holding Common Stock listed as beneficially owned represents the proportionate undivided beneficial interest in the 1,000 issued and outstanding shares of Holding Common Stock held by the named entities in their capacity as Centex Stockholders and has been rounded to the nearest whole share.

(2)	Centex owns beneficially and of record warrants (the “Centex Holding Stock Warrants”) to purchase 100 shares of Holding Common Stock (subject to adjustment) at an exercise price of $800 per share (subject to adjustment). The shares of Holding Common Stock that may be acquired upon the exercise of the Centex Holding Stock Warrants as of the date when the Stockholder Warrants become exercisable, which date Centex may indirectly determine in its discretion, are not outstanding but are included as “beneficially owned” pursuant to the rules and regulations of the SEC. However, it has been assumed in connection with the disclosure of such beneficial ownership that (i) the Centex Holding Stock Warrants are not subdivided or combined, and (ii) the shares of Holding Common Stock are not subdivided and a stock dividend or stock split with respect to the shares of Holding Common Stock has not occurred, prior to the exercise of the Centex Holding Stock Warrants. The Centex Holding Stock Warrants are currently not exercisable.

(3)	Based solely upon information contained in the Schedule 13G of AXA Assurances I.A.R.D. Mutuelle filed with the Commission on February 12, 2003 with respect to shares of Centex Common Stock owned as of December 31, 2002 (the “AXA Assurances I.A.R.D. Mutuelle 13G”), but calculating the percentage shown by dividing the number of shares of Holding Common Stock represented by such shares of Centex Common Stock by the total number of shares of Holding Common Stock issued and outstanding as of December 19, 2003. According to the AXA Assurances I.A.R.D.

Mutuelle 13G, such number includes the following: sole voting power — 2,991,465; shared voting power — 646,115; sole dispositive power — 5,290,498 and shared dispositive power — 592,260.

(4)	Based solely upon information contained in the Schedule 13G Greenhaven Associates, Inc. filed with the Commission on January 21, 2003 with respect to shares of Centex Common Stock owned as of December 31, 2002 (the “Greenhaven 13G”), but calculating the percentage shown by dividing the number of shares of Holding Common Stock represented by such shares of Centex Common Stock by the total number of shares of Holding Common Stock issued and outstanding as of December 19, 2003. According to the Greenhaven 13G, this includes 1,031,000 shares of Centex Common Stock over which Greenhaven Associates, Inc. had both sole voting power and sole dispositive power and 3,299,300 shares over which Greenhaven Associates, Inc. had shared dispositive power.

ITEM 1. THE TRANSACTION

Parties to the Mergers and Other Transactions

Centex Corporation

2728 N. Harwood Street
Dallas, Texas 75201
(214) 981-5000

      Centex is a publicly traded Nevada corporation. Through its subsidiaries, Centex ranks among the nation’s leading home builders, non-bank-affiliated retail mortgage originators and general contractors. Centex also has operations in home services and investment real estate. Centex owns approximately 65% of Centex Construction Products, Inc. and has announced its intention to complete a tax-free spinoff of such equity interests in early 2004.

3333 Acquisition Corp.

2728 N. Harwood Street
Dallas, Texas 75201
(214) 981-5000

      3333 Acquisition Corp. is a Nevada corporation, wholly owned by Centex, formed in connection with the Transaction. If the Transaction is completed, 3333 Acquisition Corp. will be merged with and into Holding in the Holding Merger.

Centex Homes

2728 N. Harwood Street
Dallas, Texas 75201
(214) 981-5000

      Centex Homes is a Nevada general partnership owned by indirect subsidiaries of Centex. Centex Homes purchases and develops land or lots and constructs and sells single-family homes, townhomes and low-rise condominiums in 92 market areas in 26 states as of March 31, 2003.

      Centex Homes currently owns all of the outstanding Class A and Class C Units of limited partnership interest in the Partnership. After the Transaction, Centex Homes and, subsequent to the Partnership Merger, Development will own all of the partnership interests in the Partnership.

Centex Real Estate Corporation

2728 N. Harwood Street
Dallas, Texas 75201
(214) 981-5000

      Centex Real Estate Corporation is a Nevada corporation (“CREC”) owned by indirect subsidiaries of Centex. CREC is the managing general partner of Centex Homes and also owns other homebuilding subsidiaries. CREC currently is also a limited partner in Centex Development Acquisition, L.P. If the Transaction is completed, CREC’s interest in Centex Development Acquisition, L.P. will be cancelled as part of the Partnership Merger, and Centex Homes will be the general partner of the Partnership.

Centex Development Acquisition, L.P.

2728 N. Harwood Street
Dallas, Texas 75201
(214) 981-5000

      Centex Development Acquisition, L.P. is a Delaware limited partnership owned by Centex Homes and CREC that was formed in connection with the Transaction. If the Transaction is completed, Centex Development Acquisition, L.P. will be merged with and into the Partnership in the Partnership Merger.

3333 Holding Corporation

2728 N. Harwood Street
Dallas, Texas 75201
(214) 981-6770

      Holding is a publicly-traded Nevada corporation because the beneficial interests in its common stock trade in tandem with Centex Common Stock by virtue of the existing nominee arrangement. Holding is the parent company of Development, which is the general partner of the Partnership. Holding is not engaged in any business other than its ownership and control of Development. If the Transaction is completed, 3333 Acquisition Corp. will be merged into Holding, which will become a wholly owned subsidiary of Centex.

3333 Development Corporation

2728 N. Harwood Street
Dallas, Texas 75201
(214) 981-6770

      Development is a wholly owned subsidiary of Holding and the general partner of the Partnership. If the Transaction is completed, Development will become an indirect, wholly owned subsidiary of Centex.

Centex Development Company, L.P.

2728 N. Harwood Street
Dallas, Texas 75201
(214) 981-6770

      The Partnership was formed in 1987 by Centex to undertake the real estate development business. Centex believed that this expansion into general real estate development would improve stockholder value through longer-term real estate investments, real estate development and the benefits of the partnership form of business. The Partnership has been involved in all phases of acquisition, development and sale of commercial and industrial, office, multi-family, retail, mixed use and some residential properties. The Partnership operates in three principal business segments: international home building, commercial development and corporate-other. The beneficial interests in the Stockholder Warrants trade in tandem with Centex Common Stock along with the beneficial interests in the Holding Common Stock as part of the nominee arrangement. Centex Homes currently owns all of the Class A and Class C units of limited partnership of the Partnership and Development is the general partner of the Partnership. If the

Transaction is completed, Centex Development Acquisition, L.P. will be merged with and into the Partnership, which will become an indirect subsidiary of Centex.

Effect of the Mergers and Other Transactions

      Centex, Holding and Development, as the general partner of the Partnership, are proposing a series of transactions that will be collectively referred to as the Transaction throughout this proxy statement. The Transaction will eliminate the separate ownership by Centex Stockholders of their beneficial interests in Holding Common Stock and the Stockholder Warrants. Currently, the Holding Common Stock and the Stockholder Warrants are held by Centex Stockholders through a nominee arrangement and trade in tandem with the Centex Common Stock. After the completion of the Transaction, the nominee trading arrangement will be terminated and the ownership of Centex Common Stock will only represent an ownership interest in Centex and its subsidiaries. However, because Holding and the Partnership will become subsidiaries of Centex, the persons who own the beneficial interests in the Holding Common Stock and the Stockholder Warrants will continue to participate in the business and prospects of Holding and the Partnership and their respective subsidiaries through their ownership of Centex Common Stock. The Transaction includes, among other things:

(a) Creation of merger subsidiaries: Centex will form 3333 Acquisition Corp., a Nevada corporation. In addition, Centex Homes and CREC will form Centex Development Acquisition, L.P., a Delaware limited partnership.

(b) The Holding Merger: a merger of 3333 Acquisition Corp., a new subsidiary of Centex, with and into Holding, with Holding being the surviving entity and wholly owned by Centex. Pursuant to this merger the Holding Common Stock will be cancelled, with the payment to the holders of the beneficial interests in Holding Common Stock of an amount that is equal to $.01 per share of Centex Corporation common stock (approximately $618,000 in the aggregate). In the Holding Merger, the 100 warrants to purchase Holding Common Stock acquired by Centex at the time of the formation of Holding, which are not currently exercisable, will be cancelled without any consideration being paid. Approval of the Transaction will constitute adoption of the merger agreement for the Holding Merger. The officers of Holding at the time of the Holding Merger will continue to be the officers of the surviving corporation following the Holding Merger and the directors of 3333 Acquisition Corp. (Laurence E. Hirsch, Timothy R. Eller and Stephen M. Weinberg) will be the directors of the surviving corporation following the Holding Merger.

(c) The Partnership Merger: the merger of Centex Development Acquisition, L.P., a new, indirect partnership subsidiary of Centex, into the Partnership with the Partnership being the surviving entity and indirectly owned by Centex. Pursuant to this merger the Stockholder Warrants will be cancelled, with the payment to the holders of the beneficial interests in the Stockholder Warrants of an amount that is equal to $.01 per share of Centex Common Stock (approximately $618,000 in the aggregate). In the Partnership Merger, the 100 warrants to purchase Class B Units of limited partnership interest in the Partnership acquired by Centex at the time of the formation of the Partnership, which are not currently exercisable, will be cancelled without any consideration being paid.

(d) Termination of the Nominee Agreement: the termination of the Nominee Agreement among Centex, Holding, the Partnership and the Nominee.

      Following the Transaction, Centex will then contribute the stock of Holding to its subsidiary, Centex International, Inc., which in turn will contribute such stock to its subsidiary, CREC.

      Also, following the Transaction, the Holding Common Stock and Stockholder Warrants will no longer be listed or traded in tandem with Centex Common Stock on the New York Stock Exchange. In addition, Holding and the Partnership will deregister the Holding Common Stock and Stockholder Warrants under the Securities Exchange Act of 1934 and will no longer file reports with the SEC. Centex will continue to file reports with the SEC.

Business After Completion of the Transaction

      If the Transaction is consummated, Holding and the Partnership will operate as indirect subsidiaries of Centex. In addition, certain intercompany agreements between Holding and its subsidiaries and Centex and its subsidiaries will be terminated. See “Interests of Certain Persons in the Merger and Other Transactions — Related Party Transactions” on pages 47-49 of this document for more information on these existing relationships.

Payment for the Shares

      Mellon Investor Services LLC has been designated to act as paying agent for the Transaction and will promptly after the Holding Merger and the Partnership Merger receive from Centex or a Centex subsidiary the cash necessary to pay the merger consideration of an amount that is equal to $.01 per share of Centex Common Stock held at the effective time of the Holding Merger and an amount that is equal to $.01 per share of Centex Common Stock that is held at the effective time of the Partnership Merger. The paying agent will use these funds solely to pay the merger consideration to those holders of beneficial interests in the Holding Common Stock and the Stockholder Warrants entitled to receive such payment. The paying agent will deliver the merger consideration according to the procedures summarized below.

      Promptly after the Holding Merger and the Partnership Merger, the paying agent will mail to all holders of beneficial interests in the Holding Common Stock and the Stockholder Warrants of record (based on their status as a Centex Stockholder of record at such time) as of the effective time of the Holding Merger and the Partnership Merger a check in the amount of the aggregate merger consideration owed to such holder for both mergers. No interest will accrue or be paid on the merger consideration, regardless of any delay in payment. In addition, all cash payments made in connection with the Holding Merger and the Partnership Merger will be reduced by any applicable withholding taxes.

      At the effective time of the Holding Merger, you will cease to have any rights as a stockholder of Holding, except for the right to receive the merger consideration for the Holding Merger, and at the effective time of the Partnership Merger, you will cease to have any rights as a holder of the Stockholder Warrants, except for the right to receive the merger consideration for the Partnership Merger. At the effective time of the Holding Merger, Holding’s stock ledger with respect to shares of Holding Common Stock that were outstanding prior to the Holding Merger will be closed and no further registration of transfers of beneficial interests in these shares will be made. At the effective time of the Partnership Merger, the Partnership’s warrant ledger with respect to the Stockholder Warrants that were outstanding prior to the Partnership Merger will be closed and no further registration of transfers of beneficial interests in the Stockholder Warrants will be made. Centex Common Stock will continue to be outstanding and traded following the effective time of the merger; however, shares of Centex Common Stock transferred at or following the effective time of the Holding Merger and the Partnership Merger will not transfer any rights with respect to the Holding Common Stock or the Stockholder Warrants, as such shares of Centex Common Stock previously did. Record ownership by the Nominee of the Holding Common Stock and the Stockholder Warrants will cease in connection with the Holding Merger, the Partnership Merger and termination of the Nominee Agreement. As a result, only holders of beneficial interests in Holding Common Stock and Stockholder Warrants at the effective time of the Holding Merger and the Partnership Merger (based on their status as Centex Stockholders of record at such time) shall be entitled to the merger consideration.

      Please do not send any stock certificates to the paying agent or to Centex. If the Nominee Agreement is terminated, and if the Transaction is consummated, the legend on certificates evidencing Centex Common Stock describing the beneficial ownership in Holding Common Stock and the Stockholder Warrants will cease to have any effect. No action will be required by Centex Stockholders relative to outstanding certificates evidencing Centex Common Stock. New certificates will not be issued except for transfers effected after the effective time of the mergers.

Background of the Transaction; Past Contacts, Transactions or Negotiations

      In April 2003, management of Centex began discussion of a proposed transaction to acquire outstanding ownership of Holding and the Partnership through a series of mergers or other transactions to eliminate the tandem traded securities arrangement and contacted Thompson & Knight L.L.P. to serve as legal counsel for the transaction and to advise Centex as to the feasibility and structure of the transaction.

      Between April and July 2003, management of Centex and Thompson & Knight considered various structures and associated tax and other issues regarding the transaction. On August 8, August 18, August 25 and August 28, Centex management and in-house counsel held internal meetings regarding the advisability and structure of the proposed transaction and had discussions with Thompson & Knight regarding the proposed timetable for the transaction and related issues.

      During the month of September 2003, Centex and Thompson & Knight began preparation of initial drafts of the merger agreements for the Holding Merger and the Partnership Merger, the amendment to the Nominee Agreement, and the proxy statement for the special meeting. Centex management discussed other agenda items for the special meeting, such as a proposal to increase the authorized shares of Centex Common Stock. On September 24, management of Centex met with Thompson & Knight to continue to delineate an anticipated timetable for the transaction.

      During the week of October 6, 2003, Centex senior management met and approved a specific proposal setting forth the terms of the Transaction. On October 10, 2003, Centex management met with representatives of Thompson & Knight to discuss timetable, Centex’s proposed offer letter to Holding, the proxy statement and the merger agreements.

      On October 16, 2003, the Centex Board of Directors met and approved proceeding with the proposal to increase the number of Centex authorized shares and potential stock split and the Transaction, including approval of an offer letter to Holding. At that meeting, the Centex Board of Directors delegated authority to the executive committee of the Centex Board of Directors (the “Executive Committee”) to finalize and consummate (1) the stock split after approval by the Centex Shareholders of an increase in the authorized shares and the Executive Committee’s determination of whether to effect the stock split after considering, among other things, (a) whether there have been any material changes at Centex and (b) the market price for Centex’s stock, (2) the Transaction, including to amend the Nominee Agreement, to negotiate and enter into the necessary merger agreements, to prepare and file any necessary proxy statement, and to set any necessary record dates or issue any required announcements and (3) any other matter to be included in the Centex portion of the proxy statement.

      On October 17, 2003, Leldon E. Echols, executive vice president and chief financial officer of Centex, delivered a letter to Holding proposing to pursue an acquisition of Holding and the Partnership by means of the Transaction. In view of Stephen Weinberg’s dual employment relationship with Centex and Holding, the Boards of Directors of Holding and Development, as general partner of the Partnership, determined on October 22, 2003 that it would be appropriate for them to appoint a joint special committee (the “Special Committee”) of independent outside directors to act on behalf of both Boards of Directors. Each Board of Directors determined that each committee member is independent from Centex and its management, and satisfied themselves that committee members could independently evaluate the Transaction free from influence from Centex or its management. The Special Committee members are Josiah O. Low, III, David M. Sherer and Roger O. West, with Mr. West acting as chairman. Each Board of Directors approved a fee in the amount of a combined $10,500 per meeting to be paid to each member of the Special Committee for attendance at meetings of the Special Committee, with an additional combined $1,000 per meeting fee payable to the chairman of the committee. Subject to the limitations of applicable law, the Special Committee was authorized to exercise all of the powers of the Boards of Directors with respect to evaluation and negotiation of the Transaction, including the power to retain legal counsel and an independent financial advisor.

      On October 22, 2003, the Special Committee held its first meeting and interviewed two law firms to serve as the committee’s legal counsel. As a result of these interviews and based on the experience and reputation of Akin Gump Strauss Hauer & Feld LLP in representations involving public mergers and special committees of public companies, the Special Committee selected Akin Gump as its legal advisor. Akin Gump will receive its customary fees for the performance of its services to the Special Committee in connection with the Transaction. Akin Gump immediately began conducting its legal due diligence of Centex, Holding and the Partnership. Additionally, on October 22, Akin Gump and the Special Committee obtained initial drafts of the merger agreements, proxy statement, amendment to nominee agreement and other ancillary documents necessary to consummate the Transaction, each prepared by Thompson & Knight, counsel for Centex.

      Subsequently, on October 23, 2003, members of the Special Committee and Akin Gump interviewed potential financial advisors to the Special Committee. Each of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) and a second firm made oral or telephonic presentations to the Special Committee members and presented the Special Committee with written materials that addressed the following subjects, among other things:

•	the candidate firm’s experience in representations involving the home-building industry, with particular focus on recent representations;

•	the candidate firm’s experience in representations involving special committees where a management group or related party offered to buy the interests of unaffiliated stockholders, with particular focus on recent representations;

•	the candidate firm’s familiarity with Centex, Holding and the Partnership; and

•	the approach the candidate firm would take in representing Holding and the Partnership, including expected valuation methodologies, staffing, fees and timing.

Based upon, among other things, Houlihan Lokey’s industry expertise and its ability to commit the necessary resources to the engagement, the Special Committee selected Houlihan Lokey as its financial advisor.

      On October 24, 2003, representatives of Akin Gump and Thompson & Knight met to discuss the transaction structure, various legal issues and select due diligence matters. Thompson & Knight also supplied Akin Gump with supplemental due diligence materials. Throughout the week of October 27, 2003, Akin Gump continued its legal due diligence and analysis of various legal issues implicated by the Transaction, and also continued its correspondence with Thompson & Knight and the Special Committee over various legal and structural matters.

      On October 29, 2003, representatives of the Special Committee and Akin Gump discussed initial comments to the transaction structure and documents. After completing their initial review of the draft transaction documents, including the merger agreements and proxy statement, on October 30 representatives of Akin Gump met telephonically with management of Holding and the Partnership, as well as representatives of the Special Committee, to discuss their comments. Then, on October 31, Akin Gump transmitted a cumulative written mark-up of these comments to the merger agreements and proxy statement to Thompson & Knight. Additionally, on October 31, representatives of Houlihan Lokey conducted on-site due diligence and interviews at the headquarters of Centex and Holding in Dallas, Texas. Representatives of Fairclough Homes Group Limited, Holding’s indirect subsidiary in the United Kingdom, were also available telephonically for Houlihan Lokey on October 31.

      Throughout the week of November 3, 2003, Houlihan Lokey continued its financial due diligence and communicated with representatives of Akin Gump, Holding and the Partnership. During this week, Akin Gump also continued its legal due diligence. On November 4, 2003, representatives of Akin Gump and Thompson & Knight met telephonically to discuss and negotiate the merger agreement and proxy statement. On November 5, 2003, Akin Gump transmitted further comments to the merger agreements to Thompson & Knight, which in turn redistributed revised drafts of the merger agreements and proxy statement giving effect to the previous discussions. Subsequently, on November 6, 2003, representatives of Centex and Thompson & Knight met with Akin Gump and management of Holding and Development to discuss the transaction timetable and revised draft documents. After the meeting, Akin Gump transmitted the closing timetable, revised merger agreements and proxy statement, as well as a memorandum summarizing open issues to the Special Committee.

      On November 10, 2003, the Special Committee, along with its legal and financial advisors, met to continue the evaluation of the Transaction. Each of Akin Gump and Houlihan Lokey presented information on the form, structure, terms and financial aspects of the Transaction. The Special Committee considered these factors, reviewed the draft transaction documents and the Special Committee members communicated their cumulative comments to the transaction documents to Akin Gump. The Special Committee meeting was reconvened on November 11 and the Special Committee and Akin Gump continued to meet, reviewing and discussing the preliminary information provided by Houlihan Lokey.

      Throughout the period during which the Special Committee evaluated the Transaction, it weighed the fairness of the price offered by Centex. The Special Committee was informed by representatives of Centex that the price offered by Centex was the highest price that Centex was willing to pay, particularly under the existing circumstances where the Transaction would not result in any change in the ultimate beneficial ownership of Holding and Development among the Holding Stockholders. In addition, representatives of Centex further informed the Special Committee that Centex intended to maintain in effect its existing contractual relationships with Holding and the Partnership and would not consent to any termination of existing agreements except in the context of the Transaction. The Special Committee determined that Centex was the most realistic suitor for Holding and Development. The Special Committee noted that if the Transaction closes, the total cash consideration received by Centex Stockholders of $.02 per share of Centex Common Stock owned represents 50% of the preceding quarter’s cash dividend. The Special Committee also noted that, upon consummation of the Transaction, Centex stockholders (who already beneficially own substantially all of the Holding Common Stock and the Stockholder Warrants) would continue to own substantially the same equity value of Holding and the Partnership. The Special Committee noted that in effect, any increase in price for Holding and the Partnership would be paid by Centex which is owned by the same stockholders who would receive such payment. As described below, the Special Committee concluded, based in part on the opinion of Houlihan Lokey, that the merger consideration was fair. Accordingly, the Special Committee concluded that a greater price was not attainable. However, during negotiations over the definitive transaction agreements, the Special Committee sought other ways to maximize stockholder value by minimizing transaction costs, as reflected in the revisions to other substantive terms and conditions of the merger agreements. Finally, the Special Committee noted that the Transaction required the vote of the stockholders of Holding to approve the Transaction.

      During the negotiations regarding the terms of the Transaction, Centex and its advisors and the Special Committee and its advisors corresponded between November 10, 2003 and November 12, 2003 regarding the terms of the definitive agreements to be entered into in connection with the Transaction, including the merger agreements. Centex agreed to various accommodations requested by the Special Committee and its counsel with respect to the terms of the transaction documents. In particular, Centex agreed to the following changes to the merger agreements proposed by the Special Committee and its counsel:

•	removal of certain representations and warranties about Holding and the Partnership, including those relating to taxes and statutory matters;

•	qualification of other representations and warranties to the knowledge (as defined in the merger agreements) of the current officers and directors of Holding and the Partnership, as the case may be, including those representations and warranties relating to government authorizations, non-contravention of agreements, litigation, legal compliance and real property;

•	expansion of Centex’s obligation to indemnify and carry insurance for the benefit of the officers and directors of Holding and Development, as general partner of the Partnership, upon consummation of the transaction;

•	removal of a provision that would have limited the ability of Holding and the Partnership to respond to certain alternative transaction proposals from third parties;

•	elimination of the payment of a termination fee in the event the merger agreements are terminated because Holding or the Partnership elects to pursue a superior transaction proposal; and

•	limitation of expenses at an aggregate of $100,000 for which Holding and the Partnership would have to reimburse Centex in the event the merger agreements are terminated because Holding or the Partnership elects to pursue a superior transaction proposal.

      On the morning of November 12, 2003, the Special Committee met again with its legal and financial advisors to review and discuss the revised merger agreements and proxy statement. Houlihan Lokey delivered and discussed with the Special Committee a preliminary written report and its preliminary conclusion that, subject to the completion of its due diligence review, the Transaction, including the merger consideration to be paid to the holders of the beneficial interests in the Holding Common Stock and the Stockholder Warrants, would be fair from a financial point of view to the holders of the beneficial interests in the Holding Common Stock and the Stockholder Warrants. The Special Committee also reviewed a draft of the proposed fairness opinion to be rendered by Houlihan Lokey. The Special Committee provided Akin Gump with additional comments to the draft merger agreements and proxy statement. Representatives of Centex joined the meeting to discuss the additional comments of the Special Committee and agreed to make further revisions to the merger agreements in response to the Special Committee’s comments. After additional discussion among the Special Committee members and Akin Gump, the Special Committee preliminarily concluded that based on all information reviewed and discussed by the Special Committee, the Transaction is fair to, and in the best interest of, Holding and the Partnership and that the Special Committee would recommend the Transaction to the Boards of Directors of Holding and Development subject to receipt and approval of final documents reflecting the Special Committee’s comments and receipt and approval of the final written report and fairness opinion of Houlihan Lokey substantially in the form of the draft reviewed by the Special Committee. The Special Committee requested that final drafts of the merger agreements and fairness opinion be provided to the Special Committee for review as soon as available and the Special Committee scheduled a telephonic meeting for November 17, 2003 to review the final status of all documents and consider ratification of the Special Committee’s preliminary conclusion regarding the Transaction. Akin Gump transmitted specific comments to Thompson & Knight, which circulated revised drafts of the merger agreements during the evening of November 12.

      On the morning of November 13, 2003, representatives of Thompson & Knight, Centex and Akin Gump met to discuss the proxy statement and the revised merger agreements. Following such meeting, Thompson & Knight circulated revised drafts of the merger agreements to Akin Gump, Centex, Holding, the Partnership and the Special Committee. On November 14, Thompson & Knight circulated a revised draft of the proxy statement to Centex, Akin Gump, Holding, the Partnership and the Special Committee.

      In the afternoon of November 17, 2003, the Special Committee met telephonically with its legal advisors to review and discuss the revised transaction documents. Houlihan Lokey delivered and discussed with the Special Committee a final written report and its final opinion that the Transaction, including the merger consideration to be paid to the holders of the beneficial interests in the Holding Common Stock and the Stockholder Warrants, is fair from a financial point of view to the holders of the beneficial interests in the Holding Common Stock and the Stockholder Warrants. After a careful review of the proposed transaction documents and the Transaction, the Special Committee determined that the Transaction is fair to, and in the best interest of Holding, the Partnership and their respective security holders, and recommended that the Boards of Directors of Holding and Development, as general partner of the Partnership, approve the transaction documents and the Transaction. The Special Committee also recommended that the Board of Directors submit the Transaction to the holders of beneficial interests in the Holding Common Stock for approval.

      Subsequently, in the afternoon of November 17, 2003, the Boards of Directors of Holding and Development, as general partner of the Partnership, met telephonically and, upon recommendation of the

Special Committee, determined that the Transaction is fair to, and in the best interest of Holding, the Partnership and their respective security holders, as the case may be, and resolved to approve the merger agreements, amendment to nominee agreement and the Transaction. The Boards of Directors also resolved to submit the Transaction to the holders of the beneficial interests in the Holding Common Stock for approval. Mr. Weinberg abstained from the voting on these matters.

      On the evening of November 17, 2003, Centex, Holding and the Partnership entered into the merger agreements and the amendment to nominee agreement, and on November 18, 2003 issued a press release regarding the Transaction.

Reasons for the Mergers

      The Special Committee and the Boards of Directors of Centex, Holding and Development, as the general partner of the Partnership, have all approved the Transaction and determined that the Transaction is fair and in the best interest of Centex stockholders and the holders of the beneficial interests in the Holding Common Stock and the Stockholder Warrants, respectively. The Special Committee and the Boards of Directors of Centex, Holding and Development, as the general partner of the Partnership, considered various factors in making this determination, including various alternatives to the Transaction such as the continued operation of the existing entities under the existing structure.

      The Centex Board of Directors considered the following factors in proposing and ultimately approving the Transaction:

•	One of the principal reasons for organizing the Partnership in 1987 was to create a separate vehicle for the development of commercial and industrial tracts whose time horizons typically run substantially longer than residential tracts developed by Centex Homes (or its predecessors), without encumbering the Centex balance sheet with debt typically incurred in connection with long term industrial and commercial projects. As previously disclosed, the Partnership has taken advantage of strong buyer demand and has sold a number of properties during the last twelve months, certain of which sales were made to Centex, as described more fully under “Interests of Certain Persons in the Merger and the Other Transactions — Related Party Transactions.” Nearly all available capital of Centex is being allocated to its homebuilding operations, and Centex does not intend to make future capital contributions to the Partnership. Accordingly, the Partnership will focus on completing and leasing up its existing portfolio rather than new development. Although Centex plans to invest in the type of projects the Partnership operates through its International Home Building business segment, it has no current intention to invest in the type of projects operated through the Partnership’s other three business segments (Commercial Development, Multi-Family Communities and Corporate-Other), although it may elect to do so from time to time.

•	Each Centex Stockholder already owns, by virtue of the tandem trading arrangement, substantially all of the equity value in Holding and its subsidiaries, including the Partnership, through either his or her beneficial interests in Holding Common Stock or his or her ownership of Centex Common Stock.

•	Confusion to investors surrounding the tandem trading relationship.

•	After the completion of the Transaction, Centex Stockholders should benefit from:

•	reduced complexity in the corporate structure relating to the businesses operated by Holding, the Partnership and their respective subsidiaries;

•	reduced legal, accounting and audit fees and expenses from the operation of Holding and the Partnership as separate public reporting companies (as discussed in more detail below); and

•	improved efficiencies through the direct management of Centex Development Company UK Limited (which owns Fairclough Homes Group Limited, a British home builder) by Centex Homes.

      At the current time Holding and the Partnership are obligated to file periodic reports with the SEC separately from Centex, involving separate legal, accounting and auditing expenses. In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), which clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Certain disclosure requirements of FIN 46 are effective for financial statements of interim or annual periods issued after January 31, 2003. FIN 46 applies immediately to variable interest entities created, or in which an enterprise obtains an interest, after January 31, 2003. For certain variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003, FIN 46 applies to interim or annual periods ending after March 15, 2004. Centex indirectly holds substantially all of the Partnership’s Class A and Class C Units. The manner in which Centex reports its interest in the Partnership may be affected by this interpretation. Centex, Holding and the Partnership are in the process of assessing the impact FIN 46 will have on their respective financial statements. As a result, FIN 46 may further increase accounting and auditing expenses by causing Centex to have to consolidate the Partnership in its financial statements while Holding and the Partnership will continue to have to report their financial statements separately from Centex and such consolidation, if required, would eliminate certain benefits of the tandem trading structure’s original purpose. If the Transaction is completed, Centex would consolidate Holding and the Partnership in its financial statements without the added cost by Holding and the Partnership of preparing their own financial statements and filing separate periodic reports.

      As part of its evaluation of the Transaction, the Special Committee considered whether other alternatives were available. The Special Committee noted that, under a number of contractual provisions arising under agreements among Centex, Holding or the Partnership and third parties (including the Nominee Agreement), Centex would be required to assent to a waiver of various terms in order for Holding and the Partnership to pursue an alternative transaction with a third party. The Special Committee was informed by representatives of Centex that it intended to continue the existing relationship among the parties rather than waive its contractual rights. Before a sale to a third party could be completed, Centex would also be entitled to receive payments from Holding, the Partnership and their respective subsidiaries to settle debt, unpaid distributions and return of capital. Therefore, the Special Committee concluded that in light of these circumstances, as well as the inherent complexity in unwinding the tandem trading arrangement, under any reasonable scenario a third party would not be inclined to pursue a competing transaction nor would a competing transaction be likely to result in any residual value to the stockholders of Holding after payment of all amounts owed to Centex. Moreover, the Special Committee noted that any payments to Centex would indirectly inure to the benefit of the Centex Stockholders who also constitute all of the stockholders of Holding. Therefore, the Special Committee determined that absent an improbable series of events only two viable alternatives existed: consummation of the Transaction or continuing to operate the business (albeit without additional capital from Centex). Thus, the Special Committee also concluded that Centex was the most realistic suitor for Holding and the Partnership. Finally, the Special Committee noted that the Transaction required the vote of the stockholders of Holding to approve the Transaction.

      Over and above the factors the Centex Board considered, the Special Committee and the Boards of Directors of Holding and Development, as the general partner of the Partnership, also considered the following additional factors in approving the Transaction:

•	as previously disclosed, the Partnership has taken advantage of strong buyer demand and has sold a number of properties during the last twelve months;

•	nearly all available capital of Centex is being allocated to its homebuilding operations, and Centex has indicated that it does not intend to make future capital contributions to the Partnership;

•	the Partnership will focus on completing and leasing up its existing portfolio rather than new development;

•	the relative complexity of unwinding the existing tandem trading structure through alternative means;

•	the intention of Centex to assert its contractual rights if Holding and the Partnership were to pursue an alternative transaction, such as:

•	the right to receive repayment by Holding, the Partnership and their respective subsidiaries to Centex of all sums owed to Centex and its subsidiaries, including debt, unpaid distributions and capital;

•	the requirement to release Centex and its subsidiaries from guarantees and other credit enhancements entered into for the benefit of Holding, the Partnership and their respective subsidiaries; and

•	the reservation of the right to consent to any proposed termination of the Nominee Agreement on terms acceptable to Centex;

•	the effect of the amounts owed to Centex by Holding, the Partnership and their respective subsidiaries on any potential alternative proposal resulting in no residual value to the holders of the Holding Common Stock and Partnership Warrants;

•	holders of Centex Common Stock already own, by virtue of the tandem trading arrangement, the same equity value in Holding and its subsidiaries, including the Partnership, through their beneficial interests in the Holding Common Stock and Centex Common Stock;

•	the indication by Centex that it does not intend to consent to any detachment of the Partnership warrants prior to the scheduled detachment in 2007; and

•	the fairness opinion rendered by Houlihan Lokey.

      Moreover, the Special Committee and the Boards of Directors of Holding and Development, as general partner of the Partnership, also considered procedural protections that were implemented to ensure a fair and impartial evaluation and negotiation of the Transaction, including the following:

•	the formation of the Special Committee composed solely of outside, independent directors to evaluate, negotiate and ultimately make a recommendation to the respective Boards of Directors of Holding and Development with respect to the Transaction;

•	the Special Committee hired its own independent financial advisor and legal counsel to assist and advise it; and

•	it is a condition to approval of the Holding merger agreement that the holders of a majority of the shares of Holding Common Stock must vote in favor of adopting the Holding Merger Agreement.

      The factors described above were considered by the Special Committee and the Boards of Directors of Centex, Holding and Development in their assessment of the Transaction. None of the Special Committee nor any of the Boards of Directors quantified or attached any particular weight to the various factors that each considered in reaching its respective final determinations. Different members of the Boards may have assigned different weights to different factors. In reaching their determinations, the Special Committee and the Boards of Directors took the various factors into account collectively and did not necessarily perform a factor-by-factor analysis.

Recommendation of the Boards of Directors and Special Committee

      The Special Committee and the Boards of Directors of Holding and Development (with Stephen M. Weinberg abstaining because of his joint current employment relationship with Centex Service Company, a wholly owned subsidiary of Centex) have determined that the merger agreements for the Holding Merger and Partnership Merger are fair, advisable to, and in the best interest of the Holding Stockholders and holders of the Stockholder Warrants. Accordingly, the Special Committee and the Boards of Directors of Holding and Development, as general partner of the Partnership, recommend a vote FOR the Transaction.

Opinion of Financial Advisor

      The Special Committee and the Boards of Directors of Holding and Development, as general partner of the Partnership, engaged Houlihan Lokey to act as their financial advisor in connection with the Transaction, and to assist the Special Committee in evaluating the Transaction. Centex has not engaged a financial advisor in connection with the Transaction. On November 17, 2003, Houlihan Lokey rendered its written opinion to the Special Committee that, as of such date, and based upon qualifications, assumptions, limitations and other matters set forth in the written opinion, the Transaction, including the merger consideration to be paid to the holders of the beneficial interests in the Holding Common Stock and the Stockholder Warrants, is fair from a financial point of view to the holders of the beneficial interests in Holding Common Stock and the Stockholder Warrants.

      The full text of Houlihan Lokey’s written opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken is attached as Appendix B to this proxy statement and is incorporated herein by reference. You are urged to read the Houlihan Lokey opinion carefully and in its entirety.

      In reading the description of the Houlihan Lokey fairness opinion set forth below, you should be aware that such fairness opinion:

•	was provided to the Boards of Directors of Holding and Development and the Special Committee for their benefit and use in connection with their consideration of the Transaction;

•	did not constitute a recommendation to the Boards of Directors or the Special Committee in connection with the Transaction;

•	does not constitute a recommendation to any holders of Holding Common Stock as to how to vote in connection with the Transaction; and

•	did not address the underlying business decision to pursue the Transaction or the relative merits of the Transaction.

Overview of Houlihan Lokey’s Fairness Opinion

      Although Houlihan Lokey evaluated the financial fairness of the Transaction, including the merger consideration, the terms and conditions of the Transaction were determined by arm’s-length negotiations between the Special Committee and Centex. Houlihan Lokey provided advice to the Special Committee during the course of such negotiations as requested by the Special Committee, but did not recommend the amount of consideration to be paid as merger consideration. None of Centex, Holding, the Partnership, the Boards of Directors or the Special Committee provided specific instructions to, imposed any limitations on the scope of investigation by, or put in place any procedures to be followed or factors to be considered by, Houlihan Lokey in performing its analyses or providing its fairness opinion.

      In connection with rendering its fairness opinion, Houlihan Lokey, among other things:

•	reviewed the following joint SEC filings of Centex, Holding and the Partnership:

•	Form 10-K for the fiscal year ended March 31, 2003,

•	Form 10-Q for the quarter ended September 30, 2003, and

•	draft of Form 8-K relating to the Transaction;

•	reviewed copies of the following agreements:

•	Second and Amended and Restated Agreement of Limited Partnership of the Partnership, as amended,

•	Warrant Agreement, dated November 30, 1987, dated by and between the Partnership and Centex,

•	Nominee Agreement, dated November 30, 1987, by and between Centex, Holding, the Partnership and the Nominee, as amended,

•	Amended and Restated Services Agreement, dated as of April 1, 2001, by and between Holding and Centex Service Company,

•	Amended and Restated Services Agreement, dated as of April 1, 2001, by and between the Partnership and Holding, and

•	Management Agreement, dated as of April 1, 2001, by and between Centex Homes and the Partnership;

•	reviewed the draft Joint Preliminary Proxy Statement of Centex and Holding;

•	met with certain members of the senior management of Holding and the Partnership to discuss the operations, financial condition, future prospects and projected operations and performance of Holding and the Partnership and to discuss certain matters relating to the Transaction;

•	visited certain business offices of Holding and the Partnership in Dallas, Texas;

•	reviewed forecasts and projections prepared by the Partnership’s management with respect to the Partnership for the years ending March 31, 2004 through 2008;

•	reviewed other information, including sales contracts, furnished by the Partnership’s management, relating to certain assets of the Partnership;

•	reviewed the historical market prices and trading volume for Centex’s publicly traded securities;

•	reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to the Partnership’s homebuilding business;

•	reviewed final drafts of documents to be delivered in connection with the Transaction including the following:

•	Agreement and Plan of Merger among the Partnership, Development, Centex, Centex Development Acquisition, L.P. and Centex Homes,

•	Agreement and Plan of Merger among Holding, Centex and 3333 Acquisition Corp., and

•	Amendment to Nominee Agreement by and between Centex, Holding, and the Partnership and the Nominee; and

•	conducted such other studies, analysis and inquiries as Houlihan Lokey deemed appropriate.

      In preparing its opinion, Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided by Holding and the Partnership have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of Holding and the Partnership, and that there has been no material change in the assets, financial condition, business or prospects of Holding or the Partnership since the date of the most recent financial statements made available to Houlihan Lokey. Houlihan Lokey also assumed that Holding has no material assets or liabilities other than the general partner interest in the Partnership held by Development.

      Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to it with respect to Holding or the Partnership. It did not make any physical inspection or independent appraisal of any of the properties or assets of Holding or the Partnership. Nor did Houlihan Lokey solicit third party indications of interest in acquiring all or any part of Holding. Its opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by Houlihan Lokey at the date of its opinion.

Overview of Houlihan Lokey’s Reviews and Analyses

      The following is a summary of the principal reviews and financial and valuation analyses presented by Houlihan Lokey to the Special Committee at its meeting held on November 17, 2003, upon which Houlihan Lokey’s fairness opinion is based. This summary does not purport to be a complete description of the analyses underlying Houlihan Lokey’s fairness opinion. All such reviews and financial and valuation analyses were based on information available to Houlihan Lokey on November 17, 2003, and Houlihan Lokey has assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after such date, except as may be requested by the Special Committee in accordance with the terms of its engagement letter with Houlihan Lokey.

      With respect to the purchase of the Holding Common Stock, Houlihan Lokey noted that the total consideration to be paid to the holders of Holding Common Stock is $.01 per share of Centex common stock, or approximately $618,000 in the aggregate. Houlihan Lokey then estimated the fair market value of Holding’s net assets, or the difference between its total assets and its total liabilities using their carrying value as of September 30, 2003, except with respect to the value of Holding’s 1% general partnership interest in the Partnership (held through its wholly-owned subsidiary, Development), the value of which was estimated by Houlihan Lokey based on its analysis described herein. The carrying values of Holding’s assets and liabilities were determined with reference to the joint quarterly report on Form 10-Q for Centex, Holding and the Partnership. Because the total liabilities of Holding exceed its total assets, Houlihan Lokey determined that the equity value of Holding is negative.

      As to the purchase of the Stockholder Warrants, Houlihan Lokey again noted that the total consideration to be paid to the holders of the Stockholder Warrants is $.01 per share of Centex common stock, or approximately $618,000 in the aggregate. Houlihan Lokey then estimated the fair market value of the Partnership’s net assets using their carrying value as of September 30, 2003, except with respect to the value of certain of the Partnership’s assets including (i) the value of the Partnership’s residential homebuilding business (“UK Homebuilding”) located in the United Kingdom, and (ii) the value of certain assets held in the Commercial Development, Multi-Family, and Corporate-Other divisions (such assets are collectively referred to herein as the “Development & Other Assets”). The values of UK Homebuilding and the Development & Other Assets were estimated by Houlihan Lokey based on its analysis described herein. The carrying values of the Partnership’s assets and liabilities were determined with reference to the joint quarterly report on Form 10-Q for Centex, Holding and the Partnership.

      In its estimation of the value of the Partnership, Houlihan Lokey estimated the value of the following (i) UK Homebuilding and (ii) the Development & Other Assets.

      The Partnership’s assets are primarily its ownership in UK Homebuilding and the Development & Other Assets. Therefore, the value of the Partnership is the combination of the separately derived values of UK Homebuilding and the Development & Other Assets. Houlihan Lokey estimated the value of UK Homebuilding utilizing various approaches, including the Market Multiple Methodology, the Comparable Transaction Methodology and the Income Approach. Because the majority of the Development & Other Assets were under contract or letter of intent to be sold, Houlihan Lokey, in its valuation analysis of these assets, primarily considered the anticipated proceeds to the Partnership upon sale.

Valuation of UK Homebuilding

      Market Multiple Methodology: Houlihan Lokey reviewed certain financial information of comparable publicly traded, United Kingdom-based, homebuilding companies selected by Houlihan Lokey. The comparable public companies included: Barratt Homes Group plc, Berkeley Group plc, Bellway plc, Bovis Homes Group plc, George Wimpey plc, Persimmon plc, Taylor Woodrow plc, and Wilson Bowden plc (collectively, the “Comparables”). Houlihan Lokey considered several factors in its selection of the Comparables. Among the specific criteria included the following:

•	the comparable company had to be primarily engaged in business in the homebuilding sector with operations in the United Kingdom;

•	the company’s common stock had to be outstanding in the hands of the public;

•	the trading volume of the comparable company’s common stock had to be relatively active in order to obtain true investor sentiment; and

•	the company had to make its financial information public.

      No company used in the analysis is identical to UK Homebuilding and, therefore, the Market Multiple Methodology is not purely mathematical. Instead, this methodology involves other considerations and judgments concerning similarities and differences in financial and operating characteristics of the comparable companies relative to UK Homebuilding. Houlihan Lokey calculated certain financial ratios of the Comparables based on the most recent publicly available information. These financial ratios included multiples of: (i) enterprise value (“EV”) to latest twelve months (“LTM”) EBITDA, and (ii) market value of equity (“MVE”) to current Book Value. MVE is calculated by multiplying the per share price of an entity’s common equity securities by the fully diluted shares of the entity. Enterprise value is calculated by adding an entity’s MVE plus the face value of its existing debt, net of holding of cash and equivalents, and preferred stock. Book Value is calculated as the reported book value, net of intangible assets.

      Houlihan Lokey’s analysis showed that the multiples exhibited by the Comparables was as follows below:

	Market Multiple Methodology

	Low		High		Mean		Median

EV/LTM EBITDA	3.9	x	5.7	x	5.1	x	5.1	x
MVE/Current Book Value	0.95	x	1.75	x	1.24	x	1.26	x

      Houlihan Lokey derived indications of the enterprise value of UK Homebuilding by (i) applying selected EV/EBITDA multiples in the range of 4.5x to 5.5x to certain adjusted operating results for the latest twelve months ended September 30, 2003, and (ii) applying selected MVE/Book Value multiples in the range of 0.8x to 1.0x to the book value, net of intangible assets, of UK Homebuilding as of September 30, 2003 and adding the face value of net interest bearing debt of approximately $180 million to arrive at an indication of enterprise value. Based on the above and after an adjustment to reflect a control premium of 30%, Houlihan Lokey estimated the enterprise value of the UK Homebuilding business to be in the range of $237 million to $278 million.

      Comparable Transaction Methodology: Houlihan Lokey reviewed the consideration paid in certain change of control acquisitions of selected publicly traded, United Kingdom-based homebuilding companies that Houlihan Lokey deemed relevant.

      Houlihan Lokey reviewed the following change of control acquisitions for the basis of its Comparable Transactions Methodology. The transaction study was based on announced, controlling interest acquisitions in the U.K. Homebuilding industry.

Announced Date	Target	Acquiror

August 2003	Wilson Connolly plc	Taylor Woodrown plc
December 2002	Laing Homes Ltd.	George Wimpey plc
November 2001	Tay Homes plc	Redrow plc
October 2001	McAlpine Homes plc	George Wimpey plc
April 2001	Wainhomes Holdings Ltd.	Wilson Connolly plc
April 2001	Bryant Group	Taylor Woodrow plc
April 2001	Beazer Group plc	Persimmon plc
January 2001	Fairview Holdings plc	General London Construction
October 2000	Linden plc	Nednil plc
September 2000	Ward Holdings Ltd.	Kealoha Limited
December 1999	Cussins Property Group plc	Miller Group Ltd.
July 1999	CALA plc	Dotterel
June 1999	Wainhomes plc	Harrock plc
April 1999	Fairclough Homes Group Ltd	Centex Development Co. UK Ltd.
March 1999	Banner Homes Group plc	Elliot Acquisitions
June 1998	Bellwinch plc	Kier Group plc
April 1998	John Laing-Scottish Housebuild	Persimmon plc
May 1998	John Maunders plc	Westbury plc

      As demonstrated below, the analysis showed that the multiples exhibited in the change of control transactions were as follows:

	Comparable Transaction
	Methodology

	Low		High		Mean		Median

EV/LTM EBITDA	3.8	x	11.2	x	7.1	x	6.5	x
MVE/Current Book Value	0.93	x	1.71	x	1.33	x	1.32	x

      In performing its analysis under this approach, Houlihan Lokey considered that the merger and acquisition transaction environment varies over time because of, among other things, interest rate and equity market fluctuations and industry results and growth expectations. No company or transaction used in the analysis described above was directly comparable to UK Homebuilding. However, Houlihan Lokey reviewed the foregoing transactions to understand the range of multiples of EV/EBITDA and MVE/Book Value paid for companies in the United Kingdom homebuilding industry.

      Houlihan Lokey derived indications of the enterprise value of UK Homebuilding by (i) applying selected EV/EBITDA multiples in the range of 5.5x to 6.5x to certain adjusted operating results for the latest twelve months ended September 30, 2003, and (ii) applying selected MVE/Book Value multiples in the range of 1.0x to 1.1x to the book value, net of intangible assets, of UK Homebuilding as of September 30, 2003 and adding the face value of net interest bearing debt of approximately $180 million to arrive at an indication of enterprise value. Based on the above, Houlihan Lokey estimated the enterprise value of the UK Homebuilding business to be in the range of $255 million to $281 million.

      Income Approach: Houlihan Lokey utilized certain financial projections prepared by management for the fiscal years ending March 31, 2004 through 2008. To determine the enterprise value of UK Homebuilding, Houlihan Lokey used the projected cash flows and applied risk-adjusted discount rates ranging from 9.5% to 10.5% and terminal EBITDA multiples of 5.0x to 6.0x. Based on this analysis,

Houlihan Lokey estimated the enterprise value of UK Homebuilding to be in the range of $265 million to $322 million.

      UK Homebuilding Valuation Conclusion: Based on the foregoing analyses and factors, Houlihan Lokey determined the enterprise value of the operations of UK Homebuilding to be in the range of $250 million to $300 million.

Valuation of the Development & Other Assets

      The Development & Other Assets consist of various real estate assets, the majority of which are under sales contract or letter of intent (“LOI”) as of November 17, 2003. In general, Houlihan Lokey’s valuation conclusions are based upon the anticipated proceeds to the Partnership upon sales of the assets, after certain adjustments to reflect various factors including time value of money and risk of closing.

      In estimating the value of the Development & Other Assets currently under sales contract or LOI, Houlihan Lokey performed the following: (i) reviewed selected sales contracts or LOI’s associated with such assets, and (ii) held discussions with the Partnership’s management regarding certain matters such as the certainty of closing, estimated time to closing, estimated net proceeds to the Partnership upon closing, and other matters.

      In estimating the value of the Development & Other Assets not currently under sales contract or LOI, Houlihan Lokey performed the following: (i) considered the actual or projected operating results of the asset, (ii) reviewed certain publicly available information regarding real estate transactions, including information provided by Market Monitor, a publication that compiles pricing information for transactions involving real estate assets in major metropolitan areas, and (iii) held discussions with the management of the Partnership regarding such assets.

      Based on the analyses and factors described in the foregoing, Houlihan Lokey determined the value of the Development & Other Assets to be approximately $156 million.

Valuation of the Partnership

      After performing the valuation analyses of UK Homebuilding and the Development & Other Assets, as described above, Houlihan Lokey made the following adjustments to arrive at the estimated fair market value of the net assets (total assets minus total liabilities) of the Partnership: (1) subtracted the value of certain third-party indebtedness associated with UK Homebuilding of $180 million, and (2) added the value of remaining net assets and liabilities of the Partnership of approximately $35 million based on their respective carrying values as of September 30, 2003, which management represented to Houlihan Lokey as approximating fair value. The addition of the values of UK Homebuilding, Development & Other Assets and the remaining net assets and the deduction of the UK Homebuilding debt results in the fair market value of the Partnership’s net assets in a range of $261 million to $311 million.

      Based on Houlihan Lokey’s valuation analysis of the Partnership, it concluded the following:

•	the estimated fair market value of the net assets (total assets minus total liabilities) of the Partnership is estimated to range from $261 million to $311 million, with a concluded value of $286 million; and

•	after consideration of the liquidation preference on the Partnership’s Class A and Class C Units of $298.6 million, and based on the concluded value, the liquidation preference exceeds the concluded value by $12.3 million, implying a residual equity value of zero.

      Accordingly, Houlihan Lokey determined that the value of the fully-diluted interests of (i) the 1% General Partnership interest in the Partnership held by Holding and (ii) the Stockholder Warrants are zero. The concluded value of the Stockholder Warrants does not consider the additional potential impact on value of the following:

•	the inability to detach and separately trade the Stockholder Warrants before November 7, 2007;

•	the inability to exercise the Stockholder Warrants before detachment;

•	the potential future dilutive impact of the preferential 9% return of the Partnership’s Class A and Class C Units (currently accreting at approximately $22 million annually); and

•	the aggregate exercise price of the Stockholder Warrants of $500,000.

      Certain other factors Houlihan Lokey considered in assessing the fairness of the Transaction include:

•	the beneficial interests in Holding Common Stock and the Stockholder Warrants are held by Centex Stockholders in the same proportions as their Centex Common Stock such that they will remain the beneficial owners of the same equity value of Holding and the Partnership before and after the consummation of the Transaction;

•	estimated annual cost savings are expected to exceed $1 million; and

•	if the Transaction is not consummated, then Centex, as holder of the Partnership’s Class A and Class C Units, would continue to be entitled to its preferential 9% return on unrecovered capital, expected to be approximately $22 million annually, which would further dilute upside potential to holders of the Stockholder Warrants and Holding Common Stock.

      For purposes of the foregoing discussion, Holding and the Partnership define “EBITDA” as net income (loss) before income tax expense (benefit), other expense/income, interest income (expense), net and depreciation and amortization. EBITDA is a non-GAAP measure and should not be considered an alternative to any other measure of performance presented in accordance with GAAP. You should not consider EBITDA in isolation from, or as a substitute for, net income (loss), cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. EBITDA, as used by Holding and the Partnership in this respect, is not necessarily comparable with similarly titled measures of other companies because all companies do not calculate EBITDA in the same fashion.

Other Considerations

      The preparation of a fairness opinion is a complex process that involves various judgments and determinations as to the most appropriate and relevant methods of financial and valuation analysis and the application of those methods to the particular circumstances. The opinion is, therefore, not necessarily susceptible to partial analysis or summary description. Houlihan Lokey believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all of the analyses and factors, would create a misleading and incomplete view of the processes underlying its opinion. Houlihan Lokey did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion. In arriving at its opinion, Houlihan Lokey did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based upon its experience in providing such opinions and on then-existing economic, monetary, financial, capital markets, general business and other conditions as to the significance of each analysis and factor. In performing its analyses, Houlihan Lokey, at Holding’s direction and with the Special Committee’s consent, made numerous assumptions with respect to industry performance, general business conditions and other matters, many of which are beyond the control of Centex, Holding, the Partnership and Houlihan Lokey. Any assumed estimates implicitly contained in Houlihan Lokey’s opinion or relied upon by Houlihan Lokey in rendering its opinion do not necessarily reflect actual values or predict future results or values. Any estimates relating to the value of the business or securities do not purport to be appraisals or to necessarily reflect the prices at which companies or securities may actually be sold or traded.

      The Special Committee retained Houlihan Lokey based upon Houlihan Lokey’s qualifications, experience and expertise. Houlihan Lokey is an internationally recognized investment banking firm which, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, spin-offs and split-offs, recapitalizations, restructurings and valuations for corporate and other purposes. In the ordinary course of business, Houlihan Lokey and its affiliates may actively trade the equity and debt securities of Centex, Holding and the Partnership and may at any time hold a long or short position in such securities.

      Under an engagement letter, Holding agreed to pay Houlihan Lokey a total fee of $150,000 for its services as financial advisor to the Special Committee. In addition, Holding agreed to reimburse Houlihan Lokey, upon request from Houlihan Lokey from time to time, for all out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, incurred by Houlihan Lokey in connection with its engagement. Holding has also agreed to indemnify Houlihan Lokey against specific liabilities in connection with its engagement, including liabilities under the federal securities laws. Except in connection with the Transaction, none of Centex, Holding or Development has paid Houlihan Lokey any fees for investment banking or other advisory services within the past two years.

Interests of Certain Persons in the Merger and the Other Transactions

Interests of Officers and Directors in the Merger and the Other Transactions

      Certain officers and directors of Holding have interests that may be different than other holders of beneficial interests in Holding, as described below.

      Stephen M. Weinberg has a joint current employment relationship with Centex Service Company, a wholly owned subsidiary of Centex. Mr. Weinberg’s employment with Centex Service Company is anticipated to continue following the Transaction, and he will continue to be Chief Executive Officer, President and a director of Holding following the Holding Merger. Mr. Weinberg is a director of 3333 Acquisition Corp. but abstained on any voting on these matters.

      In addition, all officers of Holding at the time of the Holding Merger will continue to hold their current positions with Holding following the effective time of the Holding Merger.

Related Party Transactions

Services Agreements

      The Partnership has a services agreement with Holding whereby Holding provides certain executive and managerial services and tax, accounting and other similar services to the Partnership. The agreement was amended and restated effective April 1, 2001 to decrease the quarterly fee to $50 thousand. Effective October 1, 2001, the quarterly fee was further decreased to $12.5 thousand. In addition to the $50 thousand in service fees paid during fiscal 2003, for certain other services, the Partnership paid additional service fees of $.1 million and $1.0 million to Holding during fiscal 2003 and 2001, respectively.

      Holding has a services agreement with Centex Service Company (“Centex Service”), a wholly owned subsidiary of Centex, whereby Centex Service provides certain tax, accounting, administrative and other similar services for Holding. In conjunction with the employment by the Partnership of employees previously employed by Centex Service, the agreement was amended and restated effective April 1, 2001 to decrease the quarterly fee to $50 thousand. Effective October 1, 2001, the quarterly fee was further decreased to $12.5 thousand to reflect employment by the Partnership of certain additional employees previously employed by Centex Service. Fees of $50 thousand, $125 thousand and $1.0 million in fiscal 2003, 2002 and 2001 were paid by Holding to Centex Service under this agreement.

      It is currently anticipated that if the Transaction is approved, the services agreements will be terminated at the closing of Holding Merger and the Partnership Merger, or in no event later than March 31, 2004.

Sales and Purchases

      Partnership revenues include sales to Centex Homes of $34.5 million, $1.7 million and $21.1 million (from the sale of the Partnership’s Domestic Home Building operation) during fiscal 2003, 2002 and 2001, respectively.

      During fiscal 2003, Centex Homes purchased a 1.5 acre site in Saint Paul, Minnesota from a subsidiary of the Partnership for cash consideration of $1.6 million. During fiscal 2002, Centex Homes purchased a 12-acre site in Lewisville, Texas, from subsidiaries of Holding and the Partnership for cash consideration of $1.25 million. Centex Homes will pay additional consideration to the subsidiaries in the form of a participation in profits above certain gross margin threshold levels on townhome sales.

      At September 30, 2003 and March 31, 2003, Centex Homes had $6.2 million and $7.2 million, respectively, deposited with the Partnership as option deposits for the purchase of land. Centex Homes also entered into agreements to reimburse the Partnership for certain costs and fees incurred by the Partnership in the purchase and ownership of these tracts of land. During the year ended March 31, 2003, Centex Homes paid $3.5 million to the Partnership in fees and reimbursements pursuant to these agreements and $32.9 million for the purchase of residential lots in multiple transactions. During the six months ended September 30, 2003, Centex Homes paid $1.1 million to the Partnership in fees and reimbursements pursuant to these agreements and $13.6 million for the purchase of residential lots. Centex Homes expects to pay an additional $19.0 million to the Partnership to complete the purchase of these tracts of land.

Other

      The Partnership has entered into a management agreement with Centex Homes whereby the Partnership provides certain services to Centex Homes for the operation, management, development and sale of its commercial real estate portfolio. The management agreement, which was entered into effective April 1, 2001, provides for the reimbursement of a portion of the expenditures incurred by the Partnership (including overhead expenses) with respect to the properties. The management agreement further provides for the payment of additional amounts to the Partnership based upon its performance of services under the management agreement. Collectively, such payments amounted to approximately $3.5 million and $4.2 million during fiscal 2003 and 2002, respectively.

      The Partnership has entered into a management agreement with Centex Homes whereby Centex Homes provides management and oversight services for the Partnership’s investment in Fairclough Homes. The Partnership pays Centex Homes an annual fee of $10 thousand and reimburses Centex Homes for its direct expenses associated with its management and oversight.

      Centex performs cash management services for the Partnership. Excess funds generated by the Partnership are transferred to Centex on a daily basis, and funds required by the Partnership are advanced by Centex to the Partnership as necessary. Advances to or from Centex bear interest at the one-month LIBOR rate plus 25 basis points, computed on the daily outstanding borrowings or advances.

      During fiscal 2003 and 2002, in connection with third-party construction and permanent loans made to the Partnership’s operating subsidiaries and in connection with the acquisition and sale of properties, the Partnership paid an aggregate of $244 thousand and $412 thousand, respectively, in title insurance premiums and escrow fees to Centex title insurance subsidiaries.

      Centex’s Construction Services business segment has historically executed contracts with the Partnership. At March 31, 2003, contracts for the construction of two industrial facilities were completed and no additional contracts were outstanding. At September 30, 2003, a $10.6 million contract for the construction of an office building had been executed with the Partnership and was outstanding. During the three months ended September 30, 2003, the Partnership paid $0.5 million to Construction Services pursuant to this contract. During the year ended March 31, 2003, and the six months ended September 30, 2003, the Partnership paid $5.3 million and $0.5 million, respectively, to Construction Services pursuant to these contracts.

      During fiscal 2003, the Partnership paid $65 thousand to a Centex affiliate for marketing services provided to the Partnership by such affiliate.

      During the six months ended September 30, 2003, the Partnership issued 2,812 Class C Units to Centex Homes in exchange for land with a fair market value of $2.8 million.

      A subsidiary of the Partnership has leased approximately 157,450 square feet, or 72% of leasable space, in the Citymark office building in Dallas, Texas to Centex Service and other Centex affiliates. The lease was made in the ordinary course of business, was made on substantially the same terms as those prevailing at the time for comparable transactions with other persons, and did not present other unfavorable terms.

      During the six months ended September 30, 2003, a subsidiary of the Partnership entered into a lease agreement with a Company subsidiary for 160,000 square feet of office space currently under construction in Lewisville, Texas. The lease is for a ten-year primary term commencing upon the date that the premises is ready for occupancy. The lease was made in the ordinary course of business, was made on substantially the same terms as those prevailing at the time for comparable transactions with other persons, and did not present other unfavorable terms.

      Under the Partnership Agreement, Class C Units may be issued in exchange for assets acquired and capital received from a limited partner or from an entity that is to be admitted as a limited partner. Centex Homes is currently the sole limited partner of the Partnership.

      The Partnership is authorized to issue three classes of limited partnership interest. Centex indirectly holds 100% of the Partnership’s Class A and Class C limited partnership units (“Class A Units” and “Class C Units,” respectively), which are collectively convertible into 20% of the Partnership’s Class B limited partnership units (“Class B Units”). As referenced above, the Partnership may issue additional Class C Units in connection with the acquisition of real property and other assets. No Class B Units have been issued.

      As holder of the Class A and Class C Units, Centex is entitled to a cumulative preferred return of 9% per annum on the average outstanding balance of its capital contributions to the Partnership, adjusted for cash and other distributions representing return of capital. As of September 30, 2003, these adjusted capital contributions, or Unrecovered Capital, were $243.9 million. Preference payments in arrears totaled $52.9 million.

      As of September 30, 2003, Centex guaranteed approximately $1.1 million of indebtedness of the Partnership.

Regulatory Matters

      No federal or state regulatory approvals are required in connection with the consummation of the Transaction by any of the affected entities except filing formation documents for the new entities to be formed in connection with the Transaction and filing articles of merger with the Secretary of State of the State of Nevada with respect to the Holding Merger and filing a certificate of merger with the Secretary of State of the State of Delaware with respect to the Partnership Merger.

Material United States Federal Income Tax Consequences

      The following summary of the anticipated material United States federal income tax consequences of the Transaction is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this joint proxy statement may affect the tax consequences described in this summary. This summary does not discuss state, local, or foreign tax considerations. Nor does it address the tax consequences that are relevant to certain types of investors (including insurance companies, certain tax-exempt entities, financial institutions, or dealers in options or securities) that are subject to special treatment under federal income tax laws. Moreover, the following summary addresses only persons who own beneficial interests in the Holding Common Stock and the Stockholder Warrants as capital assets within the meaning of section 1221 of Code.

      This summary does not discuss all aspects of federal income taxation that may be relevant to you in light of your particular circumstances. Therefore, you should consult your tax advisor regarding the potential United States federal income tax consequences to you of the Transaction given your particular circumstances and income tax situation.

Consequences to U.S. Holders

      The following is a summary of the United States federal income tax consequences that will apply to you if you are a U.S. holder of Centex Common Stock and thus, beneficially own Holding Common Stock and Stockholder Warrants. Certain consequences to “non-U.S. holders” of our stock are described below under “Consequences to Non-U.S. Holders” below. “U.S. holder” means a beneficial owner of our stock who is:

•	a citizen or resident of the United States;

•	a corporation (or an entity that it treated as a corporation for United States federal tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust that (1) is subject to the supervision of a court within the United States and that has one or more United States persons with authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Disposition of Holding Common Stock in the Holding Merger

      The total amount of cash that you receive in the Holding Merger for the Holding Common Stock that you beneficially own will be treated as a taxable dividend. Under the recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003, the income tax rate for non-corporate taxpayers on dividends was reduced to 15% (5% for those in the 10% and 15% tax brackets). If, however, you are a non-corporate stockholder who does not hold your Centex Common Stock for at least 60 days during the 120-day period beginning 60 days before the Holding Merger is effective, the cash received for your Holding Common Stock will not be eligible for these reduced rates.

      Qualifying U.S. corporate stockholders generally will qualify for the dividends received deduction for the cash payment received in the Holding Merger provided the holding period and other requirements for the dividends received deduction are satisfied. Corporate stockholders should contact their tax advisors regarding the possible application of these limitations.

      The adjusted tax basis of the Centex Common Stock that you own at the time of the Holding Merger will be increased by your adjusted tax basis in the Holding Common Stock that you surrender in the Holding Merger. If you purchased your shares of Centex Common Stock after November 30, 1987, your adjusted tax basis in the Holding Common Stock and the Centex Common Stock will be determined by allocating the total purchase price for your Centex Common Stock among the Centex shares, the Stockholder Warrants, and the Holding Common Stock based on their relative fair market values on the date of acquisition.

Disposition of Stockholder Warrants in the Partnership Merger

      In the Partnership Merger, you will be treated as selling your Stockholder Warrants in a taxable transaction. Accordingly, you will recognize capital gain or loss in an amount equal to the difference between the amount of cash received for the Stockholder Warrants and your adjusted tax basis in the

Stockholder Warrants. If you purchased your shares of Centex Common Stock after November 30, 1987, your adjusted tax basis in the warrants is determined by allocating the total purchase price for your Centex shares among the Centex shares, the Stockholder Warrants, and the Holding Common Stock based on their relative fair market values on the date of acquisition.

      If you are a non-corporate stockholder who beneficially owned the warrants for more than 12 months before the Partnership Merger, your capital gain will be subject to a maximum income tax rate of 15% (5% for those in the 10% and 15% tax brackets). The deductibility of capital losses may be limited.

Information Reporting and Backup Withholding

      In general, information reporting requirements will apply to payments received in the Holding Merger and the Partnership Merger unless you are an exempt recipient (such as a corporation). A 28% backup withholding tax will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the IRS that you are subject to backup withholding.

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit or refund against your United States federal income tax liability provided the required information is furnished to the IRS.

Consequences to Non-U.S. Holders

      The following is a summary of the United States federal income tax consequences that will apply to you if you are a non-U.S. holder of Centex Common Stock. The term “non-U.S. holder” means a beneficial owner of Centex Common Stock that is not a U.S. holder.

      Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” and “foreign personal holding companies.” Such entities should consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them. This summary does not address the United States federal income tax consequences to a non-U.S. holder who owns, directly or indirectly, more than 5% of Centex Common Stock.

Disposition of Holding Common Stock in the Holding Merger

      The total amount of cash received for the Holding Common Stock that you beneficially own will be treated as a dividend. Dividends paid to a non-U.S. holder generally are subject to withholding of United States federal income tax at a 30% rate. The 30% withholding rate may be reduced if the non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate. Generally, to claim the benefits of an income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or if the Centex Common Stock is held through certain foreign intermediaries, the relevant certification requirements of applicable United States Treasury regulations must be satisfied.

      If you are engaged in a trade or business in the United States and the dividend is effectively connected with the conduct of that trade or business, you will be required to pay United States federal income tax on the dividend on a net income basis (although you will be exempt from the 30% withholding tax if you provide a properly executed IRS Form W-8ECI).

Disposition of Stockholder Warrants in the Partnership Merger

      You will be treated as selling your Stockholder Warrants in a taxable transaction. Any gain realized generally will not be subject to U.S. federal income tax or withholding tax unless:

•	The gain is effectively connected with the conduct of a U.S. trade or business or in the case of a treaty resident, the gain is attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States; or

•	You are an individual who is present in the United States for more than 182 days in the taxable year of the Partnership Merger and certain other conditions are met.

      A holder described in the first bullet point above will be required to pay United States federal income tax on the net gain derived from the disposition of the Stockholder Warrants at the graduated tax rates that apply to U.S. holders, and if the holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. A holder described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the disposition of the Stockholder Warrants, which may be offset by United States source capital losses, even though the holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

      We must report annually to the IRS the gross amount of dividends on our Common Stock paid to each non-U.S. holder and the tax withheld, if any, with respect to such dividends. Dividends paid to non-U.S. holders subject to the United States withholding tax, as described above in “Consequences to Non-U.S. Holders — Disposition of Holding Common Stock in the Holding Merger,” generally will be exempt from United States backup withholding if the non-U.S. holder certifies to its nonresident status as described above.

      Payments made to you in connection with the disposition of your Stockholder Warrants will not be subject to information reporting and backup withholding (currently at a rate of 28%) as long as you certify under penalties of perjury to your foreign status or otherwise establish an exemption.

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be refunded or credited against the holder’s United States federal income tax liability, if any, if the holder provides the required information to the IRS.

Dissenters’ Rights

      Under Nevada law, beneficial holders of Holding Common Stock will not have dissenters’ or appraisal rights as the Holding Common Stock is listed on the New York Stock Exchange per Chapter 92A (and, specifically, 92A.390(1)) of the Nevada Revised Statutes. However, Holding Stockholders are afforded other protections under Nevada law, including the fiduciary duties owed to them by the directors of Holding under Chapter 78 of the Nevada Revised Statutes.

      Neither the warrant agreement governing the Stockholder Warrants, the Nominee Agreement nor Delaware statutory law contain provisions requiring the vote of beneficial holders of the Stockholder Warrants in connection with the Partnership Merger. As a result, beneficial holders of the Stockholder Warrants will not have dissenters’ or appraisal rights as a result of the Partnership Merger. The same persons who hold beneficial interests in the Stockholder Warrants, however, are the holders of beneficial interests in the Holding Common Stock, and through such ownership, will be entitled to vote on the Transaction.

The Merger Agreement

      The following is a summary of the material provisions of the merger agreement for the Holding Merger, a copy of which is attached as Appendix A hereto and is incorporated herein by this reference.

Representations and Warranties

      In the merger agreement, Holding has made customary representations and warranties with respect to, among other things:

•	corporate existence and power;

•	corporate and governmental authorizations;

•	non-contravention of certain laws, agreements and Holding’s and its subsidiaries’ charter documents;

•	the capital stock, options or other rights to acquire securities of Holding;

•	Holding’s SEC filings and financial statements;

•	the accuracy of information supplied to the SEC in connection with the Holding Merger;

•	absence of certain changes that would have a material adverse effect on Holding;

•	litigation matters;

•	compliance with laws;

•	Holding’s material contracts;

•	title to Holding’s properties;

•	the vote required to approve the merger agreement; and

•	the opinion of Holding’s financial advisor.

      Each of Centex and 3333 Acquisition Corp. has made customary representations and warranties with respect to, among other things:

•	corporate existence and power;

•	corporate and governmental authorizations;

•	non-contravention of certain laws, agreements or Centex’s or 3333 Acquisition Corp.’s charter documents;

•	the accuracy of information supplied to the SEC in connection with the Holding Merger;

•	3333 Acquisition Corp.’s operations; and

•	the vote of Centex’s securities required to approve the Holding Merger.

Conditions to the Merger

      The respective obligations of Centex and 3333 Acquisition Corp., on the one hand, and Holding, on the other hand, to effect the Holding Merger are subject to the satisfaction or valid waiver of each of the following conditions:

•	the holders of a majority of the beneficial interests in the shares of Holding Common Stock outstanding and entitled to vote at the Special Meeting shall have approved the proposal to adopt the merger agreement and thereby approved the Holding Merger;

•	a proposal to terminate the Nominee Agreement shall have been approved by the holders of a majority of the shares of Centex Common Stock present in person or by proxy and entitled to vote at a meeting of the Centex Stockholders;

•	all conditions to the closing of the Partnership Merger shall have been satisfied or waived;

•	all actions by or in respect of filings with governmental entities required to permit the Holding Merger shall have been obtained; and

•	there shall be no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction prohibiting the Holding Merger.

      The obligation of Centex and 3333 Acquisition Corp. to effect the Holding Merger is subject to the satisfaction or valid waiver of the following conditions:

•	the representations and warranties of Holding shall be true and correct in all material respects;

•	Holding shall have performed in all material respects the obligations required to be performed by it at or prior to the merger;

•	there shall have occurred no material adverse change in the financial condition, business, assets, properties, operations or results of operations of Holding and its subsidiaries taken as a whole, subject to certain specified exceptions;

•	the Holding Stockholders shall not have dissenters’ rights or rights of appraisal; and

•	all actions necessary to render Nevada or other anti-takeover laws inapplicable shall have been taken.

      The obligation of Holding to effect the Holding Merger is subject to the satisfaction or valid waiver of the following conditions:

•	the representations and warranties of Centex and 3333 Acquisition Corp. shall be true and correct in all material respects;

•	Centex and 3333 Acquisition Corp. shall have performed in all material respects the obligations required to be performed by such parties prior to the merger;

•	Centex shall provide the Holding directors with indemnification contracts; and

•	the opinion of Houlihan Lokey Howard & Zukin shall not have been withdrawn or adversely modified.

Effective Time of the Merger

      The Holding Merger will become effective at 8:59 p.m. (Pacific Time) on the date that articles of merger are accepted for filing by the Secretary of State of the State of Nevada or at such other time as may be agreed by 3333 Acquisition Corp. and Holding. Assuming the stockholders vote to adopt the merger agreement and all other conditions to the Holding Merger are satisfied or, to the extent permitted, waived, Holding expects to complete the Holding Merger as soon as practicable after the Special Meeting.

Amendment; Waiver

      The merger agreement may be amended prior to the effective time of the Holding Merger by Holding, Centex and 3333 Acquisition Corp.; provided that after adoption of the merger agreement and approval of the Holding Merger by the Holding stockholders, no amendment is effective without a vote of the stockholders if such stockholder vote is required by law to effect the amendment. Any provision of the merger agreement may be waived in writing by the party against whom such waiver is to be effective. In the event Holding agrees to waive a material condition to the Holding Merger, stockholders will be re-solicited.

Interim Operations

      Pursuant to the merger agreement, during the period from the date of the merger agreement to the effective time of the Holding Merger, Holding has agreed that it shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business. During such period, Holding has agreed not to, and not to permit any of its subsidiaries to, take any of the following actions without the prior written consent of Centex:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or other securities;

•	split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

•	purchase, redeem or otherwise acquire any shares of capital stock of Holding or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

•	authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including, without limitation, stock appreciation rights);

•	amend its organizational or governing documents;

•	adopt resolutions providing for or authorizing a liquidation or a dissolution, with limited exceptions; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

Other Proposals

      Until the merger agreement is terminated, neither Holding, its subsidiaries, nor any of their respective officers, directors, employees, representatives, agents or affiliates may directly or indirectly initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to a “transaction proposal,” or enter into or have discussions or negotiations with any party in furtherance of such inquiries or to obtain a transaction proposal or agree to or endorse any transaction proposal or authorize or permit any representatives to take any such action.

      Notwithstanding the foregoing, the Holding Board of Directors or the Special Committee may take the following actions, prior to the special meeting:

•	Furnish information to or enter into discussions or negotiations with any third party that makes an unsolicited, bona fide transaction proposal if:

•	the Holding Board of Directors or Special Committee, after consulting its legal and financial advisors, determines in good faith that such action is necessary for the Holding Board to comply with its fiduciary duties to the stockholders;

•	prior to providing the information or beginning discussions or negotiations, Holding provides notice to 3333 Acquisition Corp.; and

•	the third party executes a confidentiality agreement.

•	Withdraw, modify or not make a recommendation that the stockholders vote FOR adoption of the merger agreement if there is a transaction proposal and the Holding Board of Directors or Special Committee, after consulting their legal and financial advisors, determines that such action is necessary to comply with their fiduciary duties to the stockholders.

•	Make a recommendation to the stockholders with respect to a competing proposal and any related filing with the SEC as required by Rule 14e-2 and 14d-9 under the Securities Exchange Act of 1934 or take any other legally required action with respect to a transaction proposal if the Holding Board of Directors or the Special Committee, after consulting its legal and financial advisors, that such action is necessary to comply with their fiduciary duties to the stockholders.

      Consistent with the foregoing provisions, Holding has agreed to terminate any currently existing solicitation, discussions or negotiations with any third party with respect to a transaction proposal.

      A “transaction proposal” means any of the following (other than the transactions contemplated by the merger agreement) involving Holding or any of its subsidiaries:

•	any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Holding and its subsidiaries, taken as a whole, in a single transaction or series of related transactions not in the ordinary course of business;

•	any tender offer or exchange offer for, or the acquisition of (or right to acquire) “beneficial ownership” by any person, “group” or entity (as such terms are defined under Section 13(d) of the Securities Exchange Act of 1934), of 20% or more of the outstanding shares of capital stock of Holding or the related filing of a registration statement under the Securities Act of 1933; or

•	any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing or a recapitalization, liquidation, dissolution or similar transaction involving Holding or any of its subsidiaries.

      Prior to withdrawing or modifying its approval or recommendation of the merger agreement or the Holding Merger, approving or recommending a transaction proposal, or entering into an agreement with respect to a transaction proposal, Holding must provide 3333 Acquisition Corp. with a written notice advising 3333 Acquisition Corp. about the transaction proposal, specifying the material terms and conditions and identifying the person making the transaction proposal and specifying that the Holding Board of Directors or the Special Committee has reasonably determined that the transaction proposal constitutes a “superior transaction,” and neither Holding nor any subsidiary may enter into an agreement with respect to a transaction proposal until seventy-two hours after the first notice with respect to a transaction proposal was received by 3333 Acquisition Corp.

      A “superior transaction” means a transaction proposal made in writing by a party other than Centex or its subsidiaries:

•	that provides for

•	a transaction proposal that would substitute for the Holding Merger and the Partnership Merger,

•	(1) the repayment (as a condition to the closing of such transaction) by Holding or its designee of all sums owed by Holding and its subsidiaries (including the Partnership) to Centex and its subsidiaries (other than the Partnership), including debt, unpaid distributions and capital, (2) the release of Centex and its subsidiaries (other than the Partnership) from guarantees and other credit enhancements for Holding and its subsidiaries, and (3) the termination of the Nominee Agreement on terms acceptable to Centex in its sole and absolute discretion, and

•	the terms and conditions of which (including the amount and value of the consideration to be received) are reasonably determined by the Holding Board of Directors or the Special Committee to be, when taken in their entirety, more favorable to Holding for the holders of the beneficial interests in the Holding Common Stock than the terms and conditions set forth in the merger agreement for the Holding Merger (or the terms of an offer of 3333 Acquisition Corp., if any, made to Holding in response to notice of a transaction proposal).

Indemnification and Insurance

      The merger agreement provides that, for a period of six years after the Holding Merger, Centex and Holding will indemnify all present and former directors or officers of Holding (including members of the Special Committee) against any costs, losses or expenses (including reasonable attorneys’ fees) incurred in connection with any civil or criminal claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or prior to the Holding Merger, to the fullest extent permitted by law. Holding also has agreed to advance expenses to or reimburse such indemnified parties from time to time for reasonable costs and expenses reasonably incurred by the indemnified parties, if the indemnified party agrees to return such amounts to Holding if a court of competent jurisdiction determines that applicable law prohibits such indemnification, and Centex and Holding have made commercially reasonable good faith efforts to collect such expenses under directors’ and officers’ liability insurance, and such efforts are unsuccessful.

      For six years after the Holding Merger, Centex has agreed to provide officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the effective time of the Holding Merger covering each person currently covered by Holding’s officers’ and directors’ liability insurance policy on terms and with respect to coverage and amount not less favorable than those of such policy in effect on the date of the merger agreement (whether through existing policies (and extensions thereof) or other policies obtained for Centex generally). For the period after the date that is six years after the Holding Merger, Centex shall provide to each person currently covered by Holding’s officers’ and directors’ liability insurance policy not less than the same officers’ and directors’ liability insurance coverage in respect of acts or omissions occurring prior to the effective time of the Holding Merger as Centex provides with respect to former directors and officers of Centex generally.

Termination

      The merger agreement may be terminated and the Holding Merger may be abandoned at any time prior to the effective time of the Holding Merger, whether before or after the stockholders have adopted the merger agreement:

•	by mutual written consent of 3333 Acquisition Corp. and Holding;

•	by either 3333 Acquisition Corp. or Holding, if:

•	any court of competent jurisdiction or any state or federal governing body has issued a final and non-appealable order, decree or ruling or taken any other action restraining or otherwise prohibiting the Holding Merger; or

•	the Holding Merger shall not have occurred by March 31, 2004, unless the delay is the result of the material breach of or failure to perform in any material respect any agreement in the merger agreement by the party seeking termination;

•	by Holding:

•	substantially concurrently with its approval of a competing transaction proposal, provided that Holding has complied with all provisions of the merger agreement and that it pays the expenses of Centex related to the Holding Merger and related merger agreement and the transactions contemplated thereby (up to a maximum of $50,000); or

•	if Centex or 3333 Acquisition Corp. materially breaches or fails to perform any covenant or other agreement contained in the merger agreement in any material respect or breaches any representation or warranty (in a manner which individually or in the aggregate results in a “Centex Material Adverse Effect,” as defined in the merger agreement), in each case which cannot be or has not been cured within fifteen days after written notice to Centex or 3333 Acquisition Corp.; or

•	by 3333 Acquisition Corp.:

•	if Holding approves a definitive agreement or agreement in principle with respect to a transaction proposal following the public announcement of a transaction proposal or withdraws or adversely modifies its approval or recommendation of the Holding Merger following the public announcement of a transaction proposal; or

•	if Holding materially breaches or fails to perform any covenant or other agreement contained in the merger agreement in any material respect or breaches any representation or warranty (in a manner which individually or in the aggregate results in a “Company Material Adverse Effect,”

as defined in the merger agreement), in each case which cannot be or has not been cured within fifteen days after written notice to Holding.

Merger Agreement for the Partnership

      The merger agreement for the Partnership Merger is substantially the same as the merger agreement for the Holding Merger with the following material exceptions:

•	At the effective time of the Partnership Merger, Centex Homes’ and CREC’s general partnership and limited partnership interests in Centex Development Acquisition, L.P. shall be canceled without payment of consideration;

•	No approval of the holders of the beneficial interests in the Stockholder Warrants is required;

•	At the effective time of the Partnership Merger, Development’s 1% general partnership interest in the Partnership shall be converted into a 1% limited partnership interest in the surviving partnership, and Centex Homes’ 99% limited partnership interest in the Partnership shall be converted into a 98% limited partnership interest and a 1% general partnership interest and Development and Centex Homes shall receive a capital account in the Partnership equal to their capital accounts prior to the Partnership Merger;

•	The Partnership Merger is conditioned upon all conditions to the Holding Merger being satisfied or waived and approval of the limited partners of Centex Development Acquisition, L.P. and the Partnership;

•	The merger agreement is governed by Delaware law; and

•	The effective time of the Partnership Merger will be 11:59 p.m. (Eastern Time) on the date the certificate of merger is accepted for filing by the Secretary of State of the State of Delaware or such other time as the parties agree.

Other Information

Accounting Treatment

      The Transaction will be accounted for using purchase accounting with the net assets acquired recorded at historical carryover basis. 3333 Acquisition Corp. has been designated the acquiror for purchase accounting purposes as to Holding, and Centex Development Acquisition, L.P. has been designated the acquiror for purchase accounting purposes with respect to the Partnership.

Market Price Information

      On November 17, 2003, the last full trading day before the public announcement of the Transaction, Centex’s Common Stock (which includes any market value attributable to the beneficial interests in the Holding Common Stock and the Stockholder Warrants) closed at $99.31 per share.

WHERE YOU CAN FIND MORE INFORMATION

      Holding, together with Centex and the Partnership, files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Holding files at the SEC’s public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Holding’s SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov and Centex’s website at http://www.centex.com. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Centex Common Stock trades on the New York Stock Exchange under the symbol “CTX.”

      We are “incorporating by reference” into this proxy statement certain information filed with the SEC by Holding and the Partnership and Centex, which means we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this proxy statement, unless we update or supersede that information by information contained in this proxy statement or the information we file subsequently that is incorporated by reference into this proxy statement. We are incorporating by reference the following documents that have been filed with the SEC:

•	Part A, Item 6 — Selected Financial Data for Centex Corporation included in the Joint Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for Centex, Holding and the Partnership;

•	Part B of the Joint Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for Centex, Holding and the Partnership;

•	The Joint Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 for Holding and the Partnership;

•	The Joint Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 for Holding and the Partnership;

•	Current Report on Form 8-K filed November 18, 2003, for Centex, Holding and the Partnership;

•	Current Report on Form 8-K filed December 19, 2003, for Centex, Holding and the Partnership; and

•	Current Report on Form 8-K dated December 23, 2003, for Holding and the Partnership.

      We also incorporate by reference any future filings that Holding or the Partnership may make with the SEC (excluding those made under Items 9 or 12 of Form 8-K) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the Special Meeting. These additional documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and proxy statements.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address and telephone number:

Corporate Secretary
3333 Holding Corporation
2728 N. Harwood Street
Dallas, Texas 75201
(214) 981-5000

STOCKHOLDER PROPOSALS

If the Transaction is not completed, Holding’s 2004 annual meeting of stockholders is scheduled to be held on July 15, 2004. In order to be considered for inclusion in Holding’s proxy material for that meeting, stockholder proposals must be received at Holding’s executive offices, addressed to the attention of the Secretary, not later than February 21, 2004.

      For any proposal that is not submitted for inclusion in Holding’s proxy material for the 2004 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits Holding’s management to exercise discretionary voting authority under proxies it solicits unless Holding is notified about the proposal on or before May 7, 2004 and the stockholder submitting the proposal satisfies the other requirements of Rule 14a-4(c). Holding’s Amended and Restated By-laws further provide that, to be considered at the 2004 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the executive offices of Holding no later than April 18, 2004, and must contain the information specified by and otherwise comply with Holding’s Amended and Restated By-laws. Any stockholder wishing to receive a copy of Holding’s Amended and Restated By-laws should direct a written request to the Secretary at Holding’s principal executive offices.

By Order of the Board of Directors

RAYMOND G. SMERGE
Secretary

Dallas, Texas

January      , 2004

Appendix A

AGREEMENT AND PLAN OF MERGER

among
3333 HOLDING CORPORATION,
CENTEX CORPORATION,
and
3333 ACQUISITION CORP.
dated as of
November 17, 2003

AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER, dated as of November 17, 2003 (this “Agreement”), is entered into by and among 3333 HOLDING CORPORATION, a Nevada corporation (the “Company”), CENTEX CORPORATION, a Nevada corporation (“Centex”), and 3333 ACQUISITION CORP., a Nevada corporation and a wholly-owned subsidiary of Centex (“Acquirer”).

RECITALS

      A.     The holders of Centex common stock, par value $.25 per share (the “Centex Common Stock”), collectively (i) through their ownership of Centex Common Stock, beneficially own all of the issued and outstanding shares of common stock, par value $.01 per share, of Acquirer, and (ii) through a nominee arrangement with Mellon Investor Services LLC (“Nominee”), beneficially own all of the shares of common stock, par value $.01 per share (“Common Stock”), of the Company.

      B.     Centex and the Company desire that Acquirer be merged with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Nevada Revised Statutes, as amended (the “NRS”), pursuant to which the Common Stock will be canceled and the beneficial interest in the Common Stock will be converted into the right to receive the Merger Consideration (as defined in Section 1.8(d) below).

      C.     A special committee of the Board of Directors of the Company (the “Special Committee”) and the Board of Directors of the Company have received the opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (the “Company Financial Advisor”), dated as of November 17, 2003 (the “Fairness Opinion”) to the effect that, based on, and subject to, the various assumptions and qualifications set forth therein, as of the date of such opinion, the Transaction (as defined in Schedule 1), including the Merger Consideration (as defined in Section 1.8(d) below) to be received by the Company’s stockholders pursuant to the Merger, is fair from a financial point of view to such holders.

      D.     The Special Committee has, based in part on the determination of the Company Financial Advisor, approved this Agreement, determined and declared that this Agreement, the Merger and the transactions contemplated hereby are fair to, advisable, and in the best interests of, the Company’s stockholders and has recommended approval of the Merger and adoption of the Agreement by the Board of Directors and the stockholders of the Company.

      E.     The Board of Directors of the Company has, based in part on the determination of the Special Committee, (i) determined and declared that this Agreement, the Merger and the transactions contemplated hereby are fair to, advisable and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and, subject to obtaining the approval of the stockholders of the Company as required under applicable law, the Merger, and (iii) has determined to submit this Agreement to the stockholders of the Company for approval.

      F.     The affirmative vote of the holders of a majority of the beneficial interest in the shares of Common Stock outstanding and entitled to vote at the Stockholders’ Meeting (as defined in Section 2.2 below) is required to adopt this Agreement for the Merger.

      G.     The Board of Directors of the Company has directed that this Agreement be submitted to the stockholders of the Company at the Stockholders’ Meeting (as defined in Section 2.2 below).

      H.     The Board of Directors of Acquirer has (i) determined that this Agreement and the Merger are fair to and in the best interests of Acquirer and its sole stockholder, and (ii) approved this Agreement and adopted the Merger as set forth herein.

      I.     The sole stockholder of Acquirer has approved this Agreement and the Merger by written consent of such sole stockholder.

      J.     Centex, Acquirer and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

      NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER

      SECTION 1.1     The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the applicable provisions of the NRS, Acquirer shall be merged with and into the Company. The Company shall continue as the surviving corporation (the “Surviving Corporation”) in the Merger and the separate corporate existence of Acquirer shall cease (Acquirer and the Company are sometimes referred to herein as the “Constituent Corporations”).

      SECTION 1.2     Closing. Unless this Agreement has been terminated and the transactions herein contemplated have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the “Closing”) will take place at 12:00 p.m. on the first business day after satisfaction or waiver of the conditions set forth in Article VII (the “Closing Date”), at the offices of Thompson & Knight LLP, 1700 Pacific Ave., Suite 3300, Dallas, Texas, unless another date, time or place is agreed to by the parties hereto, but in no event later than March 31, 2004.

      SECTION 1.3     Effective Time. On the Closing Date, the Surviving Corporation shall file articles of merger (the “Articles of Merger”) executed in accordance with the NRS, with the Secretary of State of the State of Nevada (the “Secretary”), and the Merger shall become effective at 8:59 p.m. Pacific Time on the date the Articles of Merger are accepted for filing by the Secretary or at such other time as is specified in the Articles of Merger to which Acquirer and the Company shall have agreed (the time the Merger becomes effective being the “Effective Time”).

      SECTION 1.4     Effects of the Merger. The Merger shall have the effects set forth in the Section 92A.250 of the NRS and all other effects specified in the applicable provisions of the NRS, including, without limitation, that at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquirer shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquirer shall become the debts, liabilities and duties of the Surviving Corporation.

      SECTION 1.5     Articles of Incorporation; By-laws.

      (a) The articles of incorporation of Acquirer, as in effect immediately prior to the Effective Time, shall become the articles of incorporation of the Surviving Corporation, except that the name of the Surviving Corporation shall remain the name of the Company and, as so amended, until thereafter further amended as provided therein and under the NRS, it shall be the articles of incorporation of the Surviving Corporation following the Merger.

      (b) The by-laws of Acquirer as in effect at the Effective Time shall be the by-laws of Surviving Corporation following the Merger until thereafter changed or amended as provided therein and under the NRS.

      SECTION 1.6     Directors. At the Effective Time, each of the directors of the Company shall resign from their respective positions on the Boards of Directors of the Company and any of its Subsidiaries. The directors of Acquirer immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified as the case may be.

      A “Subsidiary” of any person means another person if the first person or a subsidiary thereof owns an amount of the voting securities, other voting ownership or voting partnership interests which is sufficient to elect at least a majority of its Board of Directors (or other governing body) of such person or, if there are no such voting interests, if the first person or a subsidiary thereof owns 50% or more of the equity interests of such person. Notwithstanding anything in this Agreement to the contrary, any representation or warranty of the Company with respect to Centex Development Company UK Limited and its Subsidiaries (which Centex acknowledges are managed by Centex Homes, an affiliate of Centex, pursuant to a Management Agreement dated as of April 1, 2001 between CDC (as defined in Section 1.8(b)) and Centex Homes) is limited to the Knowledge of the Company.

      As used in this Agreement, the term “Knowledge” when referring to the Company or any Subsidiary of the Company means the actual knowledge of the Company’s current officers and directors without the conduct by any such person of any independent investigation.

      SECTION 1.7     Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, all such officers to hold office from the Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified as the case may be.

      SECTION 1.8     Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Acquirer, the Company, the Surviving Corporation or the holder of any shares of the Common Stock or any shares of capital stock of Acquirer:

      (a) Capital Stock of Acquirer. Each share of common stock of Acquirer issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of the common stock, par value $.01 per share, of the Surviving Corporation.

      (b) Termination of Nominee Agreement. Pursuant to Section 8.3 of the Nominee Agreement dated November 30, 1987 by and between Centex, the Company, Centex Development Company, L.P. (“CDC”) and First RepublicBank Dallas, National Association, as initial Nominee, as amended by the contemplated amendment (the “Nominee Agreement”), subject to and upon the approval by the stockholders of Centex, which approval will be sought at the Stockholders’ Meeting (as defined in Section 2.2 below), and the consummation of the Merger and the CDC Merger (as defined in Section 7.1(c) below), the Nominee Agreement will be terminated and canceled in all respects without effectuation of the Detachment (as defined in the Nominee Agreement) of the Deposited Securities (as defined in the Nominee Agreement).

      (c) Cancellation of Company Treasury Stock. Each share of the Common Stock that is owned by the Company or by any Subsidiary of the Company, if any, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

      (d) Conversion of Common Stock. Each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be canceled in accordance with Section 1.8(c), shall, by virtue of the Merger and without any action on the part of the Nominee or the beneficial holders thereof, be converted into the right to receive from the Surviving Corporation, and Centex shall cause the Surviving Corporation to pay pursuant to this Agreement, without interest, consideration equal to an amount that provides to each holder of a beneficial interest in the Common Stock $.01 in cash per share of Centex Common Stock held by such holder at the Effective Time (the “Merger Consideration”), less any required tax withholding. At the Effective Time, all such shares of the Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each beneficial owner of a certificate representing any such shares of the Common Stock, held by the Nominee on behalf of such beneficial owners, shall, to the extent such certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration applicable thereto, without interest, in accordance with Section 3.2.

      As used in this Agreement the term “Merger Consideration” shall mean the per share amount in reference to the consideration designated on a per share basis and, as the context otherwise requires, shall refer to the aggregate consideration represented by the per share amount multiplied by the total number of shares of Centex Common Stock then outstanding.

      SECTION 1.9     Cancellation of Centex Warrants. At the Effective Time, the outstanding warrants to purchase 100 shares of Common Stock owned by Centex (subject to adjustment) at an exercise price of $800 per share (subject to adjustment) (“Centex Warrants”), shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

      SECTION 1.10 Further Assistance. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees are authorized to execute and deliver, in the name and on behalf of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger and otherwise to carry out the purpose of this Agreement.

      SECTION 1.11     Approval and Recommendation of the Board. The Company hereby approves of and consents to the Merger and represents that the Board of Directors of the Company (hereafter, the “Company Board”), at a meeting duly called and held on November 17, 2003, with Stephen M. Weinberg abstaining because of his joint current employment relationship with Centex Service Company, a wholly owned subsidiary of Centex, adopted resolutions, in accordance with the recommendation of the Special Committee, (i) determining that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) approving, adopting and declaring advisable this Agreement and the transactions contemplated hereby and (iii) recommending that the stockholders of the Company vote in favor of the Merger, subject to the Company Board’s right to withdraw, modify or amend such recommendation if the Company Board or Special Committee determines in good faith, after receipt of the advice of its outside counsel, that such action is necessary for the Company Board to comply with its fiduciary duties under applicable law. The Company agrees to execute an amendment to the Nominee Agreement, in the form previously provided, that will allow, subject to the affirmative vote of the stockholders of Centex, which approval will be sought at the Stockholders’ Meeting (as defined in Section 2.2 below), for the termination of the Nominee Agreement in all respects without effectuation of a Detachment (as defined in the Nominee Agreement) or distribution of the Deposited Securities (as defined in the Nominee Agreement). The Company Financial Advisor has delivered to the Special Committee its Fairness Opinion to the effect that, as of the date of such opinion, the Transaction, including the Merger Consideration, is fair to the Company’s stockholders from a financial point of view.

ARTICLE II

PROXY STATEMENT; STOCKHOLDERS’ MEETING

      SECTION 2.1     Proxy Statement.

      (a) As promptly as practicable after the execution of this Agreement, the Company and Centex shall cooperate (with the cooperation of the Acquirer as needed) and promptly prepare and file with the Securities and Exchange Commission (“SEC”) a joint proxy statement relating to the meetings of the Company’s and Centex’s stockholders to be jointly held where (a) the Centex Stockholders will be asked to (1) approve an amendment to the Restated Articles of Incorporation of Centex to increase the authorized shares of Centex Common Stock, and (2) approve the termination of the Nominee Agreement in order to facilitate the Transaction, and (b) the Company Stockholders will be asked to approve the Transaction, including the Merger and this Agreement (collectively, together with any amendments thereof or supplements thereto, the “Proxy Statement”), with respect to the Merger and any other filings made by or required to be made by the Company or Centex with the SEC other than the Proxy Statement (the

“Other Filings”), if any. The respective parties shall cause the Proxy Statement and any Other Filings to comply as to form in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), including Regulation 14A, and any other applicable laws. The respective parties, after consultation with the other, will use all reasonable efforts to respond to any comments made by the SEC with respect to the Proxy Statement and any Other Filings. Each of Centex, Acquirer and the Company shall furnish to each other all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Proxy Statement and any Other Filings.

      As promptly as practicable after the clearance of the Proxy Statement by the SEC, the Company and Centex shall mail the Proxy Statement to their stockholders (or, if the SEC chooses not to review the Proxy Statement, within 20 days after the date that the SEC notifies the Company and Centex that it will not review the Proxy Statement, unless otherwise agreed by the Company and Centex). The Proxy Statement shall include the recommendation of the Company Board that adoption of the Merger Agreement by the Company’s stockholders is advisable and that the Company Board has determined that the Merger is fair to, and in the best interests of, the Company’s stockholders, subject to the Company Board’s right to withdraw, modify or amend such recommendation if the Company Board or Special Committee determines in good faith, after receipt of the advice of its outside counsel and the Company Financial Advisor, that such action is necessary for the Company Board to comply with its fiduciary duties under applicable law.

      No amendment or supplement to the Proxy Statement or any Other Filings will be made by the Company without the prior approval of Centex, which approval shall not be unreasonably withheld, delayed or conditioned. The Company will advise Centex or Acquirer, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or any Other Filings or comments thereon and responses thereto or requests by the SEC for additional information.

      (b) Each of the parties agrees to use its reasonable best efforts to cooperate and to provide each other with such information as any of such parties may reasonably request in connection with the preparation of the Proxy Statement and the Other Filings. Each party agrees promptly to supplement, update and correct any information provided by it for use in the Proxy Statement and the Other Filings to the extent that it is or shall have become incomplete, false or misleading. If at any time prior to the Effective Time, any event or circumstance relating to Centex or Acquirer or their respective officers and directors, should be discovered by Centex which should be set forth in an amendment to the Proxy Statement or Other Filings, Centex shall promptly inform the Company. If at any time prior to the Effective Time, any event or circumstance relating to the Company, or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement or any Other Filing, the Company shall promptly inform Centex.

      SECTION 2.2     Stockholders’ Meeting. Subject to Section 6.3 of this Agreement, and in accordance with the Company’s and Centex’s respective articles of incorporation and by-laws, the Company and Centex shall call and hold a joint meeting of their stockholders (the “Stockholders’ Meeting”) as promptly as practicable for the purpose of (a) the Centex Stockholders voting to approve (1) an amendment to the Restated Articles of Incorporation of Centex to increase the authorized shares of Centex Common Stock, and (2) the termination of the Nominee Agreement in order to facilitate the series of transactions that includes the Merger, and (b) the Company Stockholders voting to approve the Merger and this Agreement. Subject to Section 6.3 of this Agreement, the Company and Centex shall use their reasonable best efforts to hold the Stockholders’ Meeting as promptly as practicable after the date on which the Proxy Statement is cleared by the SEC.

ARTICLE III

NO DISSENTERS’ RIGHTS; PAYMENT FOR COMMON STOCK; RELATED MATTERS

      SECTION 3.1     No Dissenters’ Rights. Pursuant to the provisions of NRS Section 92A.390, the holders of Common Stock shall not have any dissenters’ rights or rights of appraisal as a result of the Merger and shall be entitled to receive only the Merger Consideration.

      SECTION 3.2     Payment for Shares.

      (a) Prior to the Effective Time, Centex will engage a paying agent (the “Paying Agent”) for the payment of the Merger Consideration upon consummation of the Merger. Promptly following the Effective Time, Centex shall cause the Surviving Corporation to provide to the Paying Agent cash in an amount sufficient to pay the Merger Consideration pursuant to Section 1.8. All of the fees and expenses of the Paying Agent shall be borne by the Surviving Corporation.

      (b) As soon as practicable after the Effective Time, the Paying Agent shall cause to be delivered to each beneficial holder of Common Stock (as determined by such holder’s status as a record holder of Centex Common Stock) immediately prior to the Effective Time a check in the amount to which such holder is entitled, after giving effect to any required tax withholdings.

      (c) No payment of Merger Consideration can be paid to an owner of Common Stock which is not registered in the transfer records of the Company, unless such holder notifies Centex in writing as specified in the Proxy Statement prior to the Effective Time and such notice is accompanied by all documents required by the Company and the transfer agent, as the case may be, to evidence and effect a transfer of ownership in the transfer records of the Company prior to the Effective Time.

      (d) From and after the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time.

      (e) The Merger Consideration paid in accordance with the terms of this Article III shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to the shares of Common Stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Centex and Acquirer as follows:

      SECTION 4.1     Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has corporate power to carry on its business as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Company Material Adverse Effect.

      As used herein, the term “Company Material Adverse Effect” shall mean any adverse change, effect, event, occurrence or state of facts (a) affecting the financial condition, business, assets, properties, operations or results of operations of the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole, or (b) which would prevent or materially impair the Company from consummating the Merger, which has occurred or would reasonably be expected to occur as a result of any such change, effect, event, occurrence or state of facts.

      SECTION 4.2     Corporate Authorization; Approvals. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval (as defined in Section 4.15 below) of this Agreement, as required by applicable law, to consummate the Merger. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger have been duly authorized by all necessary corporate action on the part of the Company, and, except for the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of Centex and Acquirer, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally or by general equitable or fiduciary principles.

      SECTION 4.3     Governmental Authorization. To the Knowledge of the Company, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger require no action by or in respect of, or filing with, any federal, state or local governmental authority, or any court, administrative or regulatory agency or commission or other governmental authority or agency, (each, a “Governmental Entity”), other than, if any, (a) the filing of (i) the Articles of Merger in accordance with the NRS and (ii) appropriate documents with the relevant authorities of other states or jurisdictions in which the Company or any of its Subsidiaries is qualified to do business; (b) compliance with any applicable requirements of the New York Stock Exchange (“NYSE”); (c) compliance with any applicable requirements of the London Stock Exchange (“LSE”); (d) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the Exchange Act; (e) such as may be required under any applicable state securities or blue sky laws or state takeover laws; and (f) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, have a Company Material Adverse Effect (the filings and authorizations referred to in clauses (a) through (f) being referred to collectively as the “Company Required Governmental Consents”).

      SECTION 4.4     Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger do not and will not (a) contravene or conflict with the Company’s articles of incorporation, by-laws, (b) assuming that all of the Company Required Governmental Consents are obtained, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, (c) to the Knowledge of the Company, constitute a default under or give rise to a right of termination, cancellation or acceleration (with or without due notice or lapse of time or both) of any right or obligation of the Company or to a loss of any benefit or status to which the Company is entitled under any provision of any contract or other instrument binding upon the Company (other than any note, mortgage, indenture or loan agreement or similar instrument made or given by the Company or its Subsidiaries) or any license, franchise, permit or other similar authorization held by the Company or (d) to the Knowledge of the Company, result in the creation or imposition of any Lien (as defined below) on any asset of the Company, other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate, have a Company Material Adverse Effect.

      As used in this Agreement, “Lien” means any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind; provided, however, that the term “Lien” shall not include (i) liens for water and sewer charges and current taxes, assessments and other governmental levies, fees or charges not yet due and payable or being contested in good faith, (ii) landlords’, mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s and similar liens, (iii) purchase money liens and liens securing rental payments under capital lease arrangements and (iv) liens or imperfections on property which do not materially detract from the value or the existing use of the property affected by such lien or imperfection.

      SECTION 4.5     Capitalization.

      (a) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.01 per share, and no shares of preferred stock. There were, as of the close of business on the date hereof, (i) 1,000 shares of Common Stock issued and outstanding and held by the Nominee for the benefit of the Company’s stockholders, and (ii) no shares of Common Stock held in the treasury of the Company. As of the date hereof, there were 100 shares of Common Stock reserved for issuance upon exercise of outstanding Centex Warrants. Except for the Centex Warrants and as described in the preceding sentence, all outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NRS, the Company’s articles of incorporation, the Company’s by-laws or any contract to which the Company is a party or otherwise bound.

      (b) As of the date hereof, except for the Centex Warrants and as described in Section 4.5(a) herein, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Common Stock or other capital stock of the Company or any of its Subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of the Company or other entity, other than loans to Subsidiaries in the ordinary course of business.

      SECTION 4.6     Subsidiaries.

      (a) Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of its state or country of organization, and has all powers required to carry on its business as now conducted, except where the failure to be so organized or in such existence or standing or have such powers, individually or in the aggregate, would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not have a Company Material Adverse Effect.

      (b) All of the outstanding shares of capital stock of, or other ownership interest in, each Subsidiary of the Company, have been duly authorized and validly issued and all of the outstanding shares of capital stock of each Subsidiary that is a corporation are fully paid and nonassessable. All of the outstanding capital stock or other ownership interest which is owned, directly or indirectly, by the Company in each of its Subsidiaries is owned free and clear of any Lien and, with respect to corporate Subsidiaries, free of any other limitation or restriction, including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interest (other than any of such under the Securities Act or any state or foreign securities laws) (provided that restrictions on these rights with respect to non-corporate subsidiaries would not have a Company Material Adverse Effect). Except for the Centex Warrants and as described in Section 4.5(a) herein, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, (ii) options, warrants or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company, or (iii) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any Subsidiary of the Company or any capital stock of, or other ownership interests in, any Subsidiary of the Company. There are no other persons in which the Company owns, of record or beneficially, any direct or indirect equity or similar interest or any right (contingent or otherwise) to acquire the same.

      (c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger do not and will not (a) contravene or conflict with any Subsidiary of the Company’s articles of incorporation, by-laws or similar governing document,

(b) assuming that all of the Company Required Governmental Consents are obtained, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to any Subsidiary of the Company, (c) to the Knowledge of the Company, constitute a default under or give rise to a right of termination, cancellation or acceleration (with or without due notice or lapse of time or both) of any right or obligation of any Subsidiary of the Company or to a loss of any benefit or status to which any Subsidiary of the Company is entitled under any provision of any contract or other instrument binding upon any Subsidiary of the Company (other than any note, mortgage, indenture or loan agreement or similar instrument given by the Company or its Subsidiaries) or any license, franchise, permit or other similar authorization held by any Subsidiary of the Company or (d) to the Knowledge of the Company, result in the creation or imposition of any Lien on any asset of any Subsidiary of the Company, other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate, have a Company Material Adverse Effect.

      SECTION 4.7     Past SEC Documents; Undisclosed Liabilities. The Company has filed, in a timely manner, all reports, filings, registration statements and other documents required to be filed by it with the SEC after January 1, 2000 and prior to the date of this Agreement (collectively, the “Past SEC Documents”). As of its respective filing date or as amended or supplemented prior to the date hereof, each Past SEC Document, to the Knowledge of the Company, complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Past SEC Documents, to the Knowledge of the Company, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Past SEC Documents filed and publicly available prior to the date hereof, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto and that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

      SECTION 4.8     Disclosure Statements. (a) None of the information provided by the Company for inclusion in the Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement and approval of the Merger and at the Effective Time and (b) none of the information provided by the Company for inclusion in any Other Filings or any supplement or amendment thereto, at the time of the filing thereof and at the time of any distribution or dissemination thereof, in each case, will, to the Knowledge of the Company, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

      SECTION 4.9     Absence of Certain Changes. Since June 30, 2003, except as otherwise expressly contemplated by this Agreement as disclosed or provided for in the Past SEC Documents, to the Knowledge of the Company, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been any damage, destruction or other casualty loss (whether or not covered by insurance) or any action, event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, would have a Company Material Adverse Effect. Since June 30, 2003, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has taken any action other than in the ordinary course of business which, if taken after the date hereof, would constitute a breach of any provision set forth in Section 6.1 hereof, except as disclosed or provided for in the Past SEC Documents.

      SECTION 4.10     Litigation. As of the date of this Agreement except as disclosed or provided for in the Past SEC Documents, (a) to the Knowledge of the Company, there are no pending or threatened actions, suits, claims, litigation or other governmental or judicial proceedings or investigations or arbitrations (“Proceedings”) against the Company, its Subsidiaries or any of their respective properties, assets or businesses, or, to the Knowledge of the Company, any of the Company’s or any of its Subsidiary’s current or former directors or officers (in their capacity as such) or any other person whom the Company or any Subsidiary has agreed to indemnify (that would give rise to the obligation of the Company to indemnify such person); and (b) to the Knowledge of the Company, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity (“Orders”) against the Company, its Subsidiaries, any of their respective properties, assets or businesses, or, to the Knowledge of the Company, any of the Company’s or its Subsidiaries’ current or former directors (in their capacity as such) or officers or any other person whom the Company or any Subsidiary has agreed to indemnify (that would give rise to the obligation of the Company to indemnify such person), except where such Proceedings or Orders, individually or in the aggregate, would not have a Company Material Adverse Effect.

      SECTION 4.11     [reserved].

      SECTION 4.12     Compliance with Laws; Licenses, Permits and Registrations.

      (a) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances, regulations, judgments, injunctions, orders or consent decrees (including, without limitation, any laws, statutes, ordinances, regulations, judgments, injunctions, orders or consent decrees relating to pollution, protection of human health, safety or the environment (collectively, “Environmental Laws”)), except for any such violations which, individually or in the aggregate, would not have a Company Material Adverse Effect.

      (b) To the Knowledge of the Company, each of the Company and its Subsidiaries has all permits, licenses, approvals, authorizations of and registrations with and under all federal, state, local and foreign laws (including, without limitation, under any Environmental Law), and from all Governmental Entities required by the Company and its Subsidiaries to carry on their respective businesses as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations, individually or in the aggregate, would not have a Company Material Adverse Effect.

      SECTION 4.13     Contracts. Each material lease, license, contract, agreement or other similar obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties may be bound, to the Knowledge of the Company, is valid, binding and enforceable and in full force and effect with respect to the Company or its Subsidiaries and, to the Knowledge of the Company, with respect to the other parties thereto, except where the failure thereof would not have a Company Material Adverse Effect, and there are no existing defaults thereunder with respect to the Company or any of its Subsidiaries or, to the Company’s Knowledge, the other parties thereto, except for those defaults that would not have a Company Material Adverse Effect. Other than any agreement among only the Company and one or more of its wholly-owned Subsidiaries, neither the Company nor any of its Subsidiaries is a party to any agreement that materially limits the ability of the Company or any of its Subsidiaries to compete in or conduct any material line of its business or compete with any person or in any geographic area or during any period of time.

      SECTION 4.14     Properties. To the Knowledge of the Company, the Company and its Subsidiaries own fee simple title to or have a valid leasehold interest in each of their real properties (the “Company Properties”), free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title, and the Company Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, “Property Restrictions”), except for, if any, (i) real estate taxes and special assessments, (ii) inchoate liens imposed for construction work in progress incurred in the ordinary course of business, (iii) real property liens and other encumbrances of record recorded in the appropriate county or counties where the property is located; or (iv) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, that do not (a) materially adversely affect the current use of the property, (b) materially detract from the value of or materially interfere with the current use of the property, or (c) materially detract from the value of or materially interfere with the planned use of any land held for development or properties being developed or expanded.

      SECTION 4.15     Required Vote; Board Approval. The affirmative vote of the holders of a majority of the beneficial interest in the shares of Common Stock outstanding and entitled to vote at the Stockholders’ Meeting (the “Company Stockholder Approval”) is the only vote of any class or series of capital stock of the Company required by law, rule or regulation or the articles of incorporation or the by-laws of the Company to approve this Agreement and the Merger.

      SECTION 4.16     [reserved].

      SECTION 4.17     Finders’ Fees. Except for the Company Financial Advisor, the fees of which will be paid by the Company, in connection with this Agreement, the Merger and the transactions contemplated hereby based upon arrangements made by or on behalf of the Company, no investment banker, broker, finder or other such intermediary has been retained by, or is authorized to act on behalf of, the Company or is entitled to any fee or commission from the Company.

      SECTION 4.18     Opinion of the Company Financial Advisor. The Special Committee and the Company Board have received the Fairness Opinion from the Company Financial Advisor, to the effect that, as of the date of such opinion, the Transaction, including the Merger Consideration, is fair to the Company’s stockholders from a financial point of view. A signed copy of the Fairness Opinion has been delivered to Acquirer. The Company hereby represents and warrants that it has been authorized by the Company Financial Advisor to permit the inclusion of the Fairness Opinion and references thereto in the Proxy Statement. Other than the fee payable to the Company Financial Advisor in connection with the Fairness Opinion, the Closing of the Merger and the reimbursement and indemnification obligations of the Company to the Company Financial Advisor related to the Fairness Opinion, neither the Company nor the Company’s directors has any continuing obligation to the Company Financial Advisor with respect to the transactions contemplated hereby.

      SECTION 4.19     [reserved].

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CENTEX AND ACQUIRER

      Centex and Acquirer represent and warrant to the Company as follows:

      SECTION 5.1     Corporate Existence and Power. Each of Centex and Acquirer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all full corporate power required to conduct its business as presently conducted. Since the date of its incorporation, Acquirer has not engaged in any activities other than in connection with or as contemplated by this Agreement.

      SECTION 5.2     Corporate Authorization; Approvals. Centex and Acquirer each have the requisite corporate power and authority to execute and deliver this Agreement and consummate the Merger. The execution, delivery and performance by Centex and Acquirer of this Agreement and the consummation by Centex and Acquirer of the Merger have been duly authorized by all necessary corporate action and no other corporate action on the part of Centex or Acquirer is necessary to authorize the consummation of the Merger other than approval by the stockholders of Centex of the termination of the Nominee Agreement, which approval will be sought at the Stockholders’ Meeting. This Agreement has been duly and validly executed and delivered by Centex and Acquirer and, assuming that this Agreement constitutes the valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Centex and Acquirer, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally or by general equitable or fiduciary principles.

      SECTION 5.3     Governmental Authorization. The execution, delivery and performance by Centex and Acquirer of this Agreement and the consummation by Centex and Acquirer of the Merger requires no action by or in respect of, or filing with, any Governmental Entity, other than (a) those set forth in clauses (a) through (f) of Section 4.3 and (b) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, have a Centex Material Adverse Effect (the filings and authorizations referred to in clauses (a) and (b) being referred to collectively as the “Centex Required Governmental Consents”).

      As used herein, the term “Centex Material Adverse Effect” shall mean any adverse change, effect, event, occurrence or state of facts resulting in a material adverse change in the ability of Centex to consummate the Merger and other transactions contemplated by this Agreement, which has occurred or would reasonably be expected to occur as a result of any such change, effect, event, occurrence or state of facts.

      SECTION 5.4     Non-Contravention. The execution, delivery and performance by Centex and Acquirer of this Agreement and the consummation by Centex and Acquirer of the Merger do not and will not (a) contravene or conflict with the articles of incorporation or by-laws of Centex or the Acquirer, (b) assuming that all of the Centex Required Governmental Consents are obtained, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Centex or Acquirer, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration (with or without due notice or lapse of time or both) of any right or obligation of Centex or Acquirer or to a loss of any benefit or status to which Centex or Acquirer is entitled under any provision of any agreement, contract or other instrument binding upon Centex or Acquirer or any license, franchise, permit or other similar authorization held by Centex or Acquirer or (d) result in the creation or imposition of any Lien on any asset of the Centex or Acquirer other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate, have a Centex Material Adverse Effect.

      SECTION 5.5     Information in Securities Filings. All documents required to be filed by Centex or Acquirer with the SEC in connection with the Merger, and any information supplied by Centex or Acquirer for inclusion or incorporation by reference in the Proxy Statement and any Other Filings, or any supplement or amendment to any such filings, will not, at the respective times when such are filed with the SEC and/or are first published, given or mailed to the Company’s stockholders, as the case may be, and at the Effective Time, in each case, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this Section 5.5 will not apply to statements or omissions included in any such filings based upon information furnished in writing by or on behalf of the Company.

      SECTION 5.6     Finders’ Fees. There is no investment banker, broker, finder or other intermediary who is entitled to any fee or commission from Centex or any of its affiliates in connection with the Merger and the transactions contemplated hereby based upon arrangements made by or on behalf of Centex or Acquirer.

ARTICLE VI

COVENANTS

      SECTION 6.1     Conduct of Business of the Company. Except as expressly provided in this Agreement or except with the prior consent of Centex from the date of this Agreement to the Effective Time or the earlier termination of this Agreement, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted or proposed to be conducted and use all reasonable efforts to preserve intact its current business organization, and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition, and without limiting the generality of the foregoing, until the Effective Time or the earlier termination of this Agreement the Company will not, and will not permit any of its Subsidiaries to, without the prior consent of Centex:

      (a) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or other securities;

      (b) split, combine, recapitalize or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

      (c) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

      (d) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock or other securities of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights);

      (e) amend its certificate or articles of incorporation, by-laws or other comparable organizational documents;

      (f) adopt resolutions providing for or authorizing a liquidation or a dissolution, except as part of a Transaction Proposal (as defined in Section 6.3 below); or

      (g) authorize any of, or commit or agree to take any of, the foregoing actions.

      SECTION 6.2     Indemnification and Insurance.

      (a) From and after the Effective Time for six (6) years, Centex and the Surviving Corporation shall indemnify each present and former director and officer of the Company, including without limitation members of the Special Committee (“Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, penalties or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law, and shall, in connection with defending against any action for which indemnification is available hereunder, either advance expenses to, or promptly reimburse such Indemnified Parties from time to time upon receipt of sufficient supporting documentation, for any reasonable costs and expenses reasonably incurred by such Indemnified Parties; provided that such advancement or reimbursement shall be conditioned upon such Indemnified Parties’ agreement promptly to return such amounts if (i) a court of competent jurisdiction through a final nonappealable order shall ultimately determine that indemnification of such Indemnified Parties is prohibited by applicable law, and (ii) Centex and the Surviving Corporation have made commercially reasonable good faith efforts to collect such expenses under the officers’ and directors’ liability insurance required by Section 6.2(c), and such efforts are not successful. The foregoing rights shall be in addition to any rights to which any Indemnified Party may be entitled by reason of the by-laws or articles of incorporation of the Company or any of its Subsidiaries, any contract and/or any applicable law.

      (b) All rights to indemnification and all limitations on liability existing in favor of any Indemnified Parties as provided in the Company’s and 3333 Development Corporation’s articles of incorporation and bylaws, as in effect as of the date hereof, to the extent relating to acts or omissions occurring prior to the

Effective Time, shall continue in full force and effect in accordance with their terms from and after the Effective Time. The articles of incorporation and bylaws of the Surviving Corporation following the Effective Time shall contain the provisions with respect to indemnification and limitations on liability set forth in the Company’s articles of incorporation and bylaws on the date hereof, which provisions, to the extent relating to acts or omissions occurring on or prior to the Effective time, shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless, and only to the extent, such modification is required by applicable law.

      (c) For six (6) years after the Effective Time, Centex shall provide officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms and with respect to coverage and amount not less favorable than those of such policy in effect on the date hereof (whether through existing policies (and extensions thereof) or other policies obtained for Centex generally). For the period after the date that is six (6) years after the Effective Time, Centex shall provide to each person currently covered by the Company’s officers’ and directors’ liability insurance policy not less than the same officers’ and directors’ liability insurance coverage in respect of acts or omissions occurring prior to the Effective Time as Centex provides with respect to former directors and officers of Centex generally.

      (d) The obligations of Centex and the Surviving Corporation under this Section 6.2 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section applies without the written consent of such affected Indemnified Party, it is being expressly agreed that this Section 6.2 shall survive the termination of this Agreement. The rights of each Indemnified Party under this Section 6.2 shall be in addition to any rights such Person may have under the Company’s or 3333 Development Corporation’s articles of incorporation and bylaws, or under the NRS or any other applicable law or under any agreement of any Indemnified Party with the Company or 3333 Development Corporation. All rights to indemnification and all limitations on liability existing in favor of any Indemnified Party as provided in an agreement between any Indemnified Party and the Company or 3333 Development Corporation as in effect as of the date hereof shall continue in full force and effect in accordance with their terms after the Effective Time.

      (e) If the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or the surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its assets or capital stock to any Person, then, and in each such case, proper provision shall be made with respect to the obligations set forth in this Section 6.2 so that such obligations of the Surviving Corporation are performed in accordance with their terms in such event.

      SECTION 6.3     Other Proposals.

      (a) From and after the date of this Agreement until the termination of this Agreement, neither the Company, any of its Subsidiaries, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries or affiliates) (collectively, “Responsible Parties”) will directly or indirectly initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Transaction Proposal, or enter into or maintain or continue discussions or negotiate with any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity (“Person”) in furtherance of such inquiries or to obtain a Transaction Proposal or agree to or endorse any Transaction Proposal or authorize or permit any Responsible Party to take any such action; provided, however, that nothing contained in this Agreement shall prohibit the Company Board or the Special Committee from, prior to the Stockholders’ Meeting, but subject to compliance with the remaining provisions of this Section 6.3: (i) furnishing information (other than any non-public information relating to the terms or structure of the transactions contemplated hereby) to or entering into discussions or negotiations with any Person that makes a bona fide Transaction Proposal which was not directly or indirectly solicited in violation of this Section 6.3 only to the extent that: (1) the Company Board or Special Committee, after consultation with its financial advisors and after receipt of advice from outside legal counsel, determines in good faith that such action is necessary for the Board to comply with its fiduciary duties to stockholders under applicable law and (2) prior to taking such action the Company provides prompt notice to Acquirer to the effect that it is furnishing such information to or entering into discussions or negotiations with such Person and receives from such Person an executed confidentiality agreement; (ii) failing to make or withdrawing or modifying its recommendation referred to in Section 1.11 if there exists a Transaction Proposal and the Company Board or Special Committee, after consultation with its financial advisors and after receipt of advice from outside legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to stockholders under applicable law in connection with such Transaction Proposal; or (iii) making to the Company’s stockholders any recommendation and related filing with the SEC as required by Rule 14e-2 and 14d-9 under the Exchange Act, with respect to any Transaction Proposal, or taking any other legally required action with respect to such Transaction Proposal (including, without limitation, the making of public disclosures as may be necessary or reasonably advisable under applicable securities laws) if the Company Board or the Special Committee, after consultation with their financial advisors and receipt of advice from independent outside legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to stockholders under applicable law. Consistent with the foregoing provisions of this Section 6.3, the Company shall immediately cease and terminate any currently existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Person conducted heretofore by the Company or any Responsible Parties with respect to the foregoing. The Company agrees not to release any third party from, or waive any provisions of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, a Transaction Proposal. In the event of an exercise of the Company’s or the Board of Director’s rights under clauses (i), (ii) or (iii) above and subject to compliance with this Section 6.3, notwithstanding anything contained in this Agreement to the contrary, such exercise of rights shall not constitute a breach of this Agreement by the Company.

      For purposes of this Agreement “Transaction Proposal” shall mean any of the following (other than the transactions between the Company, Acquirer and Centex contemplated by this Agreement) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) except in the ordinary course of business, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for, or the acquisition of (or right to acquire) “beneficial ownership” by any person, “group” or entity (as such terms are defined under Section 13(d) of the Exchange Act), of 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing or recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries.

      (b) Prior to the Company Board or Special Committee withdrawing or modifying its approval or recommendation of this Agreement or the Merger, or approving or recommending a Transaction Proposal, or entering into an agreement with respect to a Transaction Proposal, the Company shall provide Acquirer with a written notice (a “Notice of Transaction Proposal”) advising Acquirer of the Transaction Proposal, specifying the material terms and conditions of such Transaction Proposal, identifying the person making such Transaction Proposal, and specifying that the Company Board or Special Committee has reasonably determined that such Transaction Proposal, if consummated, would constitute a Superior Transaction; provided, however, that neither the Company nor any Subsidiary shall enter into an agreement with respect to a Superior Transaction until 72 hours after the Notice of Transaction Proposal with respect to a given Transaction Proposal was received by Acquirer.

      For purposes of this Agreement, “Superior Transaction” means a Transaction Proposal made in writing by a Third Party (a) that provides for (i) a Transaction Proposal that would substitute for the Merger and the CDC Merger, and (ii) (1) the repayment (as a condition to the closing of such transaction) by the Company or its designee of all sums owed by the Company and its subsidiaries (including CDC) to Centex and its subsidiaries (other than CDC), including debt, unpaid distributions and capital, (2) the release of Centex and its subsidiaries (other than CDC) from guarantees and other credit enhancements for the Company and its subsidiaries, and (3) the termination of the Nominee Agreement on terms acceptable to Centex in its sole and absolute discretion, and (b) the terms and conditions of which (including the amount and value of the consideration to be received) are reasonably determined by the Company Board or the Special Committee to be, when taken in their entirety, more favorable to the Company for the holders of the beneficial interest in the Common Stock than the terms and conditions set forth in this Agreement (or the terms of an offer of Acquirer, if any, made to the Company in response to a Notice of Transaction Proposal).

      For purposes of this Agreement, “Third Party” means a Person who is not Centex or its subsidiaries.

      SECTION 6.4     Public Announcements. Neither Acquirer nor Centex, on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the Merger, without the other party’s prior consent, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with, or rule of, NYSE or LSE and, in any event, to the extent practicable, Centex, Acquirer and the Company will consult with each other before issuing, and provide each other with the opportunity to review and comment upon, any such press release or other public statements with respect to the Merger. The parties agree that the initial press release or releases to be issued with respect to the Merger shall be mutually agreed upon prior to the issuance thereof.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

      SECTION 7.1     Conditions to Each Party’s Obligation. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

      (a) A proposal to adopt this Agreement and thereby approve the Merger shall have been approved by the holders of a majority of the beneficial interest in the shares of Common Stock outstanding and entitled to vote thereon at the Stockholders’ Meeting.

      (b) A proposal to terminate the Nominee Agreement shall have been approved by the holders of a majority of the shares of Centex Common Stock present in person or by proxy and entitled to vote thereon at a meeting of the Centex stockholders.

      (c) All conditions to the merger (the “CDC Merger”) set forth in the Agreement and Plan of Merger among CDC, Centex and Centex Development Acquisition, L.P. dated of even date herewith shall have been satisfied or waived;

      (d) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained, except those that would not reasonably be expected to have a material adverse effect on any party’s ability to consummate the transactions contemplated by this Agreement; and

      (e) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the consummation of the Merger shall be in effect.

      SECTION 7.2     Conditions to Acquirer’s and Centex’s Obligation. The obligation of Acquirer and Centex to effect the Merger is subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

      (a) The representations and warranties of the Company contained in this Agreement (i) shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of the Closing Date, in each case except as contemplated or permitted by this Agreement and (ii) with respect to any representations or warranties not qualified by “Company Material Adverse Effect,” unless the inaccuracies under such representations and warranties not so qualified, taken together in their entirety, do not in the aggregate result in a Company Material Adverse Effect;

      (b) The Company shall have performed in all material respects the obligations required to be performed by it under the Agreement at or prior to the Closing Date;

      (c) There shall have occurred or taken place no adverse change, effect, event, occurrence or state of facts (i) affecting the financial condition, business, assets, properties, operations or results of operations of the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole, or (ii) which would prevent or materially impair the Company from consummating the Merger, which has occurred or would reasonably be expected to occur as a result of any such change, effect, event, occurrence or state of facts, excluding in each case (1) changes resulting from the announcement of the transactions described in this Agreement or the identity of Centex or Acquirer or from the performance of this Agreement and compliance with the covenants set forth herein and (2) any actions required under this Agreement to obtain any approval or authorization under applicable antitrust or competition laws for the consummation of the Merger;

      (d) The holders of the Common Stock shall not have any dissenters’ rights or rights of appraisal as a result of the Merger and shall be entitled to receive only the Merger Consideration; and

      (e) All actions necessary to render inapplicable any “fair price,” “moratorium,” “control share,” “business combination,” “shareholder protection” or similar or other anti-takeover statute or regulation (including, without limitation, Sections 78.378 through 78.3793 and Sections 78.411 through 78.444 of the NRS) to Acquirer’s acquisition of beneficial ownership of Common Stock pursuant to the Merger or to the execution, delivery or performance of this Agreement shall have been taken. No other state takeover or similar statute or regulation in any jurisdiction in which the Company or any of its Subsidiaries do business applies or purports to apply to the Merger or this Agreement.

      SECTION 7.3     Conditions to the Company’s Obligation. The obligation of the Company to effect the Merger is subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

      (a) The representations and warranties of Centex and Acquirer contained in this Agreement (i) shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of the Closing Date, in each case except as contemplated or permitted by this Agreement and (ii) with respect to any representations or warranties not qualified by “Centex Material Adverse Effect,” unless the inaccuracies under such representations and warranties not so qualified, taken together in their entirety, do not in the aggregate result in a Centex Material Adverse Effect;

      (b) Centex and Acquirer shall have each performed in all material respects the obligations required to be performed by it under the Agreement at or prior to the Closing Date;

      (c) Centex shall provide to the directors of the Company indemnification contracts executed by Centex containing indemnification provisions substantially the same as those set forth in Section 6.2(a); and

      (d) The Fairness Opinion shall not have been withdrawn or adversely modified by the Company Financial Advisor.

ARTICLE VIII

TERMINATION; AMENDMENT; WAIVER

      SECTION 8.1     Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the stockholders of the Company, but prior to the Effective Time:

      (a) by mutual written consent of each of Acquirer and the Company; or

      (b) by either Acquirer or the Company,

(i) if any court of competent jurisdiction in the United States or other United States or State governmental body shall have issued an order, decree or ruling or taken any other action restraining, or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

(ii) if the Merger shall not have occurred by March 31, 2004, unless the failure to consummate the Merger is the result of a material breach or failure to perform in any material respect of any covenant or other agreement contained in this Agreement by the party purporting to terminate this Agreement; or

      (c) by the Company,

(i) substantially concurrently with its approval of a Transaction Proposal; provided that the Company has complied with all provisions of this Agreement, including the notice provisions herein, and that it pays the Expenses as provided by and defined in Section 9.10 hereof; or

(ii) in the event of a material breach or failure to perform in any material respect by Centex or Acquirer of any covenant or other agreement contained in this Agreement or in the event of a material breach of any representation or warranty of Centex or Acquirer in each case which cannot be or has not been cured within 15 days after the giving of written notice to Centex or Acquirer, and, with respect to any representations or warranties not qualified by “Centex Material Adverse Effect,” unless the inaccuracies under such representations and warranties not so qualified, taken as a whole in their entirety, do not in the aggregate result in a Centex Material Adverse Effect; or

      (d) by Acquirer,

(i) if the Company (1) enters into a definitive agreement or agreement in principle with any Person with respect to a Transaction Proposal or (2) withdraws or adversely modifies its approval of or recommendation of the Merger following the public announcement of a Transaction Proposal; or

(ii) in the event of a material breach or failure to perform in any material respect by the Company of any covenant or other agreement contained in this Agreement or in the event of a material breach of any representation or warranty of the Company in each case which cannot be or has not been cured within 15 days after the giving of written notice to the Company, and, with respect to any representations or warranties not qualified by “Company Material Adverse Effect,” unless the inaccuracies under such representations and warranties not so qualified, taken as a whole in their entirety, do not in the aggregate result in a Company Material Adverse Effect.

      SECTION 8.2     Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall be void and have no effect (except pursuant to Section 6.3, which shall survive such termination), with no liability on the part of any party hereto or its affiliates, directors, officers or stockholders.

      SECTION 8.3     Amendment. Any provision of this Agreement may be amended or waived prior to the Effective Time (whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Centex and Acquirer or, in the case of a waiver, by the party against whom such waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no amendment shall become effective without a vote of the stockholders approving such amendment if such stockholder vote is required by applicable law in order to effect the proposed amendment.

      SECTION 8.4     Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein, except as otherwise provided by law and except that the provisions of Section 6.2 hereof shall not be waived. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing on behalf of such party, and if such extension or waiver has been approved by a majority of the members of the Special Committee.

ARTICLE IX

MISCELLANEOUS

      SECTION 9.1     Nonsurvival of Representations, Warranties and Agreements.

      (a) None of the representations, warranties and agreements made herein shall survive beyond the Effective Time, except for the agreements set forth in Sections 3.2 and 6.2, and all such representations, warranties and agreements will be extinguished upon consummation of the Merger and none of the Company, Centex and Acquirer, nor any officer, director or employee or stockholder thereof shall be under any liability whatsoever with respect to any such representation, warranty or agreement after such time.

      (b) Each of the parties is a sophisticated person or legal entity that was advised by knowledgeable counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, each of the parties hereby acknowledges that (i) no party has relied or will rely upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Agreement and (ii) there are no representations or warranties by or on behalf of any party hereto or any of its respective affiliates or representatives other than those expressly set forth herein, which representations and warranties shall not survive the Effective Time.

      SECTION 9.2     Entire Agreement; Assignment. This Agreement and the agreements specifically contemplated hereby or referenced herein (a) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided that Acquirer may assign its rights and obligations to any wholly owned, direct or indirect subsidiary of Centex, but no such assignment shall relieve Acquirer of its obligations hereunder if such assignee does not perform such obligations. Except as expressly provided in this Agreement, nothing contained in this Agreement, express or implied, is intended to amend, modify, revise, supplement, terminate, supersede, cancel, or waive any provision of, any contract or agreement between or among any of the parties to this Agreement, including, without limitation, the Nominee Agreement (as amended by the contemplated amendment thereto).

      SECTION 9.3     Validity. The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      SECTION 9.4     Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or at such other addresses as shall be specified by the parties by like notice.

      If to Centex or Acquirer:

c/o Centex Corporation
2728 North Harwood
Dallas, Texas 75201
Fax No.: (214) 981-6859
Attention: Chief Executive Officer

      with a copy to (such copy not to constitute notice):

Thompson & Knight LLP
1700 Pacific Ave., Suite 3300
Dallas, Texas 75201
Fax No.: (214) 969-1751
Attention: James R. Peacock III

      If to the Company:

3333 Holding Corporation
2728 North Harwood
Dallas, Texas 75201
Fax No.: (214) 981-6559
Attention: President

      with a copy to:

The Special Committee of the Board of Directors
c/o Roger West
3333 Holding Corporation
2728 North Harwood
Dallas, Texas 75201
Fax No.: (214) 981-6559

      with a copy to (such copy not to constitute notice):

Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201
Fax No.: (214) 969-4343
Attention: Terry M. Schpok, P.C.

      SECTION 9.5     Defined Terms. The following terms have the meanings assigned to them in the provisions of this Agreement referred to in the table below:

Term	Section

Acquirer	Preamble
Agreement	Preamble
Articles of Merger	Section 1.3
CDC	Section 1.8(b)
CDC Merger	Section 7.1(c)
Centex	Preamble
Centex Common Stock	Recitals
Centex Material Adverse Effect	Section 5.3
Centex Required Governmental Consents	Section 5.3
Centex Warrants	Section 1.9
Closing	Section 1.2
Closing Date	Section 1.2

Term	Section

Common Stock	Recitals
Company	Preamble
Company Board	Section 1.11
Company Financial Advisor	Recitals
Company Material Adverse Effect	Section 4.1
Company Properties	Section 4.14(a)
Company Required Governmental Consents	Section 4.3
Company Stockholder Approval	Section 4.15
Constituent Corporations	Section 1.1
Costs	Section 6.2
Effective Time	Section 1.3
Environmental Laws	Section 4.12(a)
Exchange Act	Section 2.1(a)
Expenses	Section 9.10(a)
Fairness Opinion	Recitals
GAAP	Section 4.7
Governmental Entity	Section 4.3
Indemnified Parties	Section 6.2
Knowledge	Section 1.6
Lien	Section 4.4
LSE	Section 4.3
Merger	Recitals
Merger Consideration	Section 1.8(d)
Nominee	Recitals
Nominee Agreement	Section 1.8(b)
Notice of Transaction Proposal	Section 6.3(b)
NRS	Recitals
NYSE	Section 4.3
Orders	Section 4.10
Other Filings	Section 2.1(a)
Past SEC Documents	Section 4.7
Paying Agent	Section 3.2(a)
Person	Section 6.3(a)
Proceedings	Section 4.10
Property Restrictions	Section 4.14(a)
Proxy Statement	Section 2.1(a)
Responsible Parties	Section 6.3(a)
SEC	Section 2.1(a)
Secretary	Section 1.3
Securities Act	Section 4.3
Special Committee	Recitals
Stockholders’ Meeting	Section 2.2
Subsidiary	Section 1.6
Superior Transaction	Section 6.3(b)

Term	Section

Surviving Corporation	Section 1.1
Third Party	Section 6.3(b)
Transaction	Schedule 1
Transaction Proposal	Section 6.3(a)

      SECTION 9.6     Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      SECTION 9.7     Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      SECTION 9.8     Parties in Interest. This Agreement shall be binding upon, and inure solely to the benefit of, each party hereto, and nothing contained in this Agreement, express or implied, is intended to create any duties or obligations to any Person (other than a party hereto) not in existence on the date hereof, or to confer upon any other Person (other than a party hereto) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as expressly provided in Sections 3.2 and 6.2 (which are intended to be for the benefit of the persons referred to therein and may be enforced by such persons). The Indemnified Parties, which include the Company’s officers and directors, are intended to be third party beneficiaries of the provisions of Section 6.2 relating to Indemnification and Insurance.

      SECTION 9.9     Counterparts. This Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      SECTION 9.10     Expenses.

      (a) If any person (other than Acquirer or any of its affiliates) shall have made, proposed, communicated or disclosed a Transaction Proposal in a manner which is or otherwise becomes public and this Agreement is terminated pursuant to Section 8.1(c)(i), then the Company shall, simultaneously with such termination of this Agreement, pay Purchaser in same day funds all reasonable documented out-of-pocket costs, fees and expenses of Centex and Acquirer incurred on or after April 1, 2003, related to the Merger, this Agreement, and the transactions contemplated hereby and thereby (including, without limitation, printing fees, filing fees and reasonable fees and expenses of legal and financial advisors) (collectively the “Expenses”). Further, if this Agreement is terminated pursuant to Section 8.1(d)(i) or (ii), then the Company shall, simultaneously with such termination of this Agreement, pay Acquirer in same day funds the Expenses. Notwithstanding the foregoing, in no event shall the Expenses paid pursuant to this Section 9.10 exceed $50,000.

      (b) The Company agrees that the agreements contained in Section 9.10(a) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If the Company fails to promptly pay to Acquirer any of the amounts due under Section 9.10(a), the Company shall pay the reasonable costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment thereof, together with interest on the amount of any unpaid Expenses at the annual rate of four percent above the publicly announced prime rate of Bank of America, N.A. (or, if lower, the maximum rate permitted by law) from the date such Expenses were required to be paid by the Company to the date of payment.

      (c) Except as provided otherwise in paragraphs (a) and (b) above, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the Acquirer shall pay all costs and expenses (i) in connection with printing and mailing the Proxy Statement and soliciting proxies, (ii) in connection with printing and mailing any Other Filings and (iii) of obtaining any consents of any third party.

      SECTION 9.11     Specific Performance. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Agreement, then any other party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

[signatures appear on following page]

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

3333 HOLDING CORPORATION

By:	/s/ STEPHEN M. WEINBERG

Name: Stephen M. Weinberg
Title: President and Chief Executive Officer

CENTEX CORPORATION

By:	/s/ RAYMOND G. SMERGE

Name: Raymond G. Smerge
Title: Executive Vice President, Chief Legal Officer and Secretary

3333 ACQUISITION CORP.

By:	/s/ RAYMOND G. SMERGE

Name: Raymond G. Smerge
Title: Executive Vice President and Secretary

SCHEDULE 1

      As used in this Agreement, the term “Transaction” shall mean a series of transactions that will result in the elimination of the arrangement by which the beneficial interests in the Common Stock and in the warrants to purchase Class B Units of limited partnership interest in CDC trade in tandem with the common stock of Centex, including:

      (a) the Merger;

      (b) the CDC Merger, which is a merger of Centex Development Acquisition, L.P., a new indirect partnership subsidiary of Centex, with and into CDC with CDC being the surviving entity and indirectly owned by Centex. Pursuant to the CDC Merger, the warrants to purchase Class B Units of limited partnership interest in CDC will be cancelled, with the payment to the holders of the beneficial interest in the warrants (other than warrants held by Centex) of an amount that is equal to $.01 per share of Centex common stock; and

      (c) the amendment and termination of the Nominee Agreement between Centex, Holding, CDC and Mellon Investor Services LLC, as successor nominee and transfer agent.

Appendix B

November 17, 2003

The Boards of Directors

Joint Special Committee of the Board of Directors
3333 Holding Corporation
3333 Development Corporation
2728 North Harwood
Dallas, TX 75201-1516

Gentlemen:

We understand that (i) 3333 Holding Corporation (the “Company”) is considering entering into an Agreement and Plan of Merger among the Company, Centex Corporation (“Centex”) and 3333 Acquisition Corp. (the “Company Acquirer”) pursuant to which the Company Acquirer will be merged with and into the Company, (ii) the Company’s wholly-owned subsidiary, 3333 Development Corporation (the “Subsidiary”), as general partner of Centex Development Company, L.P. (the “Partnership”), is considering entering into an Agreement and Plan of Merger among the Partnership, the Subsidiary, Centex, Centex Development Acquisition, L.P. (the “Partnership Acquirer”) and Centex Homes, whereby the Partnership Acquirer will be merged with and into the Partnership and (iii) the Company and the Partnership are considering the termination of a Nominee Agreement among the Company, the Partnership, Centex and Mellon Investor Services LLC (collectively, the “Transaction”). It is our understanding that the Boards of Directors of the Company and Subsidiary have formed a joint special committee (the “Committee”) to consider certain matters relating to the Transaction.

You have requested our opinion (the “Opinion”) as to the matters set forth below. The Opinion does not address the Company’s underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the following Joint SEC filings of Centex, the Company, and the Partnership:

•	Form 10-K for the fiscal year ended March 31, 2003,

•	Form 10-Q for the quarter ended September 30, 2003, which the Company’s management has identified as containing the most current financial statements available; and

•	draft of Form 8-K relating to the Transaction.

2.	reviewed copies of the following agreements:

•	Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date;

•	Warrant Agreement, dated November 30, 1987, by and between the Partnership and Centex relating to the Warrants (as hereinafter defined);

•	Nominee Agreement (the “Nominee Agreement”), dated November 30, 1987, by and between Centex, the Company, the Partnership and a Nominee, as amended to date;

•	Amended and Restated Services Agreement, dated as of April 1, 2001, by and between Holdings and Centex Service Company;

•	Amended and Restated Services Agreement, dated as of April 1, 2001, by and between the Partnership and Holding; and

The Boards of Directors
Joint Special Committee of the Board of Directors
3333 Holding Corporation
3333 Development Corporation
November 17, 2003

•	Management Agreement, dated as of April 1, 2001, by and between Centex Homes and the Partnership.

3.	reviewed the draft, dated November 14, 2003, of the Joint Preliminary Proxy Statement of Centex and the Company;

4.	met with certain members of the senior management of the Company and the Partnership to discuss the operations, financial condition, future prospects and projected operations and performance of the Company and the Partnership and to discuss certain matters relating to the Transaction;

5.	visited certain business offices of the Company and the Partnership in Dallas, Texas;

6.	reviewed forecasts and projections prepared by the Partnership’s management with respect to the Partnership for the years ending March 31, 2004 through 2008;

7.	reviewed other information, including sales contracts, furnished by the Partnership’s management, relating to certain assets of the Partnership;

8.	reviewed the historical market prices and trading volume for Centex’s publicly traded securities;

9.	reviewed certain other publicly available financial data for certain companies that we deem comparable to the Partnership’s homebuilding business;

10.	reviewed drafts, dated November 13, 2003, of certain documents to be delivered in connection with the Transaction including the following:

•	Agreement and Plan of Merger among the Partnership, the Subsidiary, Centex, the Partnership Acquirer, and Centex Homes;

•	Agreement and Plan of Merger among the Company, Centex, and the Company Acquirer; and

•	Amendment to Nominee Agreement by and between Centex, the Company, the Partnership and the Nominee.

11.	conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company and the Partnership, and that there has been no material change in the assets, financial condition, business of the Company or the Partnership since the date of the most recent financial statements made available to us. It is our understanding that the Company has no material assets or liabilities other than the general partner interest in the Partnership held by the Subsidiary.

Furthermore, it is our understanding that (i) the stockholders of Centex hold the common stock of the Company (the “Public Stockholders”), (ii) Centex indirectly holds 100% of the Partnership’s Class A and Class C limited partnership units, which are collectively convertible into 20% of the Partnership’s Class B limited partnership units (“Class B Units”), (iii) the stockholders of Centex hold warrants (the “Warrants”) to purchase Class B Units (the “Public Warrant Holders”), (iv) the common stock of the Company and the Warrants are held through nominee arrangements and the beneficial interest trades in tandem with the common stock of Centex and cannot be separated from the common stock of Centex until 2007 without the consent of Centex and (v) the Warrants may not be exercised at the present time. The Public Stockholders and the Public Warrant Holders are identical and collectively are the beneficial

The Boards of Directors
Joint Special Committee of the Board of Directors
3333 Holding Corporation
3333 Development Corporation
November 17, 2003

owners of all of the equity value in the Company and the Partnership before and after the consummation of the Transaction.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company or the Partnership and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company or the Partnership. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter. You may include this Opinion in its entirety on any proxy statement, information statement or other filing with the Securities and Exchange Commission required to be circulated to the Public Stockholders and Public Warrant Holders in connection with the Transaction.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction including the merger consideration of $0.01 per share of Centex common stock to be paid to the Public Stockholders and $0.01 per share of Centex common stock to be paid to the Public Warrant Holders, is fair, from a financial point of view, to the Public Stockholders of the Company and the Public Warrant Holders of the Partnership.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Preliminary Copy, Subject to Completion

CENTEX CORPORATION

The Board of Directors recommends that you vote FOR Items 1 and 2.

		FOR	AGAINST	ABSTAIN
1.	Approval to amend the Restated Articles of Incorporation.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	Approval to terminate the Nominee Agreement.	☐	☐	☐
3.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

ELECTRONIC CONSENT (see below)*	☐

Signature	Signature	Date

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 and, in the discretion of the named proxies, upon such other business as may properly come before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

You may vote and submit your proxy at 1-800-435-6710 or http://www.eproxy.com/ctx through 11:00 PM Eastern Time the day prior to special meeting day.
*	By checking the electronic consent box above, I consent to future delivery of internal reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery such as usage and telephone charges as well as any costs I may incur in printing documents will be my responsibility.

Δ FOLD AND DETACH HERE Δ

Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11 PM Eastern Time the day prior to special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http:/www.eproxy.com/ctx		Telephone: 1-800-435-6710
Use the Internet to vote your proxies. Have your proxy cards in hand when you access the web site. You will be prompted to enter your control numbers, located in the box above and below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxies. Have your proxy cards in hand when you call. You will be prompted to enter your control numbers, located in the box above and below, and then follow the directions given.	OR	Mail Mark, sign and date your proxy cards and return them in the enclosed postage-paid envelope.

If you vote you proxies by Internet or by telephone, you do NOT need to mail back your proxy cards.

Δ FOLD AND DETACH HERE Δ

Preliminary Copy, Subject to Completion

3333 HOLDING CORPORATION

     The Board of Directors recommends that you vote FOR Item 1.

		FOR	AGAINST	ABSTAIN
1.	Approval of the Transaction, including approval of the related merger agreement for the Holding Merger.	☐	☐	☐
2.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

ELECTRONIC CONSENT (see below)*	☐

Signature	Signature	Date

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 and, in the discretion of the named proxies, upon such other business as may properly come before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

You may vote and submit your proxy at 1-800-435-6710 or http://www.eproxy.com/ctx through 11:00 PM Eastern Time the day prior to special meeting day.
*	By checking the electronic consent box above, I consent to future delivery of internal reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery such as usage and telephone charges as well as any costs I may incur in printing documents will be my responsibility.

CENTEX CORPORATION
This PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Special Meeting of Stockholders – February                    , 2004

The undersigned hereby appoints Laurence E. Hirsch and Timothy R. Eller (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Special Meeting of Stockholders of Centex Corporation (“Centex”) to be held February                    , 2004, or any adjournment thereof, all shares of Common Stock of Centex registered in the name of the undersigned at the close of business on January                    , 2004.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.

By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Special Meeting and Proxy Statement for the
February     , 2004 Special Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

If you vote your proxies by Internet or telephone, you do NOT need to mail back your proxy cards.

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

Proxies are being separately solicited by the Board of Directors of Centex Corporation and
3333 Holding Corporation. To ensure representation of your shares at the special meetings of
BOTH companies, you must vote and submit both proxies by telephone, over the Internet, or by marking and returning BOTH proxy cards in the enclosed envelope.
PLEASE TEAR OFF AND DISCARD THIS STUB.

Δ FOLD AND DETACH HERE Δ

3333 HOLDING CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Special Meeting of Stockholders – February                    , 2004

The undersigned hereby appoints Roger O. West and Stephen M. Weinberg (acting unanimously or, if only one be present, by that one alone) and each of them proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Special Meeting of Stockholders of 3333 Holding Corporation (“Holding”) to be held February                    , 2004, or any adjournment thereof, all the beneficial interest of the undersigned in that portion of the 1,000 shares (the “Shares”) of Common Stock of Holding registered in the name of Mellon Investor Services LLC (the “Nominee”) pursuant to that certain Nominee Agreement dated November 30 1987, as amended, by and among Holding, Centex Corporation (“Centex”), Centex Development Company, L.P., and the Nominee, at the close of business on
January     , 2004 (the “Record Date”) that the total number of shares of Common Stock of Centex held by the undersigned on the Record Date (being the number of shares shown on this proxy beside the name of the undersigned) bears to the total number of shares of Centex Common Stock outstanding on the Record Date.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEM 1. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 2.

By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Special Meeting and Proxy Statement for the
February     , 2004 Special Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

If you vote your proxies by Internet or telephone, you do NOT need to mail back your proxy cards.

Address Change/Comments (Mark the corresponding box on the reverse side)